                                                    Filed Pursuant to Rule 424B5
                                                    Registration No. 333-22681

           Prospectus Supplement To Prospectus dated October 29, 2001

                    Sequoia Mortgage Funding Company 2002-A

                                   $82,643,000
                                  (Approximate)

                                   Bond Issuer

                Collateralized MBS Funding Bonds, Series 2002-A

The Bond Issuer:

   o is a Delaware business trust formed pursuant to a trust agreement between Sequoia Mortgage Funding Corporation, as depositor, and Wilmington Trust Company, as owner trustee.

   o will issue two classes of senior bonds for sale by this prospectus supplement.

The Trust's Assets:

   o will consist primarily of two pools of mortgage-backed securities, in aggregate evidencing interests in (or the mortgage-backed debt of) 17 underlying trusts (or trust estates), the assets of which consist primarily of conventional, adjustable rate, first lien, residential mortgage loans.

Each Class of Bonds:

   o will be primarily secured by a separate pool of mortgage-backed securities. The assets of one pool will not be used to pay principal and interest on the unrelated class of bonds, except in certain limited circumstances described herein.

   o will pay interest (based on one-month LIBOR) and principal monthly on the third business day after the 25th day (or if the 25th day is not a business day, the following business day) of each month, commencing in May 2002.

Credit Enhancement will consist of:
    o Excess Interest;
    o Overcollateralization; and
    o Limited Cross-Collateralization

each to the extent described in this prospectus supplement.

   The bonds offered by this prospectus supplement will be purchased by Greenwich Capital Markets, Inc., as underwriter, from the bond issuer, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to the bond issuer from the sale of the bonds will be approximately 99.81% of their initial principal balance, before deducting expenses.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the bonds or determined this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

   On or about April 30, 2002, delivery of the bonds offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System.

GREENWICH CAPITAL
--------------------------------------------------------------------------------
--------------------

April 29, 2002

--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-9 of this prospectus supplement.

The bonds are redeemable only under the circumstances described in this prospectus supplement.

The bonds represent debt of the trust secured solely by mortgage-backed securities held by the trust. The bonds do not represent an interest in, or an obligation of, the owner trustee, the bond trustee, the manager, the seller, the depositor or any of their respective affiliates.
--------------------------------------------------------------------------------

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


   We tell you about the bonds in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to this series of bonds, and (2) this prospectus supplement, which describes the specific terms of this series of bonds and may be different from the information in the prospectus.

   If the terms of this series of bonds and any other information contained herein vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

   We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

   You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Certain Definitions" beginning on page S-51 in this prospectus supplement.

   Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the bonds and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the bonds will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

   Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

     Woolworth Building                      Chicago Regional Office
     233 Broadway                            Citicorp Center
     New York, New York 10279                500 West Madison Street, Suite 1400
                                             Chicago, Illinois 60661

   Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

   This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC (Registration No. 333-22681). You may request a free copy of any of the above filings by writing or calling:

                      Sequoia Mortgage Funding Corporation
                         591 Redwood Highway, Suite 3120
                              Mill Valley, CA 94941
                                 (415) 389-7373

   You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

                                TABLE OF CONTENTS

                              Prospectus Supplement


                                                                            Page
                                                                            ----
WHERE YOU CAN FIND MORE INFORMATION .....................................   S-ii
SUMMARY .................................................................    S-1
RISK FACTORS ............................................................    S-9
THE BOND ISSUER .........................................................   S-17
SECURITY FOR THE BONDS ..................................................   S-18
DESCRIPTION OF THE BONDS ................................................   S-20
 General ................................................................   S-20
 Book-Entry Registration and Definitive Bonds ...........................   S-21
 Priority of Payments ...................................................   S-24
 Payments of Interest ...................................................   S-28
 Payments of Principal ..................................................   S-29
 Overcollateralization ..................................................   S-30
 Limited Cross-Collateralization Provisions .............................   S-30
 Remedies Upon Default ..................................................   S-31
 Reports to Bondholders .................................................   S-32
 Stated Maturity ........................................................   S-34
 Optional Redemption of the Bonds .......................................   S-34
 Optional Clean-Up Redemption of the Bonds ..............................   S-34
 The Bond Trustee .......................................................   S-34
 Voting .................................................................   S-35
 Amendment ..............................................................   S-35
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE .............................   S-36
 General ................................................................   S-36
 Weighted Average Lives .................................................   S-37
 CPR Model ..............................................................   S-37
 Pricing Assumption .....................................................   S-37
 Decrement and Weighted Average Life Tables .............................   S-38
DESCRIPTION OF THE POOLED SECURITIES ....................................   S-40
 General ................................................................   S-40
 Distributions of Interest ..............................................   S-41
 Distributions of Principal .............................................   S-41
 Realized Losses on Liquidated Mortgage Loans; Subordination ............   S-42



                                                                            Page
                                                                            ----
 Underlying Credit Support .............................................    S-42
 Early Termination of Underlying Trusts ................................    S-42
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS ...........................    S-43
 General ...............................................................    S-43
 Origination of Underlying Mortgage Loans ..............................    S-43
 Mortgage Interest Rates on Underlying Mortgage Loans ..................    S-43
 Original Loan-to-Value Ratios .........................................    S-43
 Delinquencies .........................................................    S-44
 Geographic Concentration ..............................................    S-44
 Standard Hazard Insurance Policies ....................................    S-44
SERVICING OF THE UNDERLYING MORTGAGE LOANS .............................    S-44
 The Underlying Servicers ..............................................    S-44
 Concentrations of Underlying Servicers and Underlying Trustees ........    S-45
 Advances ..............................................................    S-45
 Compensating Interest .................................................    S-46
USE OF PROCEEDS ........................................................    S-46
FEDERAL INCOME TAX CONSEQUENCES ........................................    S-46
ERISA MATTERS ..........................................................    S-48
 General ...............................................................    S-48
 Prohibited Transactions ...............................................    S-48
LEGAL INVESTMENT CONSIDERATIONS ........................................    S-49
METHOD OF DISTRIBUTION .................................................    S-49
LEGAL MATTERS ..........................................................    S-50
RATINGS ................................................................    S-50
INDEX OF CERTAIN DEFINITIONS ...........................................    S-51
ANNEX I -- POOLED SECURITY AND UNDERLYING MORTGAGE LOAN INFORMATION ....     A-I
ANNEX II -- NAMES OF POOLED SECURITIES BY POOL .........................    A-II
ANNEX III -- GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
   PROCEDURES ..........................................................   A-III

                                TABLE OF CONTENTS

                                   Prospectus



                                                                            Page
                                                                            ----
SUMMARY .................................................................      3
RISK FACTORS ............................................................      7
INTRODUCTION ............................................................     10
THE ISSUER ..............................................................     10
 General ................................................................     10
 The Company ............................................................     11
USE OF PROCEEDS .........................................................     11
MORTGAGE LOAN PROGRAM ...................................................     12
 Underwriting Standards .................................................     12
 Quality Control ........................................................     13
 Representations by Sellers; Repurchases ................................     13
DESCRIPTION OF THE BONDS ................................................     14
 General ................................................................     14
 Payments of Interest ...................................................     15
 Payments of Principal ..................................................     15
 Special Redemption .....................................................     16
 Optional Redemption ....................................................     17
 Call Protection and Guarantees .........................................     17
 Weighted Average Life of the Bonds .....................................     17
 Book-Entry Bonds .......................................................     18
SECURITY FOR THE BONDS ..................................................     21
 General ................................................................     21
 The Pledged Mortgages ..................................................     22
 Agency Securities ......................................................     25
 Private Mortgage-Backed Securities .....................................     30
 Substitution of Mortgage Collateral ....................................     31
 Optional Purchase of Defaulted Pledged Mortgages .......................     31
 Bond and Distribution Accounts .........................................     31
 Pre-Funding Account ....................................................     33
CREDIT ENHANCEMENT ......................................................     34
 General ................................................................     34
 Subordination ..........................................................     34
 Reserve Funds ..........................................................     35
 Mortgage Pool Insurance Policies .......................................     35
 Special Hazard Insurance Policies ......................................     36
 Bankruptcy Bonds .......................................................     37
 Bond Insurance Policies, Surety Bonds and Guaranties ...................     37
 Letter of Credit .......................................................     38
 Over-Collateralization .................................................     38
 Cross-Collateralization ................................................     38
 Minimum Principal Payment Agreement ....................................     39
 Derivative Arrangements ................................................     39
SERVICING OF THE PLEDGED MORTGAGES.......................................     39
 General ................................................................     39
 Payments on Pledged Mortgages ..........................................     40
 Collection Procedures ..................................................     41
 Junior Mortgages .......................................................     42
 Servicing and Other Compensation and Payment of Expenses ...............     43
 Prepayments ............................................................     43



                                                                            Page
                                                                            ----
 Evidence as to Compliance ..............................................     43
 Advances and Other Amounts Payable by Master Servicer ..................     44
 Resignation of Master Servicer .........................................     44
 Stand-by Servicer ......................................................     45
 Special Servicing Agreement ............................................     45
 Certain Matters Regarding the Master Servicer and the Company ..........     45
 Servicing Defaults .....................................................     46
 Rights Upon Servicing Default ..........................................     46
 Amendment of Master Servicing Agreement ................................     46
THE INDENTURE ...........................................................     46
 General ................................................................     46
 Modification of Indenture ..............................................     46
 Events of Default ......................................................     47
 Rights Upon Events of Default ..........................................     47
 Certain Covenants of the Issuer ........................................     48
 Issuer's Annual Compliance Statement ...................................     49
 Bond Trustee's Annual Report ...........................................     49
 Satisfaction and Discharge of Indenture ................................     49
 Report by Board Trustee to Bondholders .................................     49
 The Bond Trustee .......................................................     49
CERTAIN LEGAL ASPECTS OF PLEDGED MORTGAGES...............................     49
 General ................................................................     49
 Junior Mortgages .......................................................     50
 Foreclosure/Repossession ...............................................     51
 Rights of Redemption ...................................................     53
 Anti-Deficiency Legislation and Other Limitations on Lenders ...........     53
 Environmental Risks ....................................................     54
 Due-on-Sale Clauses ....................................................     55
 Enforceability of Prepayment Charges and Late Payment Fees .............     56
 Applicability of Usury Laws ............................................     56
 Soldiers' and Sailors' Civil Relief Act ................................     56
 Subordinate Financing ..................................................     57
FEDERAL INCOME TAX CONSEQUENCES .........................................     57
 Overview ...............................................................     57
 Non-REMIC Bonds ........................................................     57
 REMIC Bonds ............................................................     62
 Withholding with Respect to Certain Foreign Investors ..................     67
 Backup Withholding .....................................................     68
STATE TAX CONSIDERATIONS ................................................     68
LEGAL INVESTMENT ........................................................     68
ERISA MATTERS ...........................................................     69
 General ................................................................     69
 Prohibited Transactions ................................................     70
RATING ..................................................................     71
PLAN OF DISTRIBUTION ....................................................     71
LEGAL MATTERS ...........................................................     72
INDEX OF CERTAIN DEFINITIONS ............................................     73

                                     SUMMARY


This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered bonds.

Unless otherwise stated, the statistical information concerning the pooled securities and the underlying mortgage loans presented in this prospectus supplement is derived from information contained in the March 2002 pooled security distribution date statements. Accordingly, wherever we refer to a current amount, percentage or average of some or all of the pooled securities in the trust, that current amount, percentage or average has been calculated on the basis of the aggregate principal balance of the pooled securities after taking into account any distributions of principal made on the pooled securities on the pooled security distribution dates in March 2002. We refer to this date in the prospectus supplement as the "pooled security information date". Likewise, references to a current amount, percentage or average of the underlying mortgage loans will, unless otherwise specified herein, be to the amount, percentage or average calculated based on the scheduled principal balances of the underlying mortgage loans as of the end of the due period relating to the pooled security information date, after giving effect to any payments made or scheduled to be made and losses realized on the underlying mortgage loans during or prior to such due period as reflected on the related pooled security distribution date statements for March 2002. We refer to this date in the prospectus supplement as the "mortgage loan information date". For this purpose, any underlying mortgage loan which potentially provides security for payment of the related pooled security is included in the calculation, taking into account the effect of any cross-collateralization provisions among pools of underlying mortgage loans in the related underlying series as provided in the related underlying documents.


Offered Bonds

Collateralized MBS Funding Bonds, Series 2002-A consisting of $66,506,000 (approximate) aggregate principal amount of Class A-1 Bonds and $16,137,000 (approximate) aggregate principal amount of Class A-2 Bonds, to be issued pursuant to an indenture between the bond issuer and the bond trustee. The approximate initial aggregate principal balance of each class of bonds, as stated above, is based upon the aggregate principal balance of the related pool of mortgage-backed securities primarily securing such class as of the pooled security information date. The initial principal balance of each class of bonds as of the closing date will be determined taking into account the aggregate reduction in the principal balance of the related pool of mortgage-backed securities as a result of the April 2002 principal distributions on such securities, which principal distributions will not be included as assets of the trust. The initial principal balance of each class of bonds may be increased or decreased by up to 10% prior to their issuance depending upon the aggregate principal balance on the closing date of the related pool of mortgage-backed securities actually delivered to the bond trustee as security for such class.

Bond Issuer

The bond issuer, Sequoia Mortgage Funding Company 2002-A, is a statutory business trust established under the laws of the State of Delaware pursuant to a deposit trust agreement between the depositor and the owner trustee for the sole purpose of issuing the bonds and two investor certificates. Each investor certificate, which represents the sole beneficial ownership interest in a pool of mortgage-backed securities, as described below, is not offered hereunder. Payments to each investor certificateholder will always be subordinate to payment of interest and principal on the bonds and certain required deposits into a reserve fund established for each class of bonds, as described in this prospectus supplement. Each class of bonds represents obligations of the bond issuer only, are secured primarily by its related pool of mortgage-backed securities held by the trust, and no other person or entity has guaranteed or is otherwise obligated to pay the bonds.

Security for the Bonds

The assets of the bond issuer consist primarily of the seller's percentage ownership interest in 17 classes of mortgage pass-through certificates and a single class of mortgage-backed bonds (collectively referred to in this prospectus supplement as the "pooled securities") with an aggregate principal balance as of the pooled security information date of approximately $83,476,960. The pooled securities were issued pursuant to various pooling and servicing agreements or trust agreements (or, with respect to the single class of mortgage-backed bonds, an indenture) and evidence interests in 17 underlying trusts and one trust estate, the assets of which consist primarily of conventional, adjustable rate, first lien mortgage loans secured by one- to four-family residential properties.

For purposes of determining security for, and payments of principal and interest on, each class of bonds, the assets of the trust have been divided into two distinct security pools ("Pool 1" and "Pool 2", and each referred to as a "pool") having the following characteristics as of the pooled security information date:

   o Pool 1, consisting of 14 classes of pooled securities with an aggregate principal balance of approximately $67,177,789, will primarily secure payment of the Class A-1 Bonds.

   o Pool 2, consisting of 4 classes of pooled securities with an aggregate principal balance of approximately $16,299,171, will primarily secure payment of the Class A-2 Bonds.

Seller

Redwood Trust, Inc., a Maryland corporation, has previously acquired the pooled securities and will sell all of its percentage interest in the pooled securities to the depositor.

Depositor

Sequoia Mortgage Funding Corporation is a Delaware limited purpose finance corporation and a wholly owned subsidiary of Redwood Trust, Inc. The depositor will assign all its interest in the pooled securities acquired from the seller to the bond issuer. The depositor will be the sole initial holder of both investor certificates.

Owner Trustee

Wilmington Trust Company, a banking corporation organized under the laws of the state of Delaware, not in its individual capacity, but solely in its capacity as owner trustee under the deposit trust agreement.

Bond Trustee

The Bank of New York, a New York State chartered banking institution, will act as bond trustee under an indenture between the bond issuer and bond trustee pursuant to which the bonds will be issued. Under the indenture, the Class A-1 Bonds will be primarily secured by a pledge of that portion of the trust estate consisting of Pool 1 and, to the limited extent provided herein, collections from Pool 2 required to be deposited into a reserve fund established for the Class A-1 Bonds. Conversely, the Class A-2 Bonds will be primarily secured by a pledge of that portion of the trust estate consisting of Pool 2 and, to the limited extent provided herein, collections from Pool 1 required to be deposited into a reserve fund established for the Class A-2 Bonds.

Manager

Redwood Trust, Inc. will act as the manager of the bond issuer pursuant to a management agreement, under which the manager will perform certain administrative and ministerial duties for the owner trustee under the indenture.

Closing Date

On or about April 30, 2002.

Payment Dates

The "payment dates" on which principal and interest on the bonds will be made will occur monthly, commencing in May 2002, on the third business day following the 25th day of the month (or if such 25th day is not a business day, the following business day). Because the underlying distribution dates with respect to the pooled securities occur on the 25th day of each month (or the 15th day in the case of one pooled security) (or if such 15th or 25th day is not a business day, the following business day), we expect that all monthly distributions made with respect to the pooled securities will be made available to the bond trustee for application as principal and interest on the bonds on the immediately following payment date. However, as more fully described in this prospectus supplement at "Descriptions of the Bonds--General", in certain cases where the bond trustee has not timely received both the underlying distribution and the pooled security distribution date information with respect to a pooled security in order to accurately apply such distribution to payment of interest and principal on the bonds on the immediately following payment date, such amount will be applied by the bond trustee on the next succeeding payment date.

We refer you to "Description of the Bonds--General" in this prospectus supplement for more information.

Record Date

Payments of principal and interest on the bonds will be made on each payment date to holders of record as of the last business day immediately preceding a payment date (or May 3, 2002, in the case of the first payment date), unless the bonds are no longer book-entry bonds, in which case the record date will be the last business day of the month preceding the month of a payment date.

Registration of the Bonds

The trust will issue the bonds in book-entry form in minimum denominations of $25,000 and multiples of $1,000 in excess thereof. You will hold your interests in the bonds either through The Depository Trust Company ("DTC") in the United States or through Clearstream Banking, societe anonyme, or, upon request, the Euroclear System in Europe. For so long as the bonds are in book-entry form, they will be registered in the name of DTC, or in the name of DTC's nominee. The limited circumstances under which definitive registered bonds will replace book-entry bonds are described in this prospectus supplement.

We refer you to "Description of the Bonds--Book-Entry Registration and Definitive Bonds" in this prospectus supplement for more information.

Payments of Interest

General. On each payment date, the Class A-1 and Class A-2 bondholders will be entitled to payment of interest from funds received by the bond trustee as interest distributions on the related pool and if such interest distributions are insufficient, from principal distributions on the related pool, and, if further required, from certain excess interest and excess principal collections from the unrelated pool deposited in a reserve fund established for such class of bonds as described at "Credit Enhancement--Limited Cross-Collateralization" in this Summary. Interest will accrue on each class of bonds at the applicable bond interest rate (as described below) during each interest accrual period. An interest accrual period is the period commencing on the prior payment date (or in the case of the first payment date, beginning on the closing date) and ending on the date immediately preceding such payment date. Interest will accrue on the bonds on the basis of a 360-day year consisting of twelve 30-day months. Interest payments will be made to bondholders of a class on a pro rata basis.

The Bond Interest Rate. The bond interest rate applicable to each class of bonds on each payment date up to and including the payment date on which the bond issuer is first entitled to exercise its optional clean-up redemption rights (as described at "Optional Clean-up Redemption" below) will be equal to:

   o Class A-1 Bonds: a per annum floating rate equal to one-month LIBOR for the related interest accrual period plus a margin of 0.60%.

   o Class A-2 Bonds: a per annum floating rate equal to one-month LIBOR for the related interest accrual period plus a margin of 0.75%.

One-month LIBOR for each interest accrual period will be determined by the bond trustee in accordance with the BBA convention described in this prospectus supplement. If the bond issuer, at the direction of the Pool 1 investor certificateholder, does not exercise its optional clean-up redemption rights with respect to Pool 1 on the first payment date it is entitled to do so, the margin over one-month LIBOR for the Class A-1 Bonds will increase to 1.00%. Likewise, if the Pool 2 Investor Certificateholder does not exercise its optional clean-up redemption rights with respect to Pool 2 on the first payment date it is entitled to do so, the margin over one-month LIBOR for the Class A-2 Bonds will increase to 1.15%.

We refer you to "Description of the Bonds--Payments of Interest" in this prospectus supplement for more information.

Payments of Principal

On each payment date, to the extent that funds are available, each class of bonds will be entitled to payments of principal generally equal to the lesser of:

   o principal distributions on the related pool for which both the principal distribution and the related pooled security distribution date information have been received by the bond trustee by the related determination time as described in this prospectus supplement under "Description of the Bonds--General" (as reduced by any such amounts needed to pay interest on the related class of bonds on such payment date); and

   o the amount of such principal distributions on the related pool required to be applied as a principal payment on the related class of bonds in order to absorb losses sustained by the related pool and otherwise meet or maintain the overcollateralization requirement for the related pool for that payment date as described below at "-- Credit Enhancement".

We refer you to "Description of the Bonds--Priority of Payments" and "-- Overcollateralization" in this prospectus supplement for more information.

Stated Maturity

The stated maturity for the Class A-1 Bonds is the payment date in April 2030, which is the month immediately following the last scheduled distribution date of any pooled security in Pool 1. The stated maturity date for the Class A-2 Bonds is the payment date in August 2029, which is the month immediately following the last scheduled distribution date of any pooled security in Pool 2.

We refer you to "Description of the Bonds--Stated Maturity" and "--Yield, Prepayment and Weighted Average Life" in this prospectus supplement for more information.

Optional Redemption of the Bonds

The trust, at the direction of the related investor certificateholder, will have the option to redeem all, but not less than all, of a class of bonds on any payment date after which the aggregate outstanding principal balance of such class is less than 25% of the original principal balance of such class as of the closing date. The optional redemption price will be equal to 100% of the unpaid principal balance of such class plus accrued and unpaid interest thereon.

We refer you to "Description of the Bonds--Optional Redemption of the Bonds" in this prospectus supplement for more information.

Optional Clean-Up Redemption

Commencing with the first payment date (the "clean-up call date") following the payment date on which the aggregate outstanding principal balance of a pool is less than 10% of the aggregate principal balance of such pool as of the closing date, the trust, at the direction of the related investor certificateholder, will have the option to redeem the related class of bonds at a price equal to the price described in "Optional Redemption of the Bonds" above.

If the related investor certificateholder fails to exercise its optional right to redeem the related class of bonds on the first payment date on which it is entitled to do so (i.e., the clean-up call date), on all succeeding payment dates the margin over LIBOR used to determine the bond interest rate of the related class of bonds will increase as described at "Description of the Bonds--Payments of Interest" and "--Optional Clean-Up Redemption of the Bonds" in this prospectus supplement.

Credit Enhancement

Credit enhancement is intended to reduce the risk of loss to bondholders caused by shortfalls in distributions received on, and/or losses allocated to, the pooled securities. The credit enhancement available to bondholders will consist of (i) excess interest, (ii) overcollateralization and (iii) limited cross-collateralization. In addition, the bondholders will indirectly receive the benefit of the other various forms of underlying credit support applicable to the pooled securities provided by each underlying trust, as described below.

Excess Interest. Generally, because the weighted average of the interest rates of a pool is expected to be higher than the interest rate on the related class of bonds, the interest collections from a pool in each due period are expected to exceed (i) the related class's proportionate share of administrative fees and expenses of the trust (including the fees and expenses of the bond trustee and the manager) and (ii) the amount needed to pay current monthly interest on the related class of bonds at the applicable bond interest rate. Any such "excess interest" collected from a pool will be available to absorb credit losses on the related class of bonds (due to realized losses experienced on the related pooled securities) but, absent an event of default under the indenture, will not otherwise be applied as a principal payment on such class of bonds in order to achieve or maintain overcollateralization at required levels.

Overcollateralization. Credit support for each class of bonds will also be provided through limited overcollateralization, i.e., an initial pledge of Pool 1 pooled securities and Pool 2 pooled securities to the bond trustee having an aggregate principal balance as of the closing date in excess of the original aggregate principal balance of the related class of bonds.

The purpose of overcollateralization is to ensure, among other things, that (i) each pool generates excess collections to pay monthly interest and principal on the related class of bonds so as to provide some protection against shortfalls in distributions on the related pool attributable to credit losses or basis risk shortfalls sustained by such pool and (ii) the class principal balance of each class of bonds will be reduced to zero no later than the class is scheduled to mature. On the closing date, the aggregate principal balance of each pool will exceed the original class principal balance of the related class of bonds by an amount equal to approximately 1.00% of the aggregate principal balance of such pool on such date.

After the closing date, the bond trustee will be required to make payments of principal on each class of bonds on each payment date, to the extent of the aggregate amount of principal collections from the related pool during the related due period, up to the amount necessary to achieve or maintain overcollateralization of (a) 2.70% of the then aggregate principal balance of Pool 1 (in the case of the Class A-1 Bonds) and (b) 2.00% of the then aggregate principal balance of Pool 2 (in the case of the Class A-2 Bonds).

As described in this prospectus supplement, an increase in the required level of overcollateralization for a pool will result if the ratings assigned to the related class of bonds by each of Moody's Investors Services, Inc. and Standard & Poor's Rating Services, in the case of the Class A-1 Bonds, or Moody's Investors Services, Inc. and Fitch Ratings, in the case of the Class A-2 Bonds, fall below "Aa3" and "AA-," respectively, as applicable.

If at any future time, the ratings assigned to a class of bonds by one of the designated rating agencies is restored to at least "Aa3" or AA-", as applicable, the required level of overcollateralization for the related pool will step down to 2.70% of the then aggregate principal balance of Pool 1 (in the case of the Class A-1 Bonds) and 2.00% of the then aggregate principal balance of Pool 2 (in the case of the Class A-2 Bonds).

   o Limited Cross-Collateralization. As described above, each class of bonds is primarily secured by its own separate pool of pooled securities. However, under certain limited circumstances, "excess" principal and "excess" interest collections from one pool (i.e., collections in excess of those necessary to cover administrative fees, current and carryforward interest and overcollateralization requirements of the related class of bonds) may be deposited into a reserve fund established for the holders of the class of bonds corresponding to the other pool. As described in greater detail in this prospectus supplement, this "cross-collateralization" feature between pools may occur on any payment date to the extent that interest and principal collections of the other pool are either insufficient to cover current interest and any carryforward interest with respect to such other pool's related class of bonds and/or insufficient to cover current or unpaid credit losses sustained with respect to the pooled securities of such other pool.

We refer you to "Description of the Bonds--Priority of Payments; -- Overcollateralization"; and "--Limited Cross-Collateralization Provisions" in this prospectus supplement for more information.

The Pooled Securities

General. Except in the limited circumstances described above at "Credit Enhancement--Limited Cross-Collateralization", payments of interest and principal on a class of bonds will be made solely from interest and principal collections received by the bond trustee from the related pool.

The table at Annex I sets forth certain material statistical characteristics of the pooled securities comprising Pool 1 and Pool 2 as of the pooled security information date.

As indicated by their class designation at Annex I, as of the date of their original issuance, eight classes of the pooled securities had mezzanine or subordinate rankings as to priority of payment in relation to other classes of mortgage-backed securities of the same underlying series. However, as of the pooled security information date, 14 classes of the pooled securities (or approximately 86.80% by aggregate pooled security principal balance) rank senior in priority of payment to the other outstanding classes of mortgage-backed securities of the same underlying series. This increase in the number of senior classes of pooled securities is generally attributable to the full retirement of any higher ranking senior classes of the related underlying series prior to the pooled security information date.

The assets of each underlying trust primarily consist of conventional, adjustable rate, first lien mortgage loans, secured by one- to four- family residential properties.

The seller expects that by the closing date all of the pooled securities described in Annex I comprising either pool will have been delivered to the depositor for deposit to the trust and pledged by the trust to the bond trustee as security for the related class of bonds as required by the indenture. All monthly distributions on the pooled securities of a pool received on or after the May 2002 distribution of each underlying trust will be available to pay (i) such pool's proportionate share of administrative fees and expenses of the trust (including the fees and expenses of the bond trustee and the trust manager) and
(ii) interest and principal on the related class of bonds in the order of priority set forth at "Description of the Bonds-- Priority of Payment" in this prospectus supplement.

Distributions of Interest on Pooled Securities. Each pooled security is entitled generally to a monthly distribution of interest at its then-current pooled security interest rate and to accrued but previously unpaid interest. As of the pooled security information date, the pooled security interest rates ranged from approximately 2.850% to approximately 7.344% per annum for Pool 1 and from approximately 2.950% to approximately 7.487% per annum for Pool 2 and the weighted average pooled security interest rates for Pool 1 and Pool 2 were approximately 5.580% and 5.471% per annum, respectively. Sixteen classes of the pooled securities bear interest based, in part, on the weighted average of the net mortgage rates (as determined under the related underlying documents) of the underlying mortgage loans (in some cases minus a spread or pool stripped rate). The interest rate of two classes of pooled securities adjusts monthly based on a one-month LIBOR index (plus a margin). The pooled security interest rate for each class of pooled security is shown on Annex I attached hereto. The interest actually distributed with respect to the pooled securities to the bond trustee may be at rates lower than the applicable pooled security interest rates as a result of interest shortfalls and realized losses on the underlying mortgage loans applicable to interest and allocated to the pooled securities. In addition, in the case of four classes of the pooled securities (which are referred to in this Summary as the "subordinated pooled securities"), two of which represent approximately 7.41% of the aggregate pooled security principal balance of Pool 1 and two of which represent approximately 37.07% of the aggregate pooled security principal balance of Pool 2, the rights of the pooled securities holders to receive interest on any pooled security distribution date will be subordinated to the rights of any outstanding senior securities of the same underlying series to receive distributions of interest and, in some cases, principal on such date.

See "Description of the Pooled Securities--Distributions of Interest" in this prospectus supplement.

Distributions of Principal on Pooled Securities. To the extent of available funds, the pooled securities are entitled generally to monthly distributions of principal, consisting generally of (i) a percentage of scheduled principal payments on the related underlying mortgage loans and (ii) a percentage of principal prepayments and other unscheduled collections applicable to principal on the related underlying mortgage loans to the extent provided under the terms of the related underlying pooling or trust agreements. In the case of the subordinated pooled securities, principal distributions will be subordinated to principal distributions on the related senior securities (and, in certain cases, mezzanine securities) of the same underlying series. Moreover, in certain cases applicable to the subordinated pooled securities, prepayments on the underlying mortgage loans generally are allocated entirely to the senior securities of the related series during a specified lock-out period, as described in the related offering document for such series. After the applicable lock-out period, the related subordinated pooled securities are generally entitled to distributions of a portion of prepayments, subject, generally, to satisfaction of certain delinquency and loss tests.

See "Description of the Pooled Securities--Distributions of Principal" in this prospectus supplement.

Allocation of Realized Losses to the Pooled Securities. In general, realized losses on the liquidated underlying mortgage loans will be allocated to the pooled securities following the exhaustion of any applicable underlying credit support. Such underlying credit support with respect to an underlying series of mortgage-backed securities may include one or more or a combination of the following: (i) subordination of one or more classes of securities of the related underlying series, (ii) use of overcollateralization, (iii) primary mortgage insurance policies or pool insurance policies covering the underlying mortgage loans up to specified amounts, (iv) financial guaranty insurance policies providing limited protection against losses on the mortgage-backed securities of an underlying series, (v) reserve funds or (vi) cross-collateralization support features, all as described in the related offering document for each underlying series.

See "Description of the Pooled Securities--Underlying Credit Support" in this prospectus supplement.

Early Termination of the Underlying Trusts. With respect to each of the pooled securities, the underlying servicer, the underlying master servicer, underlying trustee, the holders of a majority in interest of the residual interest in the underlying trust and/or another person has the option to purchase all of the underlying mortgage loans and foreclosed mortgage properties remaining in the underlying trust (and thereby cause the termination of the underlying trust) on a pooled security distribution date occurring on or after a date specified or event described in the underlying pooling or trust agreement. Generally such purchase option is exercisable when the outstanding principal balance of all underlying mortgage loans of the related underlying trust falls below either 5% or 10% of the initial aggregate principal balance of all underlying mortgage loans at the date of formation of such trust. See Annex I for a list of such percentages and the pool factor which represents a fraction equal to (a) the principal balance of the underlying mortgage loans as of the pooled security information date over (b) the related original principal balance of the underlying mortgage loans.

Federal Income Tax Status of the Underlying Trusts. In all but one case, an election has been made to treat the underlying trust or the underlying mortgage loans and certain other assets of each of the underlying trusts as one or more REMICs for federal income tax purposes. All but one of the pooled securities has been designated a regular interest in the related REMIC. In the remaining case, an election has been made to treat the underlying trust fund as a FASIT and the related pooled security has been designated a regular interest in such FASIT. Regular interests in REMICs and FASITs are generally treated as debt obligations for federal income tax purposes.

See "Description of the Pooled Securities--General" and Annex I in this prospectus supplement.

Rating of the Pooled Securities. The latest current rating provided by at least one nationally recognized statistical rating agency for each of the pooled securities is at least "AA" (or a comparable rating).

The Underlying Mortgage Loans

General. Based upon information derived from the March 2002 distribution date statements and other sources as of the mortgage loan information date, there were approximately 7,394 underlying mortgage loans relating to the pooled securities having an aggregate outstanding principal balance of approximately $939,681,116 (approximately $833,522,835 which relates to Pool 1 and approximately $106,158,281 which relates to Pool 2), which consist primarily of conventional, adjustable rate, first lien mortgage loans secured by one-to-four- family residential properties.

See Annex I attached hereto which sets forth, as of the mortgage loan information date, the cumulative realized losses, 60 or more day delinquencies, foreclosures in process and REO property with respect to each underlying trust.

Servicers. The underlying mortgage loans are serviced by various mortgage servicing companies acting in the capacity of master servicer and/or primary servicer and referred to herein collectively as "underlying servicers." See Annex I attached hereto which sets forth the current underlying servicer with respect to each underlying trust.

With respect to all underlying trusts, for each pooled security distribution date, the underlying servicer is obligated to make an advance in respect of any delinquent payment of principal and interest on any related underlying mortgage loan that was due on the related due date that will, in such underlying servicer's judgment, be recoverable from related late payments or liquidation proceeds.

The underlying servicers also are obligated to make advances in respect of liquidation expenses and certain taxes and insurance premiums not paid by a borrower on a timely basis, to the extent that such underlying servicer deems such servicing advances recoverable out of liquidation proceeds or from collections on the related underlying mortgage loans. Both such types of advances described above generally are reimbursable to the advancing party.

Generally, the underlying servicers are obligated to pay "compensating interest" with respect to any underlying mortgage loan that prepays on a date other than on a due date for such mortgage loan, which, to the extent not allocated to or covered by available underlying credit support, may result in a reduction in interest distributions on the applicable pooled security distribution date and a corresponding reduction in interest payments on the bonds on a payment date. Generally, the amount of such compensating interest is limited to the amount of the servicing fee (or some percentage thereof) with respect to the related underlying series. Annex I indicates those pooled securities for which the related underlying servicer is obligated to pay compensating interest.

Each underlying servicer is entitled to a monthly fee with respect to each underlying mortgage loan that such underlying servicer services and many underlying servicers are entitled to additional servicing compensation, such as penalties and late payment or assignment fees. Such compensation generally will be retained by the underlying servicer out of collections of interest on the underlying mortgage loans prior to any distribution of interest on the pooled securities. With respect to the underlying trusts these servicing fees generally range from approximately 0.250% to approximately 1.244% per annum of the principal balance of the underlying mortgage loans as of the issuance date of the related underlying series.

We refer you to "Description of the Underlying Mortgage Loans" and "Servicing of the Underlying Mortgage Loans" in the prospectus supplement for more information.

Federal Income Tax Consequences

In the opinion of Gnazzo Thill, a Professional Corporation, special tax counsel to the seller, the bonds will be characterized as debt for federal income tax purposes and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. The issuer and the depositor agree, and each bondholder, by acceptance of a bond will agree, to treat the bonds as indebtedness for federal, state and local income tax and franchise tax purposes.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more information.

ERISA Considerations

Subject to the considerations discussed under "ERISA Considerations" herein, the bonds may be acquired or held by employee benefit plans and any other retirement plans and arrangements.


We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus for more information.

Legal Investment

The bonds will constitute "mortgage related securities" for purpose of the Secondary Mortgage Market Enhancement Act of 1984, as amended. There may be other restrictions on the ability of certain types of investors to purchase the bonds that prospective investors should consider.

We refer you to "Legal Investment Considerations" in this prospectus supplement and in the prospectus for more information.

Bond Rating

The bonds offered by this prospectus supplement will initially have the following ratings from Moody's Investors Service, Inc., Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or Fitch Ratings.


                                      Moody's     S&P      Fitch
                                       Rating    Rating   Rating
----------------------------------------------------------------
Class A-1                               Aaa       AAA       N/A
Class A-2                               Aaa       N/A       AAA


   o These ratings are not recommendations to buy, sell or hold the bonds. A rating may be changed or withdrawn at any time by the assigning rating agency.

   o The ratings do not address the possibility that, as a result of principal prepayments, the yield on the bonds may be lower than anticipated.

We refer you to "Ratings" in this prospectus supplement for a more complete discussion of the bond ratings.

                                  RISK FACTORS


Investors should consider the following factors in connection with the purchase of the bonds. You should also consider the risk factors described in the accompanying prospectus.

Suitability                                         The bonds offered by this
                                                    prospectus supplement are
                                                    highly complex securities.
                                                    Any investment decision to
                                                    acquire the bonds requires
                                                    a careful analysis not
                                                    only of the bonds
                                                    themselves, but also the
                                                    underlying mortgage-backed
                                                    securities and the
                                                    underlying mortgage loans.
                                                    For the reasons described
                                                    in this prospectus
                                                    supplement, the yields and
                                                    the aggregate amount and
                                                    timing of distributions on
                                                    the pooled securities, and
                                                    consequently the bonds,
                                                    may be subject to material
                                                    variability from period to
                                                    period and over the lives
                                                    of the pooled securities.
                                                    An investment in the bonds
                                                    involves substantial risks
                                                    and uncertainties and
                                                    should only be considered
                                                    by highly sophisticated
                                                    investors with substantial
                                                    investment experience with
                                                    similar types of
                                                    securities and with the
                                                    financial ability to
                                                    absorb a substantial loss
                                                    on such investment.

Potential Inadequacy of Credit                      The bonds are not
Enhancement                                         guaranteed by any party
                                                    and are not insured by any
                                                    financial guaranty insurance
                                                    policy. The excess interest,
                                                    overcollateralization and
                                                    limited cross-
                                                    collateralization features
                                                    of the bond payment
                                                    structure as described in
                                                    this prospectus supplement
                                                    are intended to enhance the
                                                    likelihood that the
                                                    bondholders will receive
                                                    regular payments of interest
                                                    and payments of principal in
                                                    sufficient amount to reduce
                                                    the principal balance of
                                                    each class of bonds to zero
                                                    prior to their respective
                                                    stated maturity dates.
                                                    However, such credit
                                                    enhancements are limited in
                                                    nature and may be
                                                    insufficient to cover all
                                                    losses on the pooled
                                                    securities.

                                                    Excess Interest and
                                                    Overcollateralization. We
                                                    expect that each pool will
                                                    generate more interest
                                                    collections than is needed
                                                    to pay interest accrued on
                                                    the related class of bonds
                                                    and each pool's
                                                    proportionate share of fees
                                                    and expenses of the trust,
                                                    at least during certain
                                                    periods, because the
                                                    weighted average of the
                                                    interest rates of a pool is
                                                    expected to be higher than
                                                    the weighted average of the
                                                    interest rates on the
                                                    related class of bonds. Such
                                                    "excess" interest generated
                                                    by a pool will be available
                                                    to absorb losses sustained
                                                    by the pool.

                                                    On the closing date, the
                                                    aggregate principal balance
                                                    of each pool will exceed the
                                                    aggregate principal balance
                                                    of the related class of
                                                    bonds, resulting in
                                                    "overcollateralization"
                                                    which also will be available
                                                    to absorb losses. We cannot
                                                    assure you, however, that a
                                                    pool will generate a
                                                    sufficient amount of
                                                    principal collections in all
                                                    periods to maintain the
                                                    overcollateralization at
                                                    required levels.

                                                    The following factors will
                                                    affect the amount of excess
                                                    interest that the mortgage
                                                    loans will generate:

                                                    o Prepayments. Every time
                                                      there is a principal
                                                      reduction in the
                                                      principal balance of the
                                                      pooled security as a
                                                      result of
                                                      an underlying mortgage
                                                      loan being prepaid in part
                                                      or in whole, total excess
                                                      interest after the date of
                                                      prepayment will be reduced
                                                      because that pooled
                                                      security will have a
                                                      smaller outstanding
                                                      principal balance thereby
                                                      generating less interest
                                                      for distribution to the
                                                      bonds. The effect on your
                                                      bonds of this reduction
                                                      will be influenced by the
                                                      amount of such principal
                                                      prepayments and the
                                                      interest rate of the
                                                      prepaid loans and the
                                                      allocation of the related
                                                      principal distributions to
                                                      the pooled securities.
                                                      Prepayments of principal
                                                      allocated to a
                                                      disproportionately high
                                                      number of high interest
                                                      rate pooled securities
                                                      would have a greater
                                                      negative effect on future
                                                      excess interest.

                                                    o Defaults, Delinquencies
                                                      and Liquidations. If the
                                                      rates of delinquencies,
                                                      defaults or losses on the
                                                      underlying mortgage loans
                                                      turn out to be higher than
                                                      expected, excess interest
                                                      will be reduced as the
                                                      result of the allocation
                                                      of such losses to a pooled
                                                      security resulting in a
                                                      write down of its pooled
                                                      security principal
                                                      balance. Every time a
                                                      pooled security is written
                                                      down, excess interest is
                                                      reduced because such
                                                      underlying pooled security
                                                      will have a smaller
                                                      outstanding principal
                                                      balance and as a
                                                      consequence generate less
                                                      interest.

                                                    o Increases in LIBOR.
                                                      Substantially all of the
                                                      pooled securities have
                                                      interest rates that adjust
                                                      based on the weighted
                                                      average of the net
                                                      mortgage rates of the
                                                      related underlying
                                                      mortgage loans.
                                                      Substantially all the
                                                      underlying mortgage loans
                                                      have interest rates that
                                                      adjust based either on a
                                                      six-month LIBOR index, a
                                                      one-year CMT Index or a
                                                      National Contract Rate
                                                      Index. As a result of
                                                      significant increases in
                                                      the one-month LIBOR index
                                                      used to determine the
                                                      interest rate on the
                                                      bonds, the interest rate
                                                      on the bonds may increase
                                                      at a faster rate relative
                                                      to the interest rates on
                                                      the pooled securities,
                                                      thus requiring that more
                                                      of the interest generated
                                                      by the pooled securities
                                                      be applied to cover
                                                      current interest on the
                                                      bonds (and thereby
                                                      resulting in less excess
                                                      interest available to
                                                      cover losses allocated to
                                                      the pooled securities).

                                                    See "Description of the
                                                    Certificates--Credit
                                                    Enhancement--
                                                    Overcollateralization" in
                                                    this prospectus supplement.

The bonds are limited, non-recourse                 The bonds do not evidence
obligations                                         an obligation of, or an
                                                    interest in, the seller, the
                                                    depositor, the owner
                                                    trustee, the manager, the
                                                    bond trustee, the
                                                    underwriter or any of their
                                                    respective affiliates. The
                                                    bonds are neither insured
                                                    nor guaranteed by any of the
                                                    above entities nor any
                                                    governmental agency or
                                                    private issuer. The sole
                                                    source of payment on each
                                                    class of bonds will be
                                                    primarily interest and
                                                    principal collections from
                                                    the related pool and, to the
                                                    limited extent provided
                                                    herein, collections from the
                                                    unrelated pool deposited in
                                                    a reserve fund for the
                                                    benefit of such class.

Certain information regarding the pooled            This prospectus
securities cannot be independently verified         supplement, including the
by the bond issuer                                  table in Annex I, sets
                                                    forth approximate
                                                    information for each
                                                    pooled security primarily
                                                    based upon information
                                                    contained in the March

                                                    2002 distribution date
                                                    statements provided by the
                                                    underlying trusts and the
                                                    underlying prospectus,
                                                    prospectus supplement or
                                                    other offering document for
                                                    each underlying series of
                                                    mortgage-backed securities.
                                                    The tables and the
                                                    descriptions of the pooled
                                                    securities (and the related
                                                    underlying mortgage loans)
                                                    herein are subject to and
                                                    qualified by reference to
                                                    (i) provisions of the
                                                    prospectus, prospectus
                                                    supplement or other offering
                                                    document and underlying
                                                    operative agreements
                                                    relating to each underlying
                                                    trust and (ii) any
                                                    subsequent information
                                                    related thereto filed by the
                                                    issuer of such pooled
                                                    security on a Current Report
                                                    on Form 8-K with the
                                                    Securities and Exchange
                                                    Commission following the
                                                    closing of the related
                                                    underlying series.

                                                    The information set forth in
                                                    the tables in Annex I and
                                                    elsewhere herein is in some
                                                    cases particularly within
                                                    the knowledge of the various
                                                    underlying trustees, paying
                                                    agents and underlying
                                                    servicers relating to the
                                                    underlying trusts and in
                                                    such cases has been derived
                                                    from data requested and
                                                    provided by them, including
                                                    regular periodic reports
                                                    provided to holders of the
                                                    pooled securities, and
                                                    information from outside
                                                    sources such as Bloomberg
                                                    L.P. and Intex Solutions,
                                                    Inc. None of such
                                                    information has been
                                                    independently represented to
                                                    the seller, the depositor,
                                                    the owner trustee, the bond
                                                    issuer, the manager or the
                                                    underwriter as being
                                                    accurate or complete nor has
                                                    it been independently
                                                    verified by any of them.

                                                    The information in this
                                                    prospectus supplement
                                                    (including Annex I)
                                                    comprises all the material
                                                    information on the pooled
                                                    securities and the
                                                    underlying mortgage loans
                                                    that the seller, the
                                                    depositor and the
                                                    underwriter possess or can
                                                    acquire without unreasonable
                                                    effort and expense. At the
                                                    bondholder's request, the
                                                    bond trustee will provide,
                                                    at the bondholder's expense,
                                                    copies of offering documents
                                                    relating to the underlying
                                                    trusts and copies of the
                                                    monthly distribution date
                                                    statements relating to the
                                                    pooled securities,
                                                    commencing with the March
                                                    2002 monthly distribution
                                                    statement.

The ratings assigned to the bonds are               The ratings of "Aaa" and
dependent upon the performance of the               "AAA" assigned to the
pooled securities                                   Class A-1 Bonds by Moody's
                                                    Investors Service, Inc. and
                                                    Standard & Poor's Ratings
                                                    Service, a division of the
                                                    McGraw- Hill Companies,
                                                    Inc., respectively, and to
                                                    the Class A-2 Bonds by
                                                    Moody's Investors Service,
                                                    Inc. and Fitch Ratings,
                                                    respectively, takes into
                                                    account the likelihood of
                                                    collections of principal and
                                                    interest from the related
                                                    pool pledged to the bond
                                                    trustee to secure payment of
                                                    the related class of bonds.
                                                    Consequently, a negative
                                                    change in the performance of
                                                    one or more pooled
                                                    securities in a pool may
                                                    result in the withdrawal or
                                                    downgrading of the rating
                                                    assigned to the bonds.

                                                    The latest rating provided
                                                    by at least one nationally
                                                    recognized statistical
                                                    rating agency for each of
                                                    the pooled securities is
                                                    at least "AA" (or an
                                                    equivalent rating). Annex
                                                    I
                                                    attached hereto provides
                                                    with respect to each pooled
                                                    security, the latest rating
                                                    by the applicable rating
                                                    agency which originally
                                                    rated such class and the
                                                    original rating of such
                                                    class at the time of
                                                    issuance of the related
                                                    underlying series by such
                                                    rating agency.

The bonds are not liquid investments                There is currently no
                                                    secondary market for the
                                                    bonds. The underwriter
                                                    intends, but is under no
                                                    obligation, to make a
                                                    secondary market in the
                                                    bonds. There can be no
                                                    assurance that a secondary
                                                    market for the bonds will
                                                    develop or, if it does
                                                    develop, that it will
                                                    continue. The bonds will
                                                    not be listed on any
                                                    securities exchange.

Yield on the bonds may be affected by               One-month LIBOR is the
changes in one-month LIBOR                          applicable index used in
                                                    determining the bond
                                                    interest rate for the bonds
                                                    and the pooled security
                                                    interest rate for
                                                    approximately 28.59% of the
                                                    pooled securities (by
                                                    aggregate principal balance
                                                    as of pooled security
                                                    information date). No
                                                    prediction can be made as to
                                                    future levels of one-month
                                                    LIBOR or as to the timing of
                                                    any changes in one-month
                                                    LIBOR, each of which will
                                                    directly affect the yield of
                                                    the bonds. If because of
                                                    substantial increases in
                                                    one-month LIBOR, interest
                                                    collections of a pool are
                                                    insufficient to pay current
                                                    interest on the related
                                                    class of bonds, such "basis
                                                    risk" shortfall will be paid
                                                    from principal collections
                                                    of the related pool, or to
                                                    the extent such principal
                                                    collections are
                                                    insufficient, from any
                                                    excess interest collections
                                                    generated from the unrelated
                                                    pool. Any unpaid "basis
                                                    risk" shortfall may be
                                                    carried forward for payment
                                                    on subsequent payment dates
                                                    (with interest at the
                                                    applicable bond interest
                                                    rate). However, no
                                                    prediction can be made as to
                                                    the amount and timing of
                                                    payment of basis risk
                                                    shortfalls. In addition,
                                                    unpaid interest shortfalls
                                                    may eventually cause an
                                                    event of default on the
                                                    bonds.

Consequences of owning book-entry                   Limit on Liquidity of
securities                                          Securities. Issuance of
                                                    the bonds in book-entry form
                                                    may reduce their liquidity
                                                    in the secondary trading
                                                    market because investors may
                                                    be unwilling to purchase
                                                    bonds for which they cannot
                                                    obtain physical debt
                                                    instruments.

                                                    Limit on Ability to Transfer
                                                    or Pledge. Since
                                                    transactions in the book-
                                                    entry bonds can be effected
                                                    only though the DTC,
                                                    participating organizations,
                                                    indirect participants and
                                                    certain banks, your ability
                                                    to transfer or pledge a
                                                    book-entry bond to persons
                                                    or entities that do not
                                                    participate in the DTC
                                                    system or otherwise to take
                                                    actions in respect of such
                                                    bonds, may be limited due to
                                                    lack of a physical debt
                                                    instrument.

                                                    Delays in Payments. You may
                                                    experience some delay in the
                                                    receipt of payments on
                                                    book-entry bonds because the
                                                    payment will be forwarded by
                                                    the bond trustee to DTC for
                                                    DTC to credit the accounts
                                                    of its participants which
                                                    will thereafter credit them
                                                    to your account either
                                                    directly or indirectly
                                                    through indirect
                                                    participants, as applicable.

Bankruptcy and insolvency risks                     It is believed that the
                                                    transfer of the pooled
                                                    securities from the seller
                                                    to the depositor and the
                                                    depositor to the bond
                                                    issuer will each be
                                                    treated as a sale rather
                                                    than a secured financing
                                                    for purposes of state law.
                                                    Counsel for the seller
                                                    will render an opinion on
                                                    the closing date that in
                                                    the event of the
                                                    bankruptcy of either the
                                                    seller or the depositor,
                                                    pledged pooled securities
                                                    and other assets of the
                                                    bond issuer would not be
                                                    considered part of the
                                                    seller's or depositor's
                                                    bankruptcy estates and,
                                                    thus, would not be
                                                    available to their
                                                    creditors. On the other
                                                    hand, a bankruptcy trustee
                                                    or one of the creditors of
                                                    the seller or the
                                                    depositor might challenge
                                                    this conclusion and argue
                                                    that the transfer of the
                                                    pooled securities should
                                                    be characterized as a
                                                    pledge of assets in a
                                                    secured borrowing rather
                                                    than as a sale. Such an
                                                    attempt, even if
                                                    unsuccessful, might result
                                                    in delays in payments on
                                                    the bonds.

The subordinated pooled securities may              As described in this
adversely affect distributions                      prospectus supplement, in
                                                    the case of certain of the
                                                    pooled securities referred
                                                    to herein as the
                                                    "subordinated pooled
                                                    securities," (which
                                                    represent approximately
                                                    13.20% of the aggregate
                                                    principal balance of the
                                                    pooled securities as of the
                                                    pooled security information
                                                    date) payments of principal
                                                    and interest on the
                                                    underlying mortgage loans
                                                    will be available to make
                                                    payments on such pooled
                                                    securities on any pooled
                                                    security distribution date
                                                    (and hence interest and
                                                    principal payments on the
                                                    bonds on the related payment
                                                    date) only after certain
                                                    required distributions have
                                                    been made on the related
                                                    senior securities, and in
                                                    certain cases, the mezzanine
                                                    securities, of the related
                                                    underlying series which are
                                                    senior in priority of
                                                    payment to the related
                                                    subordinated pooled
                                                    securities. No payments of
                                                    interest and principal on
                                                    the subordinated pooled
                                                    securities will be made on
                                                    any pooled security
                                                    distribution date until the
                                                    senior securities, and in
                                                    certain cases, the mezzanine
                                                    securities of the related
                                                    series have received all
                                                    interest (generally
                                                    including accrued but unpaid
                                                    interest) and principal to
                                                    which they have a priority
                                                    entitlement on a pooled
                                                    security distribution date.

                                                    In addition, generally,
                                                    prepayments on the
                                                    underlying mortgage loans
                                                    will not be allocated to
                                                    subordinated pooled
                                                    securities until after a
                                                    "lock-out" period, as
                                                    described in the related
                                                    underlying pooling and
                                                    servicing agreement. A
                                                    certain percentage of
                                                    prepayments (which may
                                                    increase over time) will be
                                                    allocated to such
                                                    subordinated pooled
                                                    securities after such
                                                    lock-out period, subject, in
                                                    some cases, to the
                                                    satisfaction of certain
                                                    delinquency, loss and other
                                                    performance tests with
                                                    respect to the underlying
                                                    mortgage loans.

                                                    All realized losses on the
                                                    underlying mortgage loans,
                                                    to the extent not covered by
                                                    the related underlying
                                                    security credit support, if
                                                    any, will generally be
                                                    allocated to the
                                                    subordinated pooled
                                                    securities in inverse order
                                                    of seniority of payment
                                                    prior to being allocated to
                                                    any senior securities

                                                    (and in certain cases, the
                                                    mezzanine securities) of the
                                                    same underlying series, and,
                                                    as a result, may adversely
                                                    affect the yield on the
                                                    bonds.

The uncertain timing of payments on the             Unlike standard corporate
bonds may adversely affect the yield on             bonds, the timing and
the bonds                                           amount of interest and
                                                    principal payments on the
                                                    bonds is not a fixed
                                                    scheduled payment and will
                                                    be affected by (i) the
                                                    amount, rate and timing of
                                                    principal and interest
                                                    collections of the related
                                                    pool, which in turn will be
                                                    affected by the amount, rate
                                                    and timing of principal and
                                                    interest collections
                                                    (including prepayments,
                                                    repurchases, defaults and
                                                    liquidations) on the related
                                                    underlying mortgage loans,
                                                    (ii) the allocation of such
                                                    payments and losses among
                                                    the various classes of
                                                    securities, including the
                                                    class or classes of pooled
                                                    securities, of each
                                                    underlying series and (iii)
                                                    the occurrence of optional
                                                    terminations with respect to
                                                    the underlying trusts.

                                                    In addition to affecting the
                                                    weighted average lives of
                                                    the pooled securities and,
                                                    as a result, the weighted
                                                    average lives of the bonds,
                                                    the rate of principal
                                                    prepayments and realized
                                                    losses on the underlying
                                                    mortgage loans will affect
                                                    the yield to maturity on
                                                    bonds purchased at a
                                                    discount or at a premium.
                                                    Slow prepayment rates on the
                                                    underlying mortgage loans
                                                    will delay the application
                                                    of principal payments on the
                                                    underlying mortgage loans to
                                                    the pooled securities and
                                                    may adversely affect the
                                                    yield on the bonds purchased
                                                    at a discount to par.
                                                    Conversely, high prepayment
                                                    rates on the underlying
                                                    mortgage loans will
                                                    accelerate the application
                                                    of such principal payments
                                                    on the underlying mortgage
                                                    loans to the pooled
                                                    securities and may adversely
                                                    affect the yield on the
                                                    bonds purchased at a
                                                    premium.

Payment delays on the pooled securities             Only distributions actually
will also delay the timing of payment on            received by the bond
the bonds and consequently may have an              trustee, as the registered
adverse effect on the reaching required             holder or the beneficial
overcollateralization targets                       owner of the pooled
                                                    securities, accompanied by
                                                    the pooled security
                                                    distribution date
                                                    information by the specified
                                                    determination date related
                                                    to any bond payment date,
                                                    will be available for
                                                    payment of interest and
                                                    principal on the bonds on
                                                    that payment date. If the
                                                    pooled security distribution
                                                    and/ or the pooled security
                                                    distribution date
                                                    information has not been
                                                    received by such specified
                                                    determination date,
                                                    distributions on the pooled
                                                    securities will not be
                                                    applied to pay interest and
                                                    principal on the bonds until
                                                    the payment date in the
                                                    following month. Such delays
                                                    may affect the amount and
                                                    timing of principal
                                                    distributions on the pooled
                                                    securities available to be
                                                    applied as a principal
                                                    payment on the bonds in
                                                    order to maintain
                                                    overcollateralization at
                                                    required levels.

The rates of delinquency, foreclosure and           A significant percentage
loss on the underlying mortgage loans may           of the underlying mortgage
be influenced by the underwriting standards         loans were underwritten in
applied at origination                              accordance with
                                                    underwriting standards less
                                                    stringent than the
                                                    underwriting guidelines of
                                                    Fannie Mae and/or Freddie
                                                    Mac. In addition, many of
                                                    the underlying trusts
                                                    include underlying mortgage
                                                    loans (i) with original
                                                    principal balances that
                                                    exceed the applicable
                                                    maximum for Fannie Mae
                                                    and/or Freddie Mac, (ii)
                                                    were not
                                                    documented to the then
                                                    current standards of Fannie
                                                    Mae or Freddie Mac or (iii)
                                                    generally do not satisfy
                                                    Fannie Mae and/or Freddie
                                                    Mac eligibility
                                                    requirements.

                                                    Such underlying mortgage
                                                    loans are likely to
                                                    experience rates of
                                                    delinquency and foreclosure
                                                    that are higher, and may be
                                                    substantially higher, than
                                                    underlying mortgage loans
                                                    originated in accordance
                                                    with Fannie Mae or Freddie
                                                    Mac underwriting guidelines.
                                                    As a result, there may be
                                                    more losses on these
                                                    underlying mortgage loans
                                                    than on underlying mortgage
                                                    loans originated in
                                                    accordance with such
                                                    guidelines.

                                                    The primary considerations
                                                    in underwriting a mortgage
                                                    loan are the assessment of
                                                    the creditworthiness of the
                                                    borrower and the value of
                                                    the mortgaged property as
                                                    collateral in relation to
                                                    the amount of the mortgage
                                                    loan. Because delinquencies
                                                    and foreclosures may be more
                                                    prevalent with respect to
                                                    underlying mortgage loans
                                                    not originated in accordance
                                                    with Fannie Mae or Freddie
                                                    Mac underwriting guidelines,
                                                    decreases in the values of
                                                    the related mortgaged
                                                    properties may have a
                                                    greater effect on the
                                                    overall loss experience of
                                                    such underlying mortgage
                                                    loans than on the loss
                                                    experience of a pool of
                                                    mortgage loans originated in
                                                    accordance with Fannie Mae
                                                    or Freddie Mac underwriting
                                                    guidelines. No assurance can
                                                    be given that the values of
                                                    such mortgaged properties
                                                    have remained or will remain
                                                    at the levels in effect on
                                                    the dates of origination of
                                                    the related underlying
                                                    mortgage loans. If the
                                                    values of the mortgaged
                                                    properties decline after the
                                                    dates of origination of the
                                                    related underlying mortgage
                                                    loans, then the rates of
                                                    losses on the underlying
                                                    mortgage loans may increase,
                                                    and such increase may be
                                                    substantial.

Significant concentrations of the                   Based upon information
mortgaged properties in various state               provided in the underlying
jurisdictions may adversely affect the              offering documents relating
amount and timing of pooled security                to each underlying series,
distributions and, consequently,                    there are significant
payment of the bonds                                concentrations of mortgage
                                                    properties relating to the
                                                    underlying mortgage loans in
                                                    various state jurisdictions.
                                                    Moreover, with respect to
                                                    approximately 75% of the
                                                    pooled securities (by
                                                    aggregate principal balance
                                                    as of the pooled security
                                                    information date),
                                                    concentration of mortgaged
                                                    properties in California
                                                    relating to the underlying
                                                    mortgage loans exceeded 10%
                                                    as of the related underlying
                                                    cut-off dates. As a
                                                    consequence, realized losses
                                                    allocated to the pooled
                                                    securities may exceed those
                                                    that might be realized were
                                                    the mortgaged properties
                                                    more geographically
                                                    dispersed because the loss
                                                    experience of the underlying
                                                    mortgage loans will be more
                                                    sensitive to downturns in
                                                    the local or regional
                                                    economy of such state
                                                    jurisdictions and to local
                                                    natural disasters than would
                                                    be the case were the
                                                    mortgaged properties more
                                                    geographically dispersed. In
                                                    addition, prepayments on the
                                                    underlying mortgage loans
                                                    and resulting payments on
                                                    the bonds may be affected
                                                    significantly by changes in
                                                    the housing markets and the
                                                    regional economies in
                                                    California and such other
                                                    heavy concentration
                                                    jurisdictions in general.

Deficiencies occurring upon the liquidation         The market value of the
of the underlying mortgage loans may                underlying mortgage
generally be borne by the pooled securities         properties included in any
                                                    underlying trust generally
                                                    will fluctuate with changes
                                                    in prevailing rates of
                                                    interest, among other
                                                    factors. Consequently, the
                                                    underlying mortgage loans
                                                    included in an underlying
                                                    trust (or any mortgaged
                                                    property acquired in respect
                                                    thereof) may be liquidated
                                                    at a discount from their par
                                                    value or from their purchase
                                                    price, in which case the net
                                                    liquidation proceeds might
                                                    be less than the aggregate
                                                    outstanding principal amount
                                                    of the related mortgage
                                                    note, plus accrued interest.
                                                    In such event, any
                                                    shortfalls in the amounts
                                                    necessary to make required
                                                    distributions on the
                                                    securities relating to an
                                                    underlying series generally
                                                    would be borne, after any
                                                    underlying security credit
                                                    support has been depleted,
                                                    by the holders of the
                                                    related subordinate pooled
                                                    securities prior to being
                                                    borne by the senior
                                                    securities and in certain
                                                    cases, mezzanine securities
                                                    of such underlying series.
                                                    Moreover, in the case where
                                                    underlying credit support
                                                    provided by subordination or
                                                    other forms of credit
                                                    enhancement were depleted,
                                                    pooled securities which
                                                    constitute the senior
                                                    securities of the underlying
                                                    series could also bear any
                                                    such losses on liquidation.
                                                    The bond trustee will have
                                                    no obligation on behalf of
                                                    the bondholders to monitor
                                                    or regulate the liquidation
                                                    of underlying mortgage loans
                                                    included in any underlying
                                                    trust.

Recent attacks and military action                  The effects that the
                                                    attacks in the United
                                                    States on September 11,
                                                    2001, possible future
                                                    attacks and other
                                                    incidents and related
                                                    military actions may have
                                                    on the performance of the
                                                    underlying mortgage loans
                                                    or the values of the
                                                    underlying mortgaged
                                                    properties cannot be
                                                    determined at this time.
                                                    Investors should consider
                                                    the possible effects on
                                                    delinquency, default and
                                                    prepayment experience of
                                                    the underlying mortgage
                                                    loans. Federal agencies
                                                    and non-government lenders
                                                    may defer, reduce or
                                                    forgive payments and delay
                                                    foreclosure proceedings in
                                                    respect of loans to
                                                    borrowers affected in some
                                                    way by recent and possible
                                                    future events. In
                                                    addition, activation of a
                                                    substantial number of U.S.
                                                    military reservists or
                                                    members of the National
                                                    Guard may significantly
                                                    increase the proportion of
                                                    underlying mortgage loans
                                                    whose mortgage rates are
                                                    reduced by application of
                                                    the Soldiers' and Sailors'
                                                    Civil Relief Act of 1940.
                                                    The interest distributed
                                                    to holders of the pooled
                                                    securities will be reduced
                                                    by any reductions in the
                                                    amount of interest
                                                    collectible as a result of
                                                    application of such Relief
                                                    Act. Legislation granting
                                                    similar loan payment
                                                    relief to certain persons
                                                    not covered by such Relief
                                                    Act has been proposed in
                                                    California and might be
                                                    enacted there or in other
                                                    states.

                                 THE BOND ISSUER


   Sequoia Mortgage Funding Company 2002-A (the "Bond Issuer" or the "Trust") is a statutory business trust established under the laws of the State of Delaware pursuant to a deposit trust agreement, dated as of April 1, 2002 (the "Deposit Trust Agreement"), between Sequoia Mortgage Funding Corporation, as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee (in such trustee capacity and not in its individual capacity, the "Owner Trustee"). The Bond Issuer has been formed for the sole purpose of issuing its Collateralized MBS Funding Bonds, Series 2002-A, Class A-1 (the "Class A-1 Bonds") and Class A-2 (the "Class A-2 Bonds" and, together with the Class A-1 Bonds, the "Bonds") and two investor certificates (the "Pool 1 Investor Certificate" and the "Pool 2 Investor Certificate" and collectively, the "Investor Certificates"), each of which evidence the beneficial ownership interest in portions of the Trustee Estate, as described below. See "Security for the Bonds".

   The Depositor is the settlor of the Trust and will initially hold both Investor Certificates issued by the Trust. The Depositor is a limited purpose finance corporation, the capital stock of which is wholly owned by Redwood Trust, Inc., a Maryland corporation ("Redwood Trust"). Redwood Trust is the seller (the "Seller") of the mortgaged-backed securities described herein and will also act as the manager (the "Manager") of the Bond Issuer pursuant to a management agreement, dated as of April 1, 2002 (the "Management Agreement"), entered into with the Bond Issuer. None of the Depositor, Redwood Trust, the Owner Trustee nor any of their respective affiliates has guaranteed or is otherwise obligated with respect to payment of the Bonds and no person or entity other than the Bond Issuer is obligated to pay the Bonds.

   The Bond Issuer's assets will consist almost entirely of two separate pools of mortgage-backed securities (as described at "Security for the Bonds" below) which will be pledged under an indenture, dated as of April 1, 2002 (the "Indenture"), between the Bond Issuer and The Bank of New York, as bond trustee (the "Bond Trustee"), each pool being the primary source of payments for a single class of the Bonds, as described below. See "Securities for the Bonds".

   The Indenture prohibits the Bond Issuer from incurring any indebtedness other than the Bonds, or assuming or guaranteeing the indebtedness of any other person.

   The Owner Trustee will make no representations as to the validity or sufficiency of the Deposit Trust Agreement, the Bonds, the mortgage-backed securities underlying the Bonds or any related documents, and will not be accountable for the use or application by the Bond Trustee of any funds paid to the Bond Trustee in respect of the Bonds, the underlying mortgage-backed securities or the underlying mortgage loans, or the investment of monies deposited in any account related to any of the foregoing. The Owner Trustee will be required to perform only those ministerial duties specifically required of it under the Deposit Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required of it under the Deposit Trust Agreement, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Deposit Trust Agreement. The duties of the Trust to be performed with respect to the Bonds or the underlying mortgage-backed securities pursuant to the Indenture will be performed for the Trust by the Manager under the Management Agreement.

   The Owner Trustee may resign at any time, in which event the Bond Trustee will be obligated to appoint a successor acceptable to the Depositor and the Seller. The Bond Trustee may also remove the Owner Trustee if it ceases to be eligible to continue as such under the Deposit Trust Agreement or becomes legally unable to act or becomes insolvent. Any resignation or removal of the Owner Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

   The Trust's principal offices are located at the Corporate Trust Office of the Owner Trustee, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

                             SECURITY FOR THE BONDS


   On or about April 30, 2002 (the "Closing Date"), pursuant to a Pooled Security Sale and Collection Agreement, dated as of April 1, 2002 (the "Sale Agreement") the Seller will transfer to the Depositor, and the Depositor will in turn assign and transfer to the Owner Trustee on behalf of the Trust, the Seller's percentage interest in 18 classes of mortgage-backed securities (each a "Pooled Security" and collectively, the "Pooled Securities"). The Trust will simultaneously pledge the Pooled Securities and related assets to the Bond Trustee pursuant to the Indenture as security for the Bonds (the "Trust Estate").

   Under the Sale Agreement, the Trust will be entitled to all amounts due and payable with respect to the Pooled Securities commencing with the May 2002 Pooled Security Distribution Dates (as defined at "Description of the Bonds-- General" below). Under such agreement, the Depositor will represent and warrant to the Trust, among other things, that as of the date of transfer to the Trust, the Depositor has good and marketable title to the Pooled Securities and related trust property and that prior to the transfer to the Trust all such properties are free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrances. Upon discovery or receipt of notice by either the Seller or the Bond Trustee of a breach of any of the representations and warranties regarding the Pooled Securities which materially and adversely affects the interest of the bondholders, the party discovering such breach will give prompt notice to the other parties. The Seller will be required to use its best efforts promptly to cure such breach in all material respects within thirty days of the earlier of either discovery by or notice to the Seller of any such breach. If such breach cannot be cured, the Seller will be required to repurchase each Pooled Security affected by the breach, each at a repurchase price equal to the outstanding principal balance of the Pooled Security thereof as of the date of repurchase plus interest thereon at the applicable Pooled Security interest rates through the next succeeding Pooled Security Distribution Date unless the repurchase is made on a Pooled Security Distribution Date, then interest through such date (net of interest received by the Bond Trustee on such Pooled Security on such date).

   The Pooled Securities, together with other mortgage-backed securities of the same underlying series (collectively, the "Underlying Securities") were issued pursuant to various pooling and servicing agreements or trust agreements or, with respect to a single class of Pooled Securities, an indenture, (each, an "Underlying Agreement") and evidence interests in (or the debt of) 17 underlying trusts (each, an "Underlying Trust"), the assets of which consist primarily of conventional, adjustable rate, first lien mortgage loans secured by one- to four-family residences (the "Underlying Mortgage Loans"). The aggregate outstanding principal balance (the "Pooled Security Principal Balance") of the Pooled Securities, based upon the information reported by each trustee (the "Underlying Trustee"), or, alternatively, the master servicer and/or primary servicer (collectively referred to as the "Underlying Servicer"), of the Underlying Trusts in the monthly distribution date statements (each a "Pooled Security Distribution Date Statement") relating to the March 2002 distribution on the Pooled Securities, after giving effect to distributions made on the Pooled Securities on or prior to such dates (the "Pooled Security Information Date") is approximately $83,476,960.

   Pursuant to the Indenture and as set forth in Annex I, the Pooled Securities sold to the Trust will be divided into two separate security pools (each, a "Pool"), "Pool 1" having an aggregate outstanding principal balance (a "Pool Balance") as of the Pooled Security Information Date of approximately $67,177,789 and "Pool 2" having a Pool Balance as of the Pooled Security Information Date of approximately $16,299,171. The Pooled Securities comprising Pool 1 and Pool 2 will have the additional characteristics as of the Pooled Security Information Date set forth in Annex I. Each Class A-1 Bond represents a debt obligation of the Trust primarily secured by a pledge of that portion of the Trust Estate consisting of Pool 1 and amounts deposited in a Reserve Fund (the "Pool 1 Reserve Fund") evidencing a subordinated interest in the Pool 2 collections as described at "--Priority of Payments" and "--Limited Cross-Collateralization" below. Conversely, each Class A-2 Bond represents a debt obligation of the Trust primarily secured by a pledge of that portion of the Trust Estate consisting of the Pool 2 and amounts deposited in a Reserve Fund (the "Pool 2 Reserve Fund") evidencing a subordinated interest in Pool 1 collections as described at "--Priority of Payments" and "--Limited Cross-Collateralization" below. See "Description of the Bonds--Limited Cross-Collateralization Provisions" below. The Pool 1 Investor Certificate will represent the beneficial ownership interest in that portion of the Trust Estate consisting of Pool 1 and the Pool 1 Reserve Fund. The Pool 2 Investor Certificate will represent the beneficial ownership interest in that portion of the Trust Estate consisting of Pool 2 and the Pool 2 Reserve Fund.

   References to a current amount or percentage of the Pooled Securities or an average with respect to the Pooled Securities in this prospectus supplement, is, unless otherwise specified herein, to the amount, percentage or average based on the Pooled Security Principal Balance (or Pool Balance) of the Pooled Securities as of the Pooled Security Information Date. Likewise, references to a current amount, percentage or average of the Underlying Mortgage Loans will, unless otherwise specified herein, be to the amount, percentage or average calculated based on the scheduled principal balances of such Underlying Mortgage Loans as of the Pooled Security Information Date after giving effect to any payments made or scheduled to be made and losses realized on the Underlying Mortgage Loans on or prior to such date (the "Mortgage Loan Information Date") as reflected on the related Pooled Security Distribution Date Statements for March 2002. For this purpose, any Underlying Mortgage Loan which potentially provides security for payment of the related Pooled Security is included in the calculation, taking into account the effect of any cross-collateralization provisions among pools of Underlying Mortgage Loans in the related underlying series as provided in the related underlying documents.

   Each Pooled Security represents a different percentage interest of the aggregate Pool Balance of its respective Pool securing payment of a class of Bonds. Moreover, each Pooled Security represents a different percentage interest in the Underlying Mortgage Loans in the related Underlying Trusts. Consequently, a Pooled Security representing a relatively small percentage of all Pooled Securities (or of the related Pool Balance) may be backed by a disproportionately large amount of Underlying Mortgage Loans; and conversely, a Pooled Security representing a relatively large percentage of all Pooled Securities (or of the related Pool Balance) may be backed by a disproportionably small amount of the Underlying Mortgage Loans. Accordingly, any aggregated statistical information about the Underlying Mortgage Loans contained in this prospectus supplement should be read in conjunction with the information contained in Annex I attached hereto, regarding the Underlying Mortgage Loans, the related Pooled Security and considering the relative size of each Pooled Security and the related Pool. See "Description of the Pooled Securities" and "Description of the Underlying Mortgage Loans" in this prospectus supplement and Annex I attached hereto.

                            DESCRIPTION OF THE BONDS


General

   The Bonds will be issued pursuant to the Indenture and secured by the Trust Estate. The Bonds are non-recourse obligations of the Bond Issuer and the proceeds of the assets of the Trust Estate (i.e., the collections on the Pooled Securities and the proceeds thereof) will be the only source of payment of the Bonds. See "Security for the Bonds" above. Set forth below are summaries of the specific terms and provisions of the Indenture. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference. For more details regarding the terms of the Indenture, prospective investors in the Bonds are advised to review the Indenture. The Bond Trustee will provide a copy of the Indenture (without exhibits), without charge, upon written request addressed to The Bank of New York, 5 Penn Plaza, 16th Floor, New York, New York 10001 (Re: Sequoia Mortgage Funding Company 2002-A).

   The initial principal balance of the Class A-1 Bonds and the Class A-2 Bonds as of the Closing Date will be determined by taking into account the Pool Balance of each of Pool 1 and Pool 2, respectively, after giving effect to the April 2002 distributions on their respective Pooled Securities as reflected on the April 2002 Pooled Security Distribution Date Statements (the "Original Class Principal Amount"). Such Original Class Principal Amounts are each subject to a variance of plus or minus 10%, depending upon the actual Pool Balance of the related Pool as of the Closing Date. The "Class Principal Amount" of each class of Bonds on any Bond Payment Date (as defined below) will equal its Original Class Principal Amount minus the aggregate of amounts actually paid as principal to the holders as described below. Each class of Bonds will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1,000 in excess thereof.

   Payments of principal and interest on the Bonds with respect to a month will be made by the Bond Trustee on the day (each, a "Bond Payment Date") which is the third Business Day after the 25th day (or if such 25th day is not a Business Day, the following Business Day) of each month, commencing in May 2002. For this purpose, a "Business Day" means a day other than a Saturday, or Sunday, or a day in which banking institutions in New York, New York or the city in which the corporate trust office of the Bond Trustee is located are authorized or obligated by law or executive order to be closed. The distribution date with respect to the Pooled Securities (each, a "Pooled Security Distribution Date") is the 25th day (or if such 25th day is not a business day, as defined in the related Underlying Agreement, the following business day) of each month except, in the case of one Pooled Security, it is the 15th day (or if such day is not a business day, as defined in the related Underlying Agreement, the following business day) of each month.

   If the Bond Trustee has not received a distribution on a Pooled Security, together with the related Pooled Security Distribution Date Statement (and/or such other information which enables the Bond Trustee to determine current principal and interest distributions and realized losses allocated with respect to such Pooled Security (together with the Pooled Security Distribution Date Statement, the "Pooled Security Distribution Date Information")) from the Underlying Trustee by 3:00 p.m. New York City time on the Business Day prior to the related Bond Payment Date (the "Determination Time"), the distribution with respect to such Pooled Security will not be applied to the payment of interest and principal on the Bonds on such Bond Payment Date, but rather will be so applied on the next succeeding Bond Payment Date.

   As described at "--Book-Entry Registration and Definitive Bonds" below, each class of Bonds will initially be issued in book-entry form ("Book-Entry Bonds") through the facilities of the applicable depository. Accordingly, payment on the Bonds will be made by or on behalf of the Bond Trustee through the applicable depository or its nominee and not directly to bondholders. Bonds in definitive, certificated form ("Definitive Bonds") will only be issued in exchange for Book-Entry Bonds in the very limited circumstances described at "--Book-Entry Registration and Definitive Bonds" below. All payments on the Bonds will be made on the Bond Payment Date to the registered holder of record on the Business Day immediately prior to such Bond Payment Date (the "Record Date") as indicated in the register ("Bond Register") maintained by the Bond Trustee; provided, however, if Bonds are issued in definitive form in exchange for Book-Entry

Bonds, the Record Date will be the last day of the calendar month immediately prior to the Bond Payment Date.

   Payments on Definitive Bonds, if issued, generally will be made either (i) by check mailed to the address of the holder of record as it appears on the Bond Register or, (ii) by wire transfer of immediately available funds to the account of such bondholder, if such bondholder (a) is the registered holder of Definitive Bonds having an initial principal balance of $1,000,000 and (b) has provided the Bond Trustee with wiring instructions in writing five days prior to the related Bond Payment Date or has provided the Bond Trustee with such instructions for any previous Bond Payment Date. A fee may be charged by the Bond Trustee to a bondholder of Definitive Bonds for any payment made by wire transfer. Notwithstanding the above, the final payment in retirement of the Bonds will be made only upon presentment and surrender of such Bonds at the Corporate Trust Office of the Bond Trustee.

Book-Entry Registration and Definitive Bonds

   Book-Entry Bonds will be represented by one or more global bonds which in aggregate will equal the Original Class Principal Amount of each class of Bonds registered in the name of the nominee of the Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Bond (each, a "Beneficial Owner") will be entitled to receive a Definitive Bond, except as set forth below and in the prospectus under "Description of the Bonds--Book-Entry Bonds." Unless and until Definitive Bonds are issued for the Book-Entry Bonds, all references to actions by bondholders with respect to the Book-Entry Bonds shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to bondholders with respect to the Book-Entry Bonds shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Bonds, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. Beneficial Owners are only entitled to exercise their rights indirectly through participation in the DTC.

   Registration. Beneficial Owners will hold their interests in their Bonds through DTC in the United States, or, upon request, through Clearstream Banking, societe anonyme (formerly Cedelbank) (hereafter, "Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries").

   The Beneficial Owner's ownership interest in a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

   Beneficial Owners will receive all payments of principal of, and interest on, the Bonds from the Bond Trustee through DTC and DTC participants. While the Book-Entry Bonds are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Bonds and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Bonds. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Bonds are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners.

Accordingly, although Beneficial Owners will not possess physical bonds, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

   Unless and until Definitive Bonds are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Bonds only through Participants and indirect participants by instructing such Participants and indirect participants to transfer their interest by book-entry transfer, through DTC for the account of the purchasers of such Bonds, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

   Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Bonds, refer to "Federal Income Tax Consequences--Foreign Investors" and "-- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex IV hereto.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

   DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Bonds, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book- Entry Bonds will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

   Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of bonds. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of bonds and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific bonds to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Payments on the Book-Entry Bonds will be made on each Bond Payment Date by the Bond Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Bonds that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Bonds that it represents.

   Under a book-entry format, Beneficial Owners of the Book-Entry Bonds may experience some delay in their receipt of payments, since such payments will be forwarded by the Bond Trustee to Cede & Co. Payments with respect to Bonds held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Withholding with Respect to Certain Foreign Investors" and "--Backup Withholding Bonds" in the prospectus.

   Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Bonds to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Bonds, may be limited due to the lack of physical Bonds for such Book-Entry Bonds. In addition, issuance of the Book-Entry Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary market since certain potential investors may be unwilling to purchase Bonds for which they cannot obtain physical bonds.

   Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Bonds of such Beneficial Owners are credited.

   DTC has advised the Bond Trustee that, unless and until Definitive Bonds are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Bonds under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Bonds. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a bondholder under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Bonds which conflict with actions taken with respect to other Bonds.

   Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Bonds among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   None of the Seller, the Depositor, the Manager, the Bond Issuer, the Owner Trustee or the Bond Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Bonds held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Definitive Bonds will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Bonds--Book-Entry Bonds." Upon the occurrence of an event described in the fourth to last paragraph thereunder, the Bond Trustee is required to direct DTC to notify Participants that have ownership of Book-Entry Bonds as indicated on the records of DTC of the availability of Definitive Bonds for the Book-Entry Bonds. Upon surrender by DTC of the Definitive Bonds representing the Book- Entry Bonds, and upon receipt of instruction from DTC for re-registration, the Bond Trustee will re-issue the Book-Entry Bonds as Definitive Bonds in the respective principal balances owned by the individual Beneficial Owner and thereafter the Bond Trustee will recognize the holders of such Definitive Bonds as bondholders under the Indenture.

   For a description of the procedures generally applicable to the Book-Entry Bonds, see "Description of the Bonds--Book-Entry Bonds" in the prospectus.

Priority of Payments

   Payments of principal and interest on each class of Bonds will be made by the Bond Trustee (in such capacity, the "Paying Agent") on each Bond Payment Date, commencing with the Bond Payment Date in May 2002, to bondholders as of the related Record Date in an amount equal to the product of such bondholder's Percentage Interest (as defined below) and the amounts paid in respect of interest and principal on that class of Bonds. Except as provided below with reference to the Reserve Funds, payments on each class of Bonds will be made solely from the Pool's Available Interest Amount and Available Principal Amount currently on deposit in such Pool's bond payment account (the "Pool 1 Bond Payment Account" and the "Pool 2 Bond Payment Account" and collectively, the "Bond Payment Accounts") established and maintained by the Bond Trustee under the Indenture for the deposit of all collections received with respect to each Pool. On each Bond Payment Date, the Paying Agent will also pay to each holder of the Pool 1 Investor Certificate and Pool 2 Investor Certificate any residual amount to which it is entitled from any funds remaining in the related Bond Payment Account, after taking into account payment of the related

Bondholders' interest and principal entitlements and the required deposits to the related Reserve Funds described below.

   On each Bond Payment Date, the Paying Agent will be required to pay the following amounts from either Pool 1 or Pool 2 interest and principal collections (supplemented, as required, from amounts on deposit in the related Reserve Fund, as described below), as applicable, with respect to the related class of Bonds and the related Investor Certificate in the following order of priority.

I. From the Pool 1 Available Interest Amount:

   first, the Class A-1 Bond's Proportionate Share of the Administrative Fee Amount;

   second, to the Class A-1 bondholders, an amount equal to the Monthly Interest Amount relating to the Class A-1 Bonds for such Bond Payment Date;

   third, to the Class A-1 bondholders, in reduction of the Class Principal Amount of the Class A-1 Bonds, an amount equal to any Applied Loss Amount and Unpaid Applied Loss Amount relating to Pool 1 for such Bond Payment Date;

   fourth, to the Class A-1 bondholders, an amount equal to Carryforward Interest relating to the Class A-1 Bonds for such Bond Payment Date;

   fifth, to the extent of any remaining Pool 1 Available Interest Amount, to the Pool 2 Reserve Fund, for payment to the Class A-2 bondholders in accordance with the priorities described at "--Limited Cross-Collateralization Provisions" below, an amount equal to any remaining Monthly Interest Amount or Carryforward Interest relating to the Class A-2 Bonds, after taking into account all payments of the Monthly Interest Amount and Carryforward Interest pursuant to priorities second and fourth of the Pool 2 Available Interest Amount and priority first of the Pool 2 Available Principal Amount for such Bond Payment Date;

   sixth, to the extent of any remaining Pool 1 Available Interest Amount, to the Pool 2 Reserve Fund, for payment to the Class A-2 bondholders in accordance with the priorities described at "--Limited Cross-Collateralization Provisions" below, an amount equal to any remaining Applied Loss Amount and Unpaid Applied Loss Amount relating to Pool 2, after taking into account all payments in reduction of the Class Principal Amount of the Class A-2 Bonds pursuant to priority third of the Pool 2 Available Interest Amount and priority second of the Pool 2 Available Principal Amount for such Bond Payment Date, as described below; and

   seventh, to the Pool 1 Investor Certificateholder, any remaining Pool 1 Available Interest Amount on deposit in the Pool 1 Bond Payment Account.

II.   From the Pool 1 Available Principal Amount:

   first, to the Class A-1 bondholders, an amount equal to any portion of the Monthly Interest Amount or Carryforward Interest relating to the Class A-1 Bonds for such Bond Payment Date not paid pursuant to priorities second and fourth from the Pool 1 Available Interest Amount or from amounts on deposit in the Pool 1 Reserve Fund;

   second, to the Class A-1 bondholders, in reduction of the Class Principal Amount of the Class A-1 Bonds, an amount equal to any portion of the Applied Loss Amount and Unpaid Applied Loss Amount relating to Pool 1 not paid pursuant to priority third from the Pool 1 Available Interest Amount;

   third, to the Class A-1 bondholders, an amount equal to the lesser of (a) the remaining Pool 1 Available Principal Amount after application of priority first and second, and (b) the amount, if any, necessary to reduce the Class Principal Amount of the Class A-1 Bonds to an amount equal to the excess of (i) the Pool Balance of Pool 1 as of the Bond Payment Date over (ii) the Pool 1 Required Overcollateralization Amount for such Bond Payment Date, in reduction of the Class Principal Amount of the Class A-1 Bonds, until such Class Principal Amount is reduced to zero;

   fourth, to the extent of any remaining Pool 1 Available Principal Amount, to the Pool 2 Reserve Fund for payment to the Class A-2 bondholders in accordance with the priorities described at "--Limited Cross-

Collateralization Provisions" below, an amount equal to any remaining Applied Loss Amount and Unpaid Applied Loss Amount relating to Pool 2 not paid pursuant to priority sixth of the Pool 1 Available Interest Amount, priority third of the Pool 2 Available Interest Amount or priority second of the Pool 2 Available Principal Amount; and

     fifth, to the Pool 1 Investor Certificateholder.

III.  From the Pool 2 Available Interest Amount:

   first, the Class A-2 Bond's Proportionate Share of the Administrative Fee Amount;

   second, to the Class A-2 bondholders, an amount equal to the Monthly Interest Amount relating to the Class A-2 Bonds for such Bond Payment Date;

   third, to the Class A-2 bondholders, in reduction of the Class Principal Amount of the Class A-2 Bonds, an amount equal to any Applied Loss Amount and Unpaid Applied Loss Amount relating to Pool 2 for such Bond Payment Date;

   fourth, to the Class A-2 bondholders, an amount equal to Carryforward Interest relating to the Class A-2 Bonds for such Bond Payment Date;

   fifth, to the extent of any remaining Pool 2 Available Interest Amount, to the Pool 1 Reserve Fund, for payment to the Class A-1 bondholders in accordance with the priorities described at "--Limited Cross-Collateralization Provisions" below, an amount equal to any remaining Monthly Interest Amount or Carryforward Interest relating to Class A-1 Bonds, after taking into account all payments of the Monthly Interest Amount and Carryforward Interest pursuant to priorities second and fourth of the Pool 1 Available Interest Amount and priority first of the Pool 1 Available Principal Amount for such Bond Payment Date;

   sixth, to the extent of any remaining Pool 2 Available Interest Amount, to the Pool 1 Reserve Fund for payment to the Class A-1 bondholders in accordance with the priorities described at "--Limited Cross-Collateralization Provisions" below, an amount equal to any remaining Applied Loss Amount and Unpaid Applied Loss Amount relating to Pool 1, after taking into account all payments in reduction of the Class Principal Amount of the Class A-1 Bonds pursuant to priority third of the Pool 1 Available Interest Amount and priority second of the Pool 1 Available Principal Amount for such Bond Payment Date, as described below; and

   seventh, to the Pool 2 Investor Certificateholder, any remaining Pool 2 Available Interest Amount on deposit in the Pool 2 Bond Payment Amount.

IV.   From the Pool 2 Available Principal Amount:

   first, to the Class A-2 bondholders, an amount equal to any portion of the Monthly Interest Amount or Carryforward Interest relating to the Class A-2 Bonds for such Bond Payment Date not paid pursuant to priorities second and fourth from the Pool 2 Available Interest Amount or from amounts on deposit in the Pool 2 Reserve Fund;

   second, to the Class A-2 bondholders, in reduction of the Class Principal Amount of the Class A-2 bonds, an amount equal to any portion of the Applied Loss Amount and Unpaid Applied Loss Amount relating to Pool 2 not paid pursuant to priority third from the Pool 2 Available Interest Amount;

   third, to the Class A-2 bondholders, an amount equal to the lesser of (a) any remaining Pool 2 Available Principal Amount after application of priority first and second, and (b) the amount, if any, necessary to reduce the Class Principal Amount of the Class A-2 Bonds to an amount equal to the excess of (i) the Pool Balance of Pool 2 as of the Bond Payment Date over (ii) the Pool 2 Required Overcollateralization Amount for such Bond Payment Date, in reduction of the Class Principal Amount of the Class A-2 Bonds, until such Class Principal Amount is reduced to zero;

   fourth, to the extent of any remaining Pool 2 Available Principal Amount, to the Pool 1 Reserve Fund for payment to the Class A-1 bondholders in accordance with the priorities described at "--Limited Cross-Collateralization Provisions" below, an amount equal to any remaining Applied Loss Amount and Unpaid

Applied Loss Amount not paid pursuant to priority sixth of the Pool 2 Available Interest Amount, priority third of the Pool 1 Available Interest Amount or priority second of the Pool 1 Available Principal Amount; and

     fifth, to the Pool 2 Investor Certificateholder.

   Any funds released by the Bond Trustee from either the Pool 1 Bond Payment Account or the Pool 2 Bond Payment Account for distribution to the holders of the Pool 1 Investor Certificate and Pool 2 Investor Certificate, respectively, in accordance with the priorities set forth above, will be free from the lien of the Indenture. Consequently, once distributed, such amounts will not be available to make payments on the Bonds on any subsequent Bond Payment Date. In no event may the aggregate payment of principal to bondholders in accordance with the priorities set forth above exceed the Original Class Principal Amount of their respective classes.

   Applicable Definitions. For purposes of the payment priorities set forth above, the following terms have the meanings set forth below:

   o "Administrative Fee Amount" means for any Bond Payment Date, the sum of the fees of the Bond Trustee and the Manager relating to such Bond Payment Date. See the "Bond Trustee" for a description of the fees and expenses of the Bond Trustee. Under the Management Agreement, the Manager will be entitled to a monthly management fee of $500. The annual fees and expenses of the Owner Trustee will be paid by the Depositor and not from the assets of the Trust. A class's "Proportionate Share" of the Administrative Fee Amount will be determined by the fraction (expressed as a percentage) the numerator of which is such class's outstanding Class Principal Amount and the denominator of which is aggregate outstanding Class Principal Amount of both classes of Bonds, such percentage determined prior to taking into account any distributions in reduction of the Class Principal Amount of such class for such Bond Payment Date.

   o "Applied Loss Amount" means, with respect to any Bond Payment Date and either Pool, the sum of (i) the aggregate amount of reduction in the Pool Balance on the related Pooled Security Distribution Date attributable to the allocation of Realized Losses on the related Underlying Mortgage Loans to the Pooled Securities of such Pool during the related due period, and
     (ii) the difference, if any, between (a) the sum of the principal balance of any Pooled Security of such Pool and the accrued interest thereon, and
     (b) the amount received by the Bond Trustee in complete redemption of such Pooled Security.

   o "Available Interest Amount" means, with respect to any Bond Payment Date and either Pool, the sum of (i) the aggregate amount on deposit in the related Bond Payment Account attributable or otherwise allocable to interest on the Pooled Securities of such Pool for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Bond Trustee as of the immediately prior Determination Time and (ii) that portion of the repurchase price of a Pooled Security repurchased by the Seller or the Depositor attributable to interest.

   o "Available Principal Amount" means, with respect to any Bond Payment Date and either Pool, the sum of (i) the aggregate amount on deposit in the related Bond Payment Account attributable or otherwise allocable to principal on the Pooled Securities of such Pool for which both the Pooled Security distribution and the related Pool Security Distribution Date Information have been received by the Bond Trustee as of the immediately prior Determination Time and (ii) that portion of the repurchase price of a Pooled Security repurchased by the Seller or the Depositor attributable to principal.

   o "Monthly Interest Amount" means, with respect to any Bond Payment Date and either class of Bonds, an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Bond Interest Rate (see "--Payments of Interest" below) on the Class Principal Amount of such class as of the first day of the Interest Accrual Period;

   o "Carryforward Interest" means with respect to either class of Bonds and any Bond Payment Date, the sum of (1) the amount, if any, by which (x) the sum of (A) the Monthly Interest Amount for such class for the immediately preceding Bond Payment Date and (B) any unpaid Carryforward Interest from previous Bond Payment Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Bond Payment Date and (2) interest on such amount for the related Interest Accrual Period at the applicable Bond Interest Rate.

   o An "Interest Accrual Period" with respect to either class of Bonds and each Bond Payment Date will be the period beginning on the immediately preceding Bond Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Bond Payment Date.

   o A bondholder's "Percentage Interest", with respect to each Bond Payment Date and a bond in either class of Bonds, will be the fraction expressed as a percentage, the numerator of which is that bond's principal amount and the denominator of which is the applicable Class Principal Amount of such class.

   o A "Realized Loss" has the meaning set forth in the Underlying Agreements for the applicable Pooled Security, but generally means, with respect to any Underlying Mortgage Loan which is a Liquidated Mortgage Loan, the amount by which the then outstanding principal balance of such Liquidated Mortgage Loan exceeds the related Net Liquidation Proceeds, to the extent allocable to principal.

   o A "Liquidated Mortgage Loan" means, as to any Bond Payment Date, any Underlying Mortgage Loan as to which the Underlying Servicer has determined during the related due period, in accordance with customary servicing procedures, that all Liquidation Proceeds which it expects to recover from or on account of such Underlying Mortgage Loan have been recovered.

   o "Liquidation Proceeds" means the aggregate of all proceeds received by the Underlying Servicer in connection with the liquidation of the mortgaged property securing the Underlying Mortgage Loan, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including insurance proceeds).

   o "Net Liquidation Proceeds" means Liquidation Proceeds, less expenses incurred by the Underlying Servicer in connection with the liquidation of the Underlying Mortgage Loan.

   o An "Unpaid Applied Loss Amount" means with respect to any Pool and any Bond Payment Date, the excess of the Applied Loss Amount for all prior Bond Payment Dates over the aggregate of all amounts paid under priority third from the Available Interest Amount, priority second from the Available Principal Amount and from amounts on deposit in the related Reserve Fund on all prior Bond Payment Dates.

   For the definitions of "Pool 1 Overcollateralization Amount", "Pool 2 Overcollateralization Amount", "Pool 1 Required Overcollateralization Amount" and "Pool 2 Required Overcollateralization Amount", see "--
Overcollateralization" below.

Payments of Interest

   The Bond Interest Rates. For purposes of calculating the Monthly Interest Amount on either class of Bonds (see "--Priority of Payments" above), the Bond Interest Rate for any Payment Date will be a per annum rate equal to One-Month LIBOR (as defined below), as determined by the Bond Trustee as described, below plus 0.60%, in the case of the Class A-1 Bonds (the "Class A-1 Bond Margin"), and 0.75%, in the case of the Class A-2 Bonds (the "Class A-2 Bond Margin"). However, if the Bond Issuer, at the direction of the related Investor Certificateholder, does not exercise its optional clean-up redemption rights, as described at "--Optional Clean-Up Redemption Rights", on the first Bond Payment Date following the Bond Payment Date on which the related Pool Balance is less than 10% of the Pool Balance as of the Closing Date (i.e., the Pool Balance as reduced by the April 25, 2002 principal distributions on the related Pool Securities as reported on the April 2002 Distribution Date Statements), then on all succeeding Bond Payment Dates the Class A-1 Bond Margin will increase to 1.00% and the Class A-2 Bond Margin will increase to 1.15%, as applicable.

   Because, among other factors, the Bond Interest Rate for either class of Bonds is not limited by an available funds limitation, it is possible that as a result of significant upward movements in One-Month

LIBOR and/or significant declines in the weighted average of the Pooled Securities interest rates for the related Pool (due, for example, to disproportionate principal payments of Pooled Securities bearing relatively higher interest rates, or disproportionate prepayments of the related Underlying Mortgage Loans bearing relatively higher interest rates, or the disproportionate allocation of Realized Losses to such Pooled Securities), there will not always be sufficient Pooled Security interest distributions from a Pool to pay the Monthly Interest Amount for the related class of Bonds. However, any such shortfall in the Monthly Interest Amount for a class of Bonds would be covered by first, by any Excess Interest (as defined below at "--Overcollateralization") collections generated by the related Pool; second, the application of the Available Principal Amount for such Bond Payment Date from the related Pool to pay the current Monthly Interest Amount and any Carryforward Interest; and third, from amounts on deposit in the related Reserve Fund, as described at "--Priority of Payments" above. Failure to pay such Carryforward Interest for twelve consecutive Bond Payment Dates will constitute an Indenture Default (see "--Remedies Upon Default" below).

   Determination of One-Month LIBOR. On the second LIBOR Business Day (as defined below) preceding the commencement of each Interest Accrual Period (each such date, a "LIBOR Determination Date"), the Bond Trustee will determine LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("One- Month LIBOR").

   The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

   A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

   With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Bond Trustee will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, One-Month LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Bond Trustee will designate an alternative index that has performed, or that the Bond Trustee expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Bond Trustee will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Bond Issuer's expense) that the selection of such index will not cause the Bonds to lose their classification as debt for federal income tax purposes.

   The establishment of One-Month LIBOR on each LIBOR Determination Date by the Bond Trustee and the Bond Trustee's calculation of the Bond Interest Rate for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Payments of Principal

   On each Bond Payment Date the bondholders of each class of Bonds will be entitled to payments of principal on the Bonds from the Available Principal Amount from the related Pool, from Excess Interest (as defined below at "-- Overcollateralization") generated by the related Pool used to cover Applied Loss Amounts and Unpaid Applied Loss Amounts and from amounts on deposit in the related Reserve Fund, as described at "--Priority of Payments" above and "--Limited Cross-Collateralization Provisions" below; provided, however, if an Indenture Default is in effect, the priority of payments described under "-- Remedies Upon Default" will be in effect.

Overcollateralization

   Credit enhancement with respect to each class of Bonds will be provided, in part, by overcollateralization resulting from the related Pool Balance as of any Bond Payment Date (after taking into account all principal distributions made on the Pooled Securities on the preceding Pooled Security Distribution Dates in reduction of the Pool Balance) exceeding the Class Principal Amount of the related class of Bonds for such Payment Date (after taking into account the principal payment to be made on such Bond Payment Date in reduction of the Class Principal Amount) (such excess being referred to as the "Pool 1 Overcollateralization Amount" or the "Pool 2 Overcollateralization Amount", as applicable, in the Indenture). The purpose of overcollateralization is to, among other things, ensure that (i) at all times there are excess funds to pay interest and principal on the Bonds so that bondholders will have some protection against interest and principal shortfalls attributable to Realized Losses and/or basis risk shortfalls sustained by the related Pool and (ii) the Class Principal Amount of a class of Bonds will be reduced to zero no later than the stated maturity date of such class.

   On the Closing Date, the Pool 1 Overcollateralization Amount and the Pool 2 Overcollateralization Amount will be approximately 1.00% of the Pool Balance of the related Pool on such date. Thereafter, the Indenture requires that on each Bond Payment Date the Available Principal Amount for a Pool be applied in accordance with the priority of payments set forth under "--Priority of Payments" above, to reduce the Class Principal Amount of the related class of Bonds until such Pool's Overcollateralization Amount is equal to (i) 2.70% of the Pool Balance of Pool 1 as of the related Bond Payment Date, in the case of the Class A-1 Bonds (the "Pool 1 Required Overcollateralization Amount") or (ii) 2.00% of the Pool Balance of Pool 2, in the case of the Class A-2 Bonds (the "Pool 2 Required Overcolleralization Amount").

   The Indenture also provides that a Pool's Required Overcollateralization Amount will step up to an amount equal to 4.00% of the Pool Balance (as of the Bond Payment Date described in the immediately following sentence) in the event that the rating assigned to the related class of Bonds (i) by each of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. (Standard & Poor's) falls below "Aa3" and "AA-", respectively, in the case of the Class A-1 Bonds, or (ii) by each of Moody's and Fitch Ratings falls below "Aa3" and "AA-", respectively, in the case of the Class A-2 Bonds, as applicable. Notice of any such rating downgrade will be given in writing by the Bond Issuer to the Bond Trustee and such step up in a Pool's Required Overcollateralization Amount shall be effective on the next Bond Payment Date which occurs five Business Days after receipt of such notice by the Bond Trustee. If on any subsequent Bond Payment Date the rating assigned to a class of Bonds is restored to "Aa3" or "AA-" or above by one of the above designated rating agencies rating such class, then the related Pool's Required Overcollateralization Amount would step down to 2.70% of its Pool Balance (in the case of Pool 1) and 2.00% of its Pool Balance (in the case of Pool 2), in each case, as of such Bond Payment Date.

   Under the Indenture "Excess Interest" (i.e., on any Bond Payment Date, the excess, if any, of a Pool's Available Interest Amount over the sum of (a) the related class of Bond's Proportionate Share of the Administrative Fee Amount and
(b) the Monthly Interest Amount) will not be applied as principal payment to pay down the Class Principal Amount of the related or unrelated class of Bonds in order to meet the applicable Pool's Required Overcollateralization Amount. However, Excess Interest may be applied to pay down the Class Principal Amount of the related or unrelated class of Bonds up to the amount of any Applied Loss Amount or Unpaid Applied Loss Amount sustained by the applicable Pool in the immediately preceding or previous due periods (see "-- Priority of Payments" above).

Limited Cross-Collateralization Provisions

   On the Closing Date, the Bond Trustee will establish the Pool 1 Reserve Fund for the benefit of the Class A-1 bondholders and the Pool 2 Reserve Fund for the benefit of the Class A-2 bondholders. On each Bond Payment Date, if and only to the extent that interest and principal collections of a Pool are in excess of those needed to cover the related class of Bond's (i) Proportionate Share of Administrative Fees, (ii) Monthly Interest Amount, (iii) any Carryforward Interest and (iv) principal repayments up to the Required Overcollateralization Amount (such excess amount referred to herein as "Excess Collections"), then such Excess Collections may be applied by the Bond Trustee to fund the Reserve Fund established for the holders of the class of Bonds corresponding to the other Pool. Excess Collections from one Pool may be applied to fund the other Pool's Reserve Fund only if and to the extent that interest and principal collections of the other Pool have been fully exhausted on such Bond Payment Date in accordance with the interest and principal priorities set forth at "--Priorities of Payments" above. Any amounts so deposited on a Bond Payment Date in a Pool's Reserve Fund may only be used to pay the related Class of Bonds the following amounts in the following order of priority:

   o first, the payment of any unpaid Monthly Interest Amount;

   o second, the payment of any outstanding Carryforward Interest;

   o third, the payment of any Applied Loss Amount; and

   o fourth, the payment of any outstanding Unpaid Applied Loss Amount.

   In no event may amounts deposited in a Pool's Reserve Fund exceed the then outstanding principal and accrued and unpaid interest on the related class of Bonds.

Remedies Upon Default

   Events of default under the Indenture (each, an "Indenture Default") will generally consist of: (i) the existence of accrued but unpaid Carryforward Interest for either class of Bonds for twelve consecutive Bond Payment Dates;
(ii) a default in the payment of the entire principal of any class of Bonds on its stated maturity date; (iii) after the application of all principal payments on a Bond Payment Date, the Class Principal Amount of a class of Bonds exceeds the Pool Balance of the related Pool; (iv) failure to pay the full Redemption Price upon the optional redemption of either class of Bonds (see "--Optional Redemption of the Bonds") below; (v) a default in the observance or performance of any covenant or agreement of the Bond Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Bond Issuer as provided in the Indenture; (vi) any representation or warranty made by the Bond Issuer in the Indenture, the Sale Agreement or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Bond Issuer as provided in the Indenture; (vii) a determination that the Bond Issuer or either Pool is an "investment company" required to be registered under the Investment Company Act of 1940; or (viii) certain events of bankruptcy, insolvency, receivership or liquidation of the Bond Issuer.

   If an Indenture Default occurs and is continuing, the Bond Trustee or holders of 51% of the class or classes of Bonds affected by such default Bonds then outstanding may declare the respective principal of such class or classes to be immediately due and payable, together with any accrued but unpaid interest thereon through the date of declaration of such acceleration. Such declaration may, under certain circumstances, be rescinded by the holders of more than 50% of the affected class. Upon an Indenture Default, collections on the affected Pool, irrespective of their categorization as interest or principal collections, will be applied as following to the payment of the related class of Bonds: first, to any unpaid Proportionate Share of the Administrative Fee Amounts; second, to pay any Monthly Interest Amount and any outstanding Carryforward Interest; and third, to pay any outstanding principal until the Class Principal Amount of the related class of Bonds is reduced to zero.

   If any Bond is declared immediately due and payable as described above, the Bond Trustee may institute proceedings to collect amounts due or foreclose upon the affected Pool pledged to secure such class, exercise remedies as a secured party, sell such Pool and the other assets of the Bond Issuer pledged to secure the affected class, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Bond Trustee is prohibited from selling the Pooled Securities and related assets following an Indenture Default unless (i) the holders of all outstanding Bonds of the affected class consent to such sale,
(ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Bonds of the affected class at the date of such sale or (iii) the Bond Trustee determines that the proceeds of the Pooled Securities would not be sufficient on an ongoing basis to make all payments on the Bonds of the affected class as such payments would have become due if such obligations had not been declared due and payable, and the Bond Trustee obtains the consent of the holders of 51% of the aggregate outstanding amount of the Bonds of the affected class. Proceeds from any such sale will be applied first, to pay any unpaid Proportionate Share of Administrative Fee Amounts; second, to pay any Monthly Interest Amount and any outstanding Carryforward Interest; third, to pay any outstanding principal; and fourth, any remaining proceeds to the Investor Certificateholders.

   If an Indenture Default occurs and is continuing, the Bond Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Bonds, if the Bond Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Bonds of an affected class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Bond Trustee, and the holders of more than 51% in principal amount of such Bonds of an affected class then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all such holders of the outstanding Bonds.

   No holder of a Bond will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Bond Trustee written notice of a continuing Indenture Default, (ii) the holders of a majority in principal amount of the outstanding Bonds of an affected class have made written request to the Bond Trustee to institute such proceeding in its own name as Bond Trustee, (iii) such holder or holders have offered such Bond Trustee reasonable indemnity, (iv) the Bond Trustee has for 60 days after receipt of notice of such default failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Bond Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Bonds.

   In addition, the Bond Trustee and the bondholders, by accepting the Bonds, will covenant that they will not at any time institute against the Depositor or the Bond Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

   Neither the Bond Trustee nor the Owner Trustee in its individual capacity, nor any holder of an Investor Certificate nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Bonds or for the agreements of the Bond Issuer contained in the Indenture.

   The Indenture will be discharged upon the delivery to the Bond Trustee for cancellation of all Bonds or, with certain limitations, upon deposit with the Bond Trustee of funds sufficient for the payment in full of all the Bonds.

Reports to Bondholders

   On each Bond Payment Date, the Bond Trustee will prepare and make available to each bondholder and the Manager a statement (the "Monthly Bond Report"), based solely on the Pooled Security Distribution Date Statements received from the Underlying Trustees, generally setting forth, among other things:

   o the Available Interest Amount and Available Principal Amount for each Pool for such Bond Payment Date;

   o the Monthly Interest Amount for each class of Bonds and, if different, the amount of interest being paid on each class of Bonds for such Bond Payment Date and the applicable Bond Interest Rates;

   o the amount of any Carryforward Interest for each class of Bonds;

   o the amount of principal being paid for each class of Bonds for such Bond Payment Date;

   o the Class Principal Amount for each class of Bonds before and after applying principal payments on such Bond Payment Date;

   o the Pool 1 Overcollateralization Amount and the Pool 2
     Overcollateralization Amount before and after applying principal payments on such Bond Payment Date;

   o the Pool 1 Required Overcollateralization Amount and the Pool 2 Required Overcollateralization Amount on such Bond Payment Date;

   o the Pool Balance of each Pool immediately following the second preceding Pooled Security Distribution Dates;

   o the Pool Balance of each Pool immediately following the immediately preceding Pooled Security Distribution Dates;

   o any amounts deposited in either Pool's Reserve Fund for such Bond Payment Date; and

   o any amounts distributed to the Pool 1 and Pool 2 Investor
     Certificateholder.

   The Underlying Trustee with respect to each underlying series will furnish the related holders of securities, including the Bond Trustee as holder of the related Pooled Security, with the Pooled Security Distribution Date Statements prepared by the related Underlying Servicer, the related Underlying Trustee or another party and containing information with respect to principal and interest distributions and Realized Losses for such underlying series with respect to the Pooled Security and the related Underlying Mortgage Loans. The Bond Trustee may make available each month to any interested party, the Pooled Security Distribution Date Statements via the Bond Trustee's website located at www.MBSReporting.com. In addition, the Bond Trustee may receive information with respect to Realized Losses and principal and interest payments relating to a Pooled Security directly from the related Underlying Trustee and through other means. Under the Indenture, the Bond Trustee will be required to prepare and deliver to bondholders, as part of the Monthly Bond Report, the following additional information, based solely on and to the extent of the information so furnished to it in the Pooled Security Distribution Date Statements. Any such financial information contained in the Monthly Bond Report will not have been examined or reported upon by an independent public accountant.

    For each Pooled Security with an amount of monthly distribution to be included in the payment on the Bonds on the related Bond Payment Date, and to the extent reported in the related Pooled Security Distribution Date Statement:

     (A) the Pooled Security Principal Balance of such Pooled Security before and after the related Pooled Security Distribution Date, which date shall be specified;

     (B) the Pooled Security Interest Rate and interest shortfalls net of compensating interest, expressed as a per annum rate borne by such Pooled Security with respect to the related Pooled Security Distribution Date;

     (C) the amount of interest distributed on such Pooled Security on the related Pooled Security Distribution Date, as well as any amount by which the amount of interest scheduled to be distributed on such Pooled Security Distribution Date exceeded the amount of interest actually distributed thereon;

     (D) all Realized Losses incurred on the Underlying Mortgage Loans on the related Pooled Security Distribution Date;

     (E) all Realized Losses allocated to the Pooled Security on the related Pooled Security Distribution Date;

     (F) the amount, aggregate principal balance and percentage of the Underlying Mortgage Loans that were (i) more than 30 but fewer than 60 days delinquent, (ii) more than 60 but fewer than 90 days delinquent,
          (iii) 90 days or more delinquent, (iv) in foreclosure, and (v) REO Property, each as of the end of the reporting period to which the Pooled Security Distribution Date Statement delivered with respect to such Pooled Security as of the related Pooled Security Distribution Date relates;

     (G) the amount of principal distributed on such Pooled Security on the related Pooled Security Distribution Date; and

     (H) the total amount distributed on such Pooled Security on the related Pooled Security Distribution Date.

   In addition, within a reasonable period of time after the end of each calendar year, the Bond Trustee will prepare and deliver to each holder of a Bond of record during the previous calendar year a statement containing information necessary to enable holders of the Bonds to prepare their tax returns.

Stated Maturity

   The stated maturity for the Class A-1 Bonds is the Bond Payment Date in April 2030, which is the Bond Payment Date in the month immediately following the last scheduled Distribution Date of any Pooled Security in Pool 1. The stated maturity for the Class A-2 Bonds is the Bond Payment Date in August 2029, which is the Bond Payment Date in the month immediately following the last scheduled Distribution Date of any Pooled Security in Pool 2. It is expected that the actual last Bond Payment Date of each class of Bonds will occur significantly earlier than such stated maturity date. See "Yield, Prepayment and Weighted Average Life".

Optional Redemption of the Bonds

   The Bond Issuer, at the direction of the related Investor Certificateholder, has the option to redeem a class of Bonds, in whole but not in part, on any Bond Payment Date after which the then aggregate Class Principal Amount of such class is less than 25% of the Original Class Principal Amount as of the Closing Date.

   If the Bond Issuer, by direction of the related Investor Certificateholder, elects to redeem such class of Bonds, it shall deliver notice of such election to the Bond Trustee together with an undertaking to deposit the redemption price into the related Bond Payment Account on or prior to the redemption date. The "Redemption Price" must equal 100% of the then aggregate outstanding Class Principal Amount of the class being redeemed, plus accrued interest thereon through the end of the Interest Accrual Period immediately preceding the related Bond Payment Date. There will be no prepayment premium in connection with such a redemption.

   At the option of the Bond Issuer, such optional redemption of a class of Bonds can be affected without retiring such class, so that the Bond Issuer has the ability to own or resell such class. Any additional costs and expenses incurred by the Bond Trustee (including reasonable attorneys' fees) incurred in connection with any resale shall be reimbursed by the Bond Issuer. Upon completion of a redemption with retirement of a class of Bonds, any remaining Pooled Securities included in the Pool securing such class will not be released from the lien of the Indenture unless or until the other class of Bonds outstanding is redeemed or retired. The payment on the final Bond Payment Date in connection with the redemption of a class of Bonds shall be in lieu of the payment otherwise required to be made on such Bond Payment Date in respect of such class.

Optional Clean-Up Redemption of the Bonds

   Commencing with the Bond Payment Date following the Bond Payment Date on which the Pool Balance of either Pool is less than 10% of the Pool Balance as of the Closing Date, the Bond Issuer, at the direction of the Investor Certificateholder related to such Pool, will have the option to redeem the related class of Bonds at a price equal to the amount described under "-- Optional Redemption of the Bonds" above. Upon completion of such redemption of any class, any remaining Pooled Securities held by the Trust will not be released from the lien of the Indenture unless or until the other class of Bonds outstanding is redeemed or retired.

   If the Bond Issuer does not exercise its optional clean-up redemption rights with respect to a class of Bonds on the first Bond Payment Date on which it is entitled to do so and redeem the class, then on such Payment Date and all succeeding payment dates the related Bond Margin for such class will increase as described at "Description of the Bonds--Payment of Interest".

The Bond Trustee

   The Bank of New York, will be the Bond Trustee under the Indenture. The Indenture will provide that the Bond Trustee is entitled to a fee payable monthly on each Bond Payment Date, calculated as one-twelfth of 0.03% (the "Bond Trustee Fee Rate") of the aggregate Pooled Securities Principal Balance as of the first day of the related due period, and reimbursement of certain expenses. The Bond Trustee will also perform the functions of calculation agent and paying agent and will, in addition, provide bondholders with the Monthly Bond Report and other necessary information to prepare federal and state tax returns with respect to the Bonds. See "--Reports to Bondholders" above. The Bond Trustee's Corporate Trust Office is located at 5 Penn Plaza, 16th Floor, New York, New York 10001 (Attention: Corporate Trust Administration).

Voting

   Unless otherwise specified in the Indenture, with respect to any provisions of the Indenture providing for the action, consent or approval of the bondholders evidencing specified "Voting Interests," each bondholder will have a Voting Interest equal to the Percentage Interest represented by such bondholder's Bond.

Amendment

   The Indenture provides that, without the consent of the holders of any Bonds, the Bond Issuer and the Bond Trustee, at any time and from time to time, may enter into one or more supplemental indentures (which will conform to the provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), as in force at the date of the execution thereof), in form satisfactory to the Bond Trustee, for any of the following purposes: (a) to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Bond Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject to the lien of the Indenture additional property, (b) to evidence the succession, in compliance with the applicable provisions of the Indenture, of another entity to the Bond Issuer, and the assumption by any such successor of the covenants of the Bond Issuer contained in the Bonds or the Indenture; (c) to add to the covenants of the Bond Issuer for the benefit of the holders of the Bonds, or to surrender any right or power conferred upon the Bond Issuer in the Indenture;
(d) to convey, transfer, assign, mortgage or pledge any property to or with the Bond Trustee; (e) to cure any ambiguity, to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision in the Indenture or in any supplemental indenture; (f) to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided, that such action will not materially and adversely affect the interest of the bondholders; (g) to evidence and provide for the acceptance of the appointment under the Indenture by a successor trustee with respect to the Bonds and to add to or change any of the provisions of the Indenture as will be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the Indenture; or (h) to modify, eliminate or add to the provisions of the Indenture to such extent as will be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute enacted after the date of the Indenture and to add to the Indenture such other provisions as may be expressly required by the TIA; provided, however, that no such supplemental indentures will be entered into unless the Bond Trustee shall have received an Opinion of Counsel (which shall not be an expense of the Bond Trustee) to the effect that entering into such supplemental indenture will not have any material adverse tax consequences to the bondholders. Any such amendment or supplement to the Indenture shall be deemed not to adversely affect in any material respects the interest of the bondholders if the Bond Trustee receives written confirmation from each rating agency that such amendment will not cause such rating agency to reduce the then current rating of the Bonds.

   The Indenture also provides that the Bond Issuer and the Bond Trustee, when authorized by a written request of the Bond Issuer, also may, with prior notice to each rating agency and with the consent of the holders of the class of Bonds affected thereby representing not less than 66 2/3% of the aggregate Voting Interest thereof, enter into a supplemental indenture for the purposes of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the bondholders thereunder; provided, that no such supplemental indenture may, without the consent of the holder of each Bond affected thereby: (a) change the date of payment of any installment of principal of or interest on any Bond, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the corpus of the Trust to payment of principal of or interest on the Bonds, or change any place of payment where, or the coin or currency in which, any Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor to the payment of any such amount due on the Bonds on or after the respective dates such amounts become due; (b) reduce the percentage of the Class Principal Amount of a class of Bonds, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture; (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the Indenture or modify or alter the exception in the definition of the term "Holder" therein; (d) reduce the percentage of the Class Principal Amount of a class of Bonds required to direct the Bond Trustee to direct the Issuer to sell or liquidate the corpus of the Trust pursuant to the Indenture; (e) modify any provision of the amendment provisions of the Indenture except to increase any percentage specified in the Indenture or to provide that certain additional provisions of the Indenture or the other Agreements cannot be modified or waived without the consent of the holder of each Bond affected thereby; (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Bond on any Payment Date (including the calculation of any of the individual components of such calculation); or (g) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture or any property at any time subject thereto or deprive the holder of any Bond of the security provided by the lien of the Indenture; and provided, further, that such action will not, as evidenced by an Opinion of Counsel (which shall not be an expense of the Bond Trustee), cause the Trust to be subject to an entity level tax.


                  YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE


General

   The yield to maturity and weighted average life of the Bonds will depend on the characteristics of, and the amount, rate and timing of principal and interest payments and Realized Losses on the Underlying Mortgage Loans, the allocation of such payments and losses among the various classes of Pooled Securities of each underlying series and the occurrence of optional terminations with respect to the Underlying Trusts.

   With respect to the Subordinated Pooled Securities, the Underlying Agreements provide that all or a disproportionately high percentage of principal prepayments on the Mortgage Loans will be allocated to more senior securities of the related underlying series during specified periods. While such other securities are outstanding, the Subordinated Pooled Securities will generally not be entitled to any distributions, or a disproportionately small percentage thereof, with respect to principal prepayments on the related Underlying Mortgage Loans prior to the applicable dates specified in the related Underlying Agreements. As a result, the weighted average life of the Bonds may be longer than would otherwise be the case.

   As used in this Memorandum, the term "prepayments" includes voluntary prepayments, liquidation proceeds, insurance proceeds, condemnation proceeds, purchase amounts and other unscheduled recoveries in respect of the Underlying Mortgage Loans.

   To the extent described in the related Underlying Agreements, the aggregate amount of distributions, the yield to maturity (or to early redemption) and the rate of distributions in respect of principal and interest on the Pooled Securities will be affected by the rate and the timing of defaults and Realized Losses on the Underlying Mortgage Loans. In addition, to the extent described in the related Underlying Agreements, Realized Losses will be allocated to the Subordinated Pooled Securities before being allocated to the more senior classes of the related underlying series.

   Prepayments and liquidations of mortgage loans are influenced by a variety of economic, geographic, demographic, social and other factors, including prevailing mortgage market interest rates, local and regional economic conditions, homeowner mobility and the rate at which homeowners default on their mortgages. To the extent that there has been a decline in the value of the related mortgaged properties, prepayments caused by loan refinancing may become less likely. In general, if prevailing mortgage rates fall significantly below the mortgage rates on the Underlying Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Underlying Mortgage Loans, the rate of prepayment on the Underlying Mortgage Loans will be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of the mortgaged properties, and servicing decisions.

   From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. The Depositor has not inspected any of the mortgaged properties, and there can be no assurance that material damage to any mortgaged property due to such causes has not occurred or will not occur. The standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding, landslides or earthquakes, and flood, landslide or earthquake insurance may not have been obtained with respect to such mortgaged properties. To the extent that any insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Underlying Mortgage Loans in whole or in part.

   The yield to holders of Bonds will be affected by, among other things, the actual rate of principal payments (including prepayments) on the Underlying Mortgage Loans, to the extent allocable to the Pooled Securities.

   Because it is impossible to predict with any accuracy the timing and dollar amount of principal prepayments that will be made on the Underlying Mortgage Loans, investors may find it difficult to analyze the effect of prepayments on the yield on the Bonds. No representation is made either as to (1) the anticipated rate or amount of prepayments, delinquencies, defaults or losses on the Underlying Mortgage Loans in the Underlying Trusts, (2) the timing of distributions of principal on the Pooled Securities or (3) as to the anticipated yield on the Bonds. See "Risk Factors."

Weighted Average Lives

   The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a class of Bonds is determined by (a) multiplying the amount of the reduction, if any, of the related Class Principal Amount on each Bond Payment Date by the number of years from the date of issuance to such Bond Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Class Principal Amount referred to in clause (a). The weighted average lives of the Bonds will be influenced by, among other factors, the rate at which principal is paid on the Pooled Securities and, ultimately, the Underlying Mortgage Loans. Principal payments of Underlying Mortgage Loans may be in the form of scheduled amortization or prepayments including as a result of foreclosure proceedings or by virtue of the purchase of an Underlying Mortgage Loan in advance of its stated maturity as required or permitted by the related Underlying Agreements. The actual weighted average life and term to maturity of the Bonds, in general, will be shortened if the level of such prepayments of principal increases.

CPR Model

   Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Underlying Mortgage Loans is a Constant Prepayment Rate ("CPR"). CPR represents an assumed constant rate of prepayment each month, relative to the then outstanding principal balance of a pool of mortgage loans, for the life of such Underlying Mortgage Loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Underlying Mortgage Loans.

Pricing Assumption

   The Bonds were structured assuming, among other things, a prepayment assumption of 30% CPR. The prepayment assumptions to be used for pricing purposes for the Bonds may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

Decrement and Weighted Average Life Tables

   The following tables indicate the percentages of the Class Principal Amount of each class of Bonds outstanding after certain dates and the weighted average lives (in years) of each class, assuming various constant percentages of CPR.

   For each of the following tables the following assumptions apply: (i) all the information concerning the Pooled Securities and Underlying Mortgage Loans, including the Pooled Security Principal Balances as of the Pooled Security Information Date and the principal balance of the Underlying Mortgage Loans as of the Mortgage Loan Information Date is based on information provided by Intex Solutions, Inc.; (ii) the Initial Class Principal Amount of the Class A-1 Bonds and the Class A-2 Bonds is assumed to be $66,506,000 and $16,137,000, respectively, based upon the aggregate principal balance of the related Pool as of the Pooled Securities Information Date (the "Assumed Original Class Principal Amount"); (iii) Bond Payment Dates for each class of Bonds occur on the third business day after the 25th day of each month, assuming for this purpose that every calendar day is a business day, commencing for purposes of these modeling assumptions in April 2002; (iv) neither class of Bonds is subject to a ratings downgrade by the applicable Rating Agencies; (v) the Underlying Mortgage Loans prepay at the constant percentages of CPR specified in the tables and all principal prepayments constitute prepayments in full of the Underlying Mortgage Loans and are received on the last day of each month commencing in March 2002;
(vi) all amounts due with respect to the Underlying Mortgage Loans relating to the Pooled Securities are applied to the payment of such Pooled Securities on the applicable Pooled Security Distribution Dates, assuming that all calendar days are business days; (vii) no losses on the Underlying Mortgage Loans will occur after the time period covered by the Pooled Security Distribution Date Statements for March 2002; (viii) in the event that a delinquency trigger applicable to an underlying series related to the Pooled Securities has occurred, it is assumed that the applicable delinquency percentage which caused such trigger event will be in effect as such percentage throughout the remaining life of such related underlying series; (ix) there are no optional terminations of the Pooled Securities; (x) the Closing Date is March 27, 2002; (xi) each month consists of 30 days; (xii) no expenses will be paid on any Bond Payment Date by the Trust other than the Bond Trustee's monthly fee based upon the 0.03% Bond Trustee Fee Rate (see "Description of the Bonds--The Bond Trustee"); (xiii) distributions and Pooled Security Distribution Date Statements relating to each Pooled Security are received by the Determination Time in each month; and (xiv) the various interest rate indices applicable to the Bonds, the Pooled Securities and the Underlying Mortgage Loans are as follows: the value of One-Month LIBOR is equal to 1.880%; the value of six- month LIBOR is equal to 2.340%; the value of the National Mortgage Contract Rate is 6.940%; the value of one-year Constant Maturity Treasury ("CMT") Rate is equal to 2.660%; the value of the two-year CMT Rate is equal to 3.530%; the value of the three-year CMT Rate is equal to 3.920%; the value of the five- year CMT Rate is equal to 4.700%; the value of the ten-year CMT Rate is equal to 5.280%; the value of the thirty-year CMT rate is equal to 5.750%; and the Cost of Fund Index of the Eleventh District of the Federal Reserve ("COFI") is equal to 2.744%.

   Discrepancies will exist between the characteristics of the actual Pooled Securities and the Underlying Mortgage Loans and characteristics of the Pooled Securities and the Underlying Mortgage Loans assumed in preparing the tables. To the extent that the Pooled Securities and the Underlying Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Bonds may mature earlier or later than indicated by the tables.

   Based on the foregoing assumptions, the tables below indicate the weighted average life of the Bonds and set forth the percentages of the Assumed Original Class Principal Amount after the Bond Payment Date deemed to be in March of each of the years indicated, assuming that the Underlying Mortgage Loans prepay at the percentage of CPR indicated therein. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Underlying Mortgage Loans. Variations in the actual prepayment experience and the balance of the Underlying Mortgage Loans that prepay may increase or decrease the percentage of Assumed Original Class Principal Amount (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Underlying Mortgage Loans equals any of the specified percentages of CPR.

       Percentage of Assumed Original Class Principal Amount Outstanding


                                                                     Class A-1 Bonds                       Class A-2 Bonds
                                                                     Percent of CPR                        Percent of CPR
                                                           ----------------------------------    ----------------------------------
Distribution Date1
  ------------------                                        10%    20%     30%    40%     50%    10%     20%     30%    40%     50%
                                                           ----    ----   ----    ----   ----    ----   ----    ----    ----   ----
Initial ................................................    100     100    100     100    100     100    100     100     100    100
March 28, 2003 .........................................     89      80     70      57     46      91     82      72      61     51
March 28, 2004 .........................................     79      61     44      31     20      80     63      48      26     11
March 28, 2005 .........................................     70      45     29      17      8      69     45      18       9      5
March 28, 2006 .........................................     60      34     19       8      3      59     23      10       5      3
March 28, 2007 .........................................     51      26     12       4      1      42     13       7       3      1
March 28, 2008 .........................................     44      20      7       1      0      25     10       5       1      0
March 28, 2009 .........................................     38      15      4       1      0      18      8       3       1      0
March 28, 2010 .........................................     33      11      2       0      0      15      6       2       0      0
March 28, 2011 .........................................     29       8      1       0      0      13      5       1       0      0
March 28, 2012 .........................................     25       6      1       0      0      11      3       1       0      0
March 28, 2013 .........................................     21       4      0       0      0       9      3       0       0      0
March 28, 2014 .........................................     18       2      0       0      0       8      1       0       0      0
March 28, 2015 .........................................     15       1      0       0      0       6      1       0       0      0
March 28, 2016 .........................................     12       1      0       0      0       5      1       0       0      0
March 28, 2017 .........................................     10       1      0       0      0       4      0       0       0      0
March 28, 2018 .........................................      8       0      0       0      0       3      0       0       0      0
March 28, 2019 .........................................      6       0      0       0      0       2      0       0       0      0
March 28, 2020 .........................................      4       0      0       0      0       1      0       0       0      0
March 28, 2021 .........................................      3       0      0       0      0       1      0       0       0      0
March 28, 2022 .........................................      1       0      0       0      0       1      0       0       0      0
March 28, 2023 .........................................      1       0      0       0      0       0      0       0       0      0
March 28, 2024 .........................................      0       0      0       0      0       0      0       0       0      0
March 28, 2025 .........................................      0       0      0       0      0       0      0       0       0      0
March 28, 2026 .........................................      0       0      0       0      0       0      0       0       0      0
March 28, 2027 .........................................      0       0      0       0      0       0      0       0       0      0
March 28, 2028 .........................................      0       0      0       0      0       0      0       0       0      0
March 28, 2029 .........................................      0       0      0       0      0       0      0       0       0      0
March 28, 2030 .........................................      0       0      0       0      0       0      0       0       0      0
March 28, 2031 .........................................      0       0      0       0      0       0      0       0       0      0
Weighted Average Life in Years to related Call* ........   6.41    3.46   2.23    1.59   1.19    4.77   2.85    1.95    1.43   1.10
Weighted Average Life in Years to related Maturity* ....   6.69    3.71   2.40    1.71   1.28    5.17   3.17    2.18    1.60   1.22

---------------
1The above table assumes, based on the modeling assumptions herein, that the first Bond Payment Date occurs in April 2002, rather than the actual first Bond Payment Date in May 2002.
*The weighted average life of a class of Bonds is determined by (a) multiplying the assumed net reduction, if any, in the Class Principal Amount of such Class of Bonds on each Bond Payment Date, by the number of years from the date of issuance to such Bond Payment Date, (b) summing the results and (c) dividing such sum by the aggregate amount of the assumed net reductions in Class Principal Amount on such class of Bonds.

                      DESCRIPTION OF THE POOLED SECURITIES


General

   Payments of interest and principal with respect to each class of Bonds will be made primarily from interest and principal distributions received by the Bond Trustee on the Pooled Securities of the related Pool. The Pooled Securities consist of the Seller's percentage interest in 17 classes of mortgage pass-through certificates and one class of mortgage-backed bonds with an aggregate Pooled Security Principal Balance of approximately $83,476,960 as of the Pooled Securities Information Date. The Pool 1 Pooled Securities consist of the Seller's percentage interest in 13 classes of mortgage pass- through certificates and a single class of mortgage-backed bonds with an aggregate Pool Balance of approximately $67,177,789 as of the Pooled Security Information Date. The Pool 2 Pooled Securities consist of the Seller's percentage interests in 4 classes of mortgage pass-through certificates with an aggregate Pool Balance as of the Pooled Security Information Date of approximately $16,299,171. The Pooled Securities, represent either interests in (or, in one case, debt issued by) 17 Underlying Trusts, the assets of which consist primarily of conventional, fixed and adjustable rate, first lien mortgage loans, secured by one- to four- family residential properties. In all but one case, the Pooled Securities constitute REMIC "regular interests" with respect to the related Underlying Trust. In the remaining case, an election has been made to treat the Underlying Trust as a FASIT and the related Pooled Security has been designated a regular interest in such FASIT. Each Pooled Security was initially issued either pursuant to an effective registration statement or an exemption from registration pursuant to the Securities Act of 1933, as amended (the "Act"). The abbreviation used for each Pooled Security is set forth in Annex II attached hereto and the characteristics of the Pooled Securities are described herein in Annex I attached hereto.

   The Seller expects that by the Closing Date the Pooled Securities comprising each Pool described in Annex I will have been delivered to the Depositor for deposit in the Trust and pledged by the Trust to the Bond Trustee as security for the related class of Bonds as required by the Indenture. The monthly collections of each Pool on each Pooled Security Distribution Date beginning with the May 2002 distribution of the Underlying Trusts will be available to pay
(i) the related class of Bond's Proportionate Share of the Administrative Fee Amount and (ii) interest and principal payments on the related class of Bonds in the order of priority set forth at "Description of the Bonds-- Priority of Payments" in this prospectus supplement. See "Description of the Bonds--Payments of Interest" and "--Payments of Principal" herein.

   The tables in Annex I attached hereto indicate whether a Pooled Security is included in Pool 1 or Pool 2 and set forth approximate information for each of the Pooled Securities as of the Pooled Security Information Date, except as otherwise noted therein. The tables and the descriptions of the Pooled Securities herein are subject to and qualified by reference to the provisions of the Underlying Agreements related to the Pooled Securities, as well as any subsequent information related thereto filed by the issuers thereof on a Current Report on Form 8-K with the Securities and Exchange Commission following the closing of the related Underlying Trust. The information set forth in the tables and elsewhere herein that is peculiarly within the knowledge of the various Underlying Trustees, paying agents and Underlying Servicers for the Underlying Trusts has been derived from data requested from and provided by them, including regular periodic reports provided to holders of Pooled Securities, and information from outside sources such as Bloomberg L.P. or Intex Solutions, Inc. None of such information has been independently represented to the Seller, the Depositor, the Owner Trustee, the Manager, the Bond Trustee or the Underwriter as being accurate and complete nor has it been independently verified by any of such parties. This information comprises all material information on the subject that the Seller, the Bond Issuer and the Underwriter possess or can acquire without unreasonable effort and expense. Copies of the offering documents and the March 2002 Pooled Security Distribution Date Statements relating to each Pooled Security are available for inspection upon written request to the Bond Trustee at The Bank of New York, 5 Penn Plaza, 16th Floor, New York, New York 10001 (Attention: Sequoia Mortgage Funding Company 2002-A).

   As of the date of their original issuance, eight classes of the Pooled Securities were classified as either a Mezzanine Security or a Subordinate Security, and the remainder were classified as Senior Securities. "Mezzanine Securities" have rights which are subordinate to those of the related Senior Securities, but senior to those of the related Subordinated Securities. "Subordinated Securities" have rights which are subordinate to both Senior Securities and Mezzanine Securities, if any. "Senior Securities" have rights which are senior to those of another class or classes of securities and are not subordinated to the rights of any other class of securities.

   As of the Pooled Security Information Date, 14 classes of the Pooled Securities (or approximately 86.80% by aggregate Pooled Security Principal Balance) were classified as Senior Securities either because of having such classification at the date of original issuance of the related underlying series or due to the full retirement of any related higher ranking securities of the same underlying series prior to the Pooled Security Information Date. The remaining four classes of Pooled Securities (or approximately 13.20% by aggregate Pooled Security Principal Balance) are Subordinated Securities and are referred to herein as the "Subordinate Pooled Securities". The table at Annex I hereto indicates whether a Pooled Security in Pool 1 or Pool 2 is classified as a Senior Security or a Subordinate Pooled Security.

   The latest rating provided by at least one nationally recognized statistical rating agency for each of the Pooled Securities is at least "AA" (or a comparable rating). No Pooled Security has been downgraded by one of the original rating agencies rating such Pooled Security since initial issuance. Annex I attached hereto provides with respect to each Pooled Security, the latest rating by the rating agency which originally rated the Pooled Security, the applicable rating agency, and the original rating at the time of issuance of such Pooled Security by such rating agency.

Distributions of Interest

   Each Pooled Security is entitled generally to a monthly distribution of interest at its then-current interest rate (the "Pooled Security Interest Rate") and its Pooled Security Principal Balance and to accrued but previously unpaid interest. As of the Pooled Security Information Date, the Pooled Security Interest Rates ranged from approximately 2.850% to approximately 7.344% per annum for Pool 1 and approximately 2.950% to approximately 7.487% for Pool 2 and the weighted average Pooled Security Interest Rate (based on the related Pool Balance) of the Pooled Securities was approximately 5.580% per annum for Pool 1 and 5.471% for Pool 2. The Pooled Security Interest Rate for each Pooled Security as of the Pooled Security Information Date, is shown in Annex I attached hereto. As shown in such Annex, sixteen of the Pooled Securities bear interest based, in part, on the weighted average of the net mortgage rates of the Underlying Mortgage Loans (in some cases minus a spread or pool stripped rate). The interest rate of two classes of Pooled Securities adjusts monthly based on the One-Month LIBOR index (plus a margin). Notwithstanding the foregoing, the interest paid with respect to the Pooled Securities to the Bond Trustee may be at rates lower than the applicable Pooled Security Interest Rates as a result of interest shortfalls and Realized Losses applicable to interest allocated to Subordinate Pooled Securities. In addition, the rights of the Subordinated Pooled Securities to receive interest on any Pooled Security Distribution Date will be subordinated to the rights of any Senior Securities of the same underlying series to receive distributions of interest and, in some cases, principal, on such Pooled Security Distribution Date.

Distributions of Principal

   The Pooled Securities are entitled generally to a monthly distribution of principal, consisting generally of (i) a percentage of scheduled principal payments on the related Underlying Mortgage Loans, based generally on the Pooled Security Principal Balance of the Pooled Securities as a proportion of the aggregate principal balance of all securities in the related Underlying Series; and (ii) to the extent allocated to the Pooled Securities, a percentage of principal prepayments and other unscheduled collections applicable to principal on the related Underlying Mortgage Loans to the extent provided under the terms of the related Underlying Agreements.

   No distributions of principal or interest on the Subordinated Pooled Securities will be made on any Pooled Security Distribution Date until all classes with a higher priority of such underlying series have received all principal and interest (generally including accrued but unpaid interest) to which they are entitled on such Pooled Security Distribution Date.

   Generally, prepayments on the Underlying Mortgage Loans are not allocated to Subordinated Pooled Securities during a "Lock-Out Period" of specified duration as set forth in the Underlying Agreements. This is generally accomplished by maintaining the applicable percentage of prepayments to the related Senior Securities at 100% during such Lock-Out Period rather than paying a pro rata portion of prepayments to the related Senior Securities and Subordinated Pooled Securities. After the specified term of the Lock-Out Period, a certain percentage of prepayments may be allocated to the related Subordinate Pooled Securities, subject in most cases to the satisfaction of certain loss and delinquency tests.

Realized Losses on Liquidated Mortgage Loans; Subordination

   A Realized Loss will be incurred on a Liquidated Mortgage Loan generally in the amount, if any, by which the Net Liquidation Proceeds from such Liquidated Mortgage Loan are less than the unpaid principal balance of such Liquidated Mortgage Loan, plus accrued and unpaid interest thereon and amounts, if any, reimbursable to the Underlying Servicer for previously unreimbursed Advances (see "Servicing of the Underlying Mortgage Loans--Advances"). To the extent that the amount of the Realized Loss is not covered by the related Pooled Security Credit Support (as defined below), if any, the amount of such Realized Loss generally will be allocated to any related Subordinated Pooled Securities in reduction of their Pooled Security Principal Balances before any Realized Losses are allocated to the related Senior Securities of the same underlying series.

   Realized Losses also include Mortgagor Bankruptcy Losses, Special Hazard Losses and Fraud Losses (collectively, "Special Loss Occurrences"). "Mortgagor Bankruptcy Losses" occur when the unpaid principal balance of an Underlying Mortgage Loan is reduced or the payment terms of an Underlying Mortgage Loan are modified in connection with the bankruptcy proceedings of the borrower. "Special Hazard Losses" are losses attributable to physical damage to the Mortgaged Properties of a type that is not covered by standard hazard insurance policies, but do not include losses caused by war, nuclear reaction, nuclear or atomic weapons, insurrection or normal wear and tear. "Fraud Losses" are losses on the Underlying Mortgage Loans resulting from a mortgage insurer's failure to pay a claim with respect to an Underlying Mortgage Loan on the grounds of fraud, dishonesty or misrepresentation in the application for insurance.

   In general, Realized Losses on the Underlying Mortgage Loans from Special Loss Occurrences, up to a limit (the "Special Loss Limit") specified in the related Underlying Agreement, are either covered by overcollateralization or allocated entirely to the subordinated securities (including the Subordinated Pooled Securities) of the related underlying series prior to being allocated to the related Senior Securities. Realized Losses from Special Loss Occurrences in excess of the applicable Special Loss Limits generally are allocated to all securities of the related underlying series pro rata.

Underlying Credit Support

   Credit support for a Pooled Security (the "Pooled Security Credit Support") may include one or more or a combination of (i) the subordination of one or more classes of the Underlying Securities of the same underlying series, (ii) the use of overcollateralization or excess spread, (iii) loan level primary mortgage insurance polices, (iv) pool insurance policies (v) financial guaranty insurance policies guaranteeing certain payments on the Pooled Security, (vi) reserve funds and (vii) cross-collateralization support features, each as described in the related offering document and Underlying Agreements applicable to the related underlying series.

Early Termination of Underlying Trusts

   With respect to all of the Pooled Securities, the Underlying Servicer, the Underlying Trustee, holders of a majority in interest of the residual interest in the Underlying Trust and/or another person, subject to the limitations imposed by the related Underlying Agreement, may purchase all Underlying Mortgage Loans and REO Properties remaining in such Underlying Trust on any Pooled Security Distribution Date, occurring on or after a date specified or event described in such Underlying Agreement and in the manner and at the termination price specified in such Underlying Agreement. Most of the Underlying Agreements permit the optional termination of the Underlying Trust when the outstanding principal balance of all Underlying Mortgage Loans or securities of the related Underlying Trust falls to some percentage--typically either 5% or 10%--of the original principal balance of all Underlying Mortgage Loans or securities of the related

Underlying Trust at the date of formation of such trust. Annex I indicates whether an Underlying Series contains such optional termination provision and at what percentage of the original principal balance of the Underlying Mortgage Loans it may be exercised.

   Generally, after any termination of an Underlying Trust, available funds are distributed first to the Underlying Servicer (or Underlying Trustee) to reimburse it for all previously unreimbursed expenses and Advances and second to the related holders of securities, often in a stated priority with Subordinated Pooled Securities entitled to distributions only after all distributions are made on the Senior Securities of the related underlying series.


                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS


General

   As of the Mortgage Loan Information Date, there were approximately 7,394 Underlying Mortgage Loans having an aggregate outstanding principal balance of approximately $939,681,116 (approximately $833,522,835 relating to Pool 1 and approximately $106,158,281 relating to Pool 2), which consist primarily of conventional, adjustable rate, mortgage loans secured by first liens on one- to four-family residential real properties. Substantially all of the Underlying Mortgage Loans amortize over a period of thirty years, with level monthly scheduled payments.

   Certain characteristics of the Underlying Mortgage Loans are set forth in Annex I attached hereto. References to an amount or percentage of Underlying Mortgage Loans or an average with respect to the Underlying Mortgage Loans shall, unless otherwise specified herein, be to the amount, percentage or average calculated based on the scheduled principal balances of the Underlying Mortgage Loans as of the Mortgage Loan Information Date, as reflected on the Pooled Security Distribution Date Statements for March 2002.

Origination of Underlying Mortgage Loans

   The Underlying Mortgage Loans were originated by various originators and were subject to the underwriting standards and procedures of such originators. Some of the Underlying Mortgage Loans were originated pursuant to "limited documentation" programs, in which the credit approval programs may have been based on an examination of fewer documents than would be examined in a more standard underwriting process. In addition, certain of the Underlying Mortgage Loans may have been originated under underwriting guidelines which are not as strict as Fannie Mae or Freddie Mac underwriting guidelines. See "Risk Factors." The Seller does not have and could not have obtained in a reasonably efficient manner, complete information relating to the originators of the Underlying Mortgage Loans and to the current financial status of the originators. None of the Seller, the Trust, the Underwriter nor any of their affiliates has underwritten the Underlying Mortgage Loans.

Mortgage Interest Rates on Underlying Mortgage Loans

   Substantially all the Underlying Mortgage Loans bear adjustable interest rates based upon various indices including one-month LIBOR, six-month LIBOR, the one-year, two-year, three-year, five-year, ten-year and thirty-year CMT indices, the COFI index and the National Mortgage Contract Rate index. Annex I attached hereto shows the type of indices related to the Underlying Mortgage Loans.

Original Loan-to-Value Ratios

   Some of the Underlying Mortgage Loans had loan-to-value ratios at origination ("Original LTVs") greater than 80%. In some cases, such Underlying Mortgage Loans with greater than 80% LTVs are covered by primary mortgage insurance policies. However, to the extent that the Underlying Mortgage Loans were originated in geographical areas where housing prices subsequently declined, the current loan-to-value ratios of such Underlying Mortgage Loans may exceed the Original LTVs, notwithstanding the seasoning of the Underlying Mortgage Loans. Accordingly, with respect to the Underlying Mortgage Loans that are not covered by primary mortgage insurance policies, Realized Losses could be more severe than might be incurred if all of the Underlying Mortgage Loans with Original LTVs greater than 80% were covered by primary mortgage insurance policies. It should be noted that neither the Seller nor the Underwriter are aware of the current loan-to-value ratios of the Underlying Mortgage Loans.

Delinquencies

   Annex I sets forth as of the Underlying Mortgage Loan Information Date, information regarding cumulative Realized Losses, the percentage of Underlying Mortgage Loans delinquent by more than 60 days, foreclosures in process and REO Property and underlying mortgaged properties in bankruptcies with respect to each Underlying Trust.

Geographic Concentration

   Based upon information provided in the Underlying Offerings Documents for each underlying series relating to the Pooled Securities, there are significant concentrations of mortgaged properties relating to the Underlying Mortgage Loans in various state jurisdictions. Moreover, with respect to approximately 75% of the Pooled Securities (by Pooled Security Principal Balances as of the Pooled Security Information Date), concentrations of mortgaged properties in California relating to the Underlying Mortgage Loans exceeded 10% as of the related underlying cut-off dates. With respect to Pooled Securities in the underlying series SMS 1991-K, A1 and A3 (see Annex II for an index of abbreviations of the names of each underlying series), all of the Underlying Mortgage Loans related thereto are secured by properties located in California. See "Risk Factors".

Standard Hazard Insurance Policies

   The following description is general and does not purport to be complete. In general, coverage under standard hazard insurance policies ("Standard Hazard Insurance Policies") varies among insurers.

   The Underlying Agreements generally require the Underlying Servicer to cause to be maintained with respect to each Underlying Mortgage Loan one or more Standard Hazard Insurance Policies. Each such policy will provide, at a minimum, the same coverage as that provided by a standard fire and extended coverage insurance policy that is customary for residential housing and issued by a company authorized to issue such policies in the state in which the related Mortgaged Property is located. Because the Standard Hazard Insurance Policies relating to the Underlying Mortgage Loans are underwritten by different insurers and cover Mortgaged Properties located in various states, such policies do not contain identical terms and conditions. The basic terms, however, generally are determined by state law and generally are similar. In general, the standard form of fire and extended coverage policy covers physical damage to, or destruction of, the improvements on the related Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specific to each policy.

   Most Standard Hazard Insurance Policies provide coverage in an amount at least equal to the lesser of (1) the maximum insurable value of the Mortgaged Property or (2) the principal balance due from the borrower on the related Underlying Mortgage Loan, and in any event in an amount sufficient to avoid the application of any co-insurance clause contained in the policy.

   Any losses incurred with respect to Underlying Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may affect payments with respect to Underlying Securities of the related Underlying Trust, including the Pooled Securities which may in turn affect payments with respect to the Bonds.


                   SERVICING OF THE UNDERLYING MORTGAGE LOANS


The Underlying Servicers

   Various Underlying Servicers provide customary servicing functions with respect to the Underlying Mortgage Loans pursuant to the Underlying Agreements entered into with the Underlying Trustees for the related Underlying Series in exchange for a servicing fee (the "Servicing Fee"). The Servicing Fee for each

Underlying Servicer equals an amount equal to the product of (i) the outstanding principal balance of the related Underlying Mortgage Loan and (ii) a percentage which ranged generally from 0.250% to 1.244% as of the issuance date of the related underlying series. Many Underlying Servicers are entitled to additional servicing compensation, such as penalties and late payment or assignment fees. The servicing compensation generally will be retained by the Underlying Servicers out of collections of interest on the Underlying Mortgage Loans prior to any distribution of such collections on the Pooled Securities.

   The duties to be performed by the Underlying Servicers generally include collection and remittance of principal and interest payments on the Underlying Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers but are considered to be recoverable under applicable insurance policies or from Liquidation Proceeds or certain other collections on the Underlying Mortgage Loan. Each Underlying Servicer may also provide such accounting and reporting services as are necessary to provide required information to the related Underlying Trustee with respect to the Underlying Mortgage Loans.

   Some of the Underlying Agreements provide that the Underlying Servicer is authorized to employ subservicers to service the related Underlying Mortgage Loans directly, although the Underlying Servicer generally will remain liable for its servicing obligations under the related Underlying Agreement.

Concentrations of Underlying Servicers and Underlying Trustees

   The Underlying Mortgage Loans relating to the Pooled Securities are serviced by a number of different Underlying Servicers and the Pooled Securities have a number of different Underlying Trustees. As of the Mortgage Loan Information Date, no Underlying Servicer performed servicing activities relating to greater than 25% of the Pooled Security Principal Balance, except for Independent National Mortgage Corporation and Wells Fargo Bank Minnesota, National Association, each which performed master servicing relating to approximately 28.52% and 33.62%, respectively, of the aggregate Pooled Security Principal Balance. No Underlying Trustee is the trustee with respect to greater than 20% of the Pooled Securities by aggregate Pooled Security Principal Balance except for First Union National Bank and The Bank of New York which are the Underlying Trustees for approximately 25.10% and approximately 28.52% of the Pooled Securities (by Pooled Security Principal Balance), respectively, as of the Pooled Securities Information Date. See Annex I attached hereto which sets forth the Underlying Servicer and the Underlying Trustee with respect to each underlying series. From time to time the Underlying Servicer with respect to any of the Pooled Securities may change. Any transfers of servicing may have the effect of temporarily interrupting the servicing on the related Underlying Mortgage Loans. Any such interruptions may result in higher delinquencies.

Advances

   Prior to each Pooled Security Distribution Date, the Underlying Servicer is, and any successor servicer will be, obligated to make an advance (a "P&I Advance") in respect of any delinquent payment on any related Underlying Mortgage Loan that was due on the related due date unless such advance is deemed "non-recoverable" from late collections from the related borrower or from Liquidation Proceeds or certain other collections. In addition, such Underlying Servicers are required to make advances ("Servicing Advances" and together with P&I Advances, "Advances") in respect of liquidation expenses and certain taxes and insurance premiums not paid by a borrower on a timely basis, to the extent the Underlying Servicer deems such Servicing Advances recoverable out of Liquidation Proceeds or from certain other collections. P&I Advances and Servicing Advances generally are reimbursable to the advancing party.

   Any failure by an Underlying Servicer to make any required Advance generally will constitute an Event of Default under the applicable Underlying Agreement, for which the Underlying Servicer generally could be terminated. In general, if an Underlying Servicer fails to make a required advance of principal and interest, the Underlying Trustee with respect to most Underlying Trusts may be obligated to make such Advance. Neither the Underlying Servicer nor the Underlying Trustee will be required to make an Advance of principal and interest that it deems non-recoverable.

Compensating Interest

   If an Underlying Mortgage Loan is prepaid in full or liquidated other than on a Due Date, the borrower generally is required to pay interest only to the date of prepayment or liquidation. In such event the Underlying Servicer, with respect to Underlying Mortgage Loans is generally obligated to pay interest from the last day for which interest is due from the borrower to the next due date for such Underlying Mortgage Loan ("Compensating Interest"). Each such Underlying Servicer's obligation is generally limited to the amount of its monthly servicing fee or a portion thereof, or is limited to prepayments in full and other liquidations in full. Annex I indicates for each the underlying series whether the related Underlying Servicer is obligated to pay Compensating Interest. To the extent Compensating Interest is not covered by payments by the related Underlying Servicer or any available Pooled Security Credit Support or otherwise, there may be shortfalls in interest distributions on Pooled Securities on a Pooled Security Distribution Date, and hence amounts available to make interest payments on the Bonds on a Payment Date.


                                 USE OF PROCEEDS


   The Bond Issuer intends to distribute all of the net proceeds of the issuance of the Bonds to the Depositor which will use such proceeds to pay for the acquisition of the Pooled Securities from the Seller. See "USE OF PROCEEDS" in the accompanying prospectus and "Method of Distribution" in this prospectus supplement.


                         FEDERAL INCOME TAX CONSEQUENCES

   The following discussion, which summarizes certain material U.S. federal income tax aspects of the purchase, ownership and disposition of the Bonds, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion is intended to supplement and update "Federal Income Tax Consequences" in the accompanying prospectus. This discussion does not address every aspects of the U.S. federal income tax laws that may be relevant to beneficial owners of the Bonds (the "Bondholders") in light of their personal investment circumstances or to certain types of bondholders subject to special treatment under the U.S. federal income tax laws. Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them in investing in the Bonds.

   Gnazzo Thill, a Professional Corporation, has advised the Depositor that, in its opinion the Bonds will be treated as debt for federal income tax purposes, and not as an ownership interest in the Pooled Securities or the Bond Issuer. The Bond Issuer and the bondholders, by accepting the Bonds, have agreed to treat the Bonds as indebtedness for U.S. federal income tax purposes.

   The Bond Issuer will not elect to treat the segregated pools of assets securing the Bonds as a real estate mortgage investment conduit for federal income tax purposes. Gnazzo Thill, A Professional Corporation, has further advised the Depositor, that in its opinion the Bond Issuer will not be classified as an association taxable as a corporation, as a publicly traded partnership, or as a taxable mortgage pool.

   Interest accrued on the Bonds will be taxable to a non-exempt bondholder in accordance with its regular method of accounting. The Tax Prepayment Assumption (as defined in the Prospectus under "FEDERAL INCOME TAX CONSEQUENCES--Accrual of Original Issue Discount") for the purposes of determining the amount and rate of accrual of original issue discount on the Bonds assumes that the Underlying Mortgage Loans, and therefore the Pooled Securities, are prepaid at a rate of 30% CPR. Based upon the assumed prepayment rate and the expected price to the public of the Bonds as of the date hereof (including interest accrued before the Closing Date, if any), the Bonds will be issued without original issue discount. The Bond Issuer intends to treat the Bonds as "Variable Rate Debt Instruments" and the stated interest on the Bonds as "qualified stated interest" (as each term is defined in the Prospectus under "FEDERAL INCOME TAX CONSEQUENCES").

   Notwithstanding the use of the prepayment assumption in pricing the Bonds, no representation is made that the Underlying Mortgage Loans will actually prepay at 30% CPR or at any other rate. See "YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE--Weighted Average Lives" herein and "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

   If a Bond is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller's adjusted basis in the Bond. Such gain or loss will be long- term gain or loss if the Bond is held as a capital asset for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. See "Federal Income Tax Consequences--Non-REMIC Notes; Sale or Redemption" in the accompanying prospectus for a general discussion of the tax implications of the sale or redemption of a Bond.

   Under federal income tax law, a bondholder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner may be subject to backup withholding. Backup withholding is currently made at a rate generally equal to the fourth lowest rate of income tax then in effect. See "Federal Income Tax Consequences--Backup Withholding" in the accompanying prospectus for a general discussion of the mechanics of backup withholding.

   Foreign Holders. Interest paid to or accrued by a beneficial owner of a Bond who is a not a U.S. Person (a "foreign person") generally will be considered portfolio interest and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a 10 percent shareholder of the holder of the related Investor Certificate or a controlled foreign corporation with respect to which the holder of the related Investor Certificate is a related person (all within the meaning of the Code) and (ii) provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Bonds (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Bond is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the Bond. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If interest on the Bonds is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

   Under recently issued Treasury regulations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. Foreign persons that intend to hold a Bond through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Bond.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Bond by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

   For purposes of this discussion, the term "U.S. Person" means (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state including the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons also will be U.S. Persons.


                                  ERISA MATTERS


General

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and
Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Bonds without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Bonds. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Prohibited Transactions

 General

   Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

 Plan Asset Regulation

   The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Bonds were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Bonds. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Bond Trustee, the Owner Trustee, the Depositor, the Manager or the Seller and other persons, in providing services with respect to the Trust's assets (the "Transaction Parties"), may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and
Section 4975 of the Code with respect to transactions involving the Trust's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment in the instrument would be a practical vehicle for the indirect provision of investment management services. Gnazzo Thill, a Professional Corporation has rendered its opinion that the Bonds will be classified as indebtedness for tax purposes and the Depositor believes that the Bonds will be classified as indebtedness without substantial equity features for ERISA purposes. However, if the Bonds are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Bonds. Furthermore, regardless of whether the Bonds are treated as equity for purposes of ERISA, the acquisition or holding of Bonds by or on behalf of a Plan still could be considered to give rise to a prohibited transaction if a Transaction Party, or an affiliate thereof, is or becomes a party in interest or a disqualified person with respect to such Plan.

 Review by Plan Fiduciaries.

   Any Plan fiduciary considering whether to purchase any Bonds on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Bonds, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Bonds, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Bonds.


                         LEGAL INVESTMENT CONSIDERATIONS


   The Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") for so long as they are rated in one or more of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

   Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

   Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Bonds may be purchased by such investors.

   See "Legal Investment Considerations" in the Prospectus.


                             METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor, Redwood Trust and Greenwich Capital Markets, Inc. (the "Underwriter"), the Depositor has agreed to cause the Bond Issuer to sell to the Underwriter, and the Underwriter has agreed to purchase from the Bond Issuer, the Bonds on the Closing Date. Distribution of the Bonds will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Bonds, the Underwriter may be deemed to have received compensation from the Bond Issuer in the form of underwriting discounts.

   The Underwriter intends to make a secondary market in the Bonds, but has no obligation to do so. There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue or that it will provide holder of Bonds with a sufficient level of liquidity of investment. The Bonds will not be listed on any national securities exchange.

   Immediately prior to the sale of the Pooled Securities to the Depositor, certain of the Pooled Securities may have been subject to financing provided by an affiliate of Greenwich Capital Markets, Inc. A portion of the proceeds from the sale of the Pooled Securities to the Depositor may be applied to repay any such financing.

   The Depositor and the Seller have agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS


   The validity of the Bonds will be passed upon for the Bonds Issuer by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed upon by for the Bond Issuer by Gnazzo Thill, A Professional Corporation, San Francisco, California. McKee Nelson LLP, Washington, D.C. will act as counsel for the Underwriter.


                                     RATINGS

   It is a condition of the issuance of the Class A-1 Bonds that they be rated "AAA" by Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"). It is a condition of the issuance of the Class A-2 Bonds that they be rated "AAA" by Fitch Ratings and "Aaa" by Moody's.

   The ratings assigned to collateralized mortgage obligations by each of the aforementioned rating agencies address the likelihood of the receipt of all payments on the mortgage loans by the related bondholders under the agreements pursuant to which such bonds are issued. Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such bonds, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such bonds. Ratings on such bonds do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

   The ratings assigned to each class of Bonds should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the aforementioned rating agencies.

   The Bond Issuer has not requested a rating of the Bonds by any rating agency other than the aforementioned rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the Bonds or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Bonds could be lower than the respective ratings assigned by the aforementioned rating agencies.

                          INDEX OF CERTAIN DEFINITIONS



                                                      Page
                                                      ----
Act...............................................    S-40
Advances..........................................    S-45
Administrative Fee Amount.........................    S-27
Applied Loss Amount...............................    S-27
Assumed Original Class Principal Amount...........    S-38
Available Interest Amount.........................    S-27
Available Principal Amount........................    S-27
BBA...............................................    S-29
BBAM..............................................    S-29
Beneficial Owner..................................    S-21
Bond Issuer.......................................    S-17
Bond Payment Accounts.............................    S-24
Bond Payment Date.................................    S-20
Bond Register.....................................    S-20
Bond Trustee......................................    S-17
Bond Trustee Fee Rate.............................    S-34
Bondholders.......................................    S-46
Bonds.............................................    S-17
Book-Entry Bonds..................................    S-20
Business Day......................................    S-20
Carryforward Interest.............................    S-27
Class A-1 Bond Margin.............................    S-28
Class A-1 Bonds...................................    S-17
Class A-2 Bond Margin.............................    S-28
Class A-2 Bonds...................................    S-17
Class Principal Amount............................    S-20
Clearstream Luxembourg............................    S-21
Clearstream Luxembourg Participants...............    S-22
Closing Date......................................    S-18
CMT...............................................    S-38
Code..............................................    S-46
COFI..............................................    S-38
Compensating Interest.............................    S-46
Cooperative.......................................    S-23
CPR...............................................    S-37
Definitive Bonds..................................    S-20
Deposit Trust Agreement...........................    S-17
Depositor.........................................    S-17
Designated Telerate Page..........................    S-29
Determination Time................................    S-20
DTC...............................................    S-21
ERISA.............................................    S-48
Euroclear.........................................    S-21
Euroclear Operator................................    S-23
Euroclear Participants............................    S-23
European Depositaries.............................    S-21
Excess Collections................................    S-30
Excess Interest...................................    S-30
Financial Intermediary............................    S-21
Fraud Losses......................................    S-42



                                                      Page
                                                      ----
Indenture.........................................    S-17
Indenture Default.................................    S-31
Interest Accrual Period...........................    S-28
Interest Settlement Rate..........................    S-29
Investor Certificates.............................    S-17
Labor.............................................    S-48
LIBOR Business Day................................    S-29
LIBOR Determination Date..........................    S-29
LIBOR01...........................................    S-29
Liquidated Mortgage Loan..........................    S-28
Liquidation Proceeds..............................    S-28
Lock-Out Period...................................    S-42
Management Agreement..............................    S-17
Manager...........................................    S-17
Mezzanine Securities..............................    S-40
Monthly Bond Report...............................    S-32
Monthly Interest Amount...........................    S-27
Moody's...........................................    S-30
Mortgage Loan Information Date....................    S-19
Mortgagor Bankruptcy Losses.......................    S-42
Net Liquidation Proceeds..........................    S-28
One-Month LIBOR...................................    S-29
Original Class Principal Amount...................    S-20
Original LTVs.....................................    S-43
Owner Trustee.....................................    S-17
P&I Advance.......................................    S-45
Participant.......................................    S-21
Paying Agent......................................    S-24
Percentage Interest...............................    S-28
Plan Asset Regulation.............................    S-48
Plans.............................................    S-48
Pool..............................................     S-7
Pool 1............................................    S-18
Pool 1 Bond Payment Account.......................    S-24
Pool 1 Investor Certificate.......................    S-17
Pool 1 Overcollateralization Amount...............    S-30
Pool 1 Required Overcollateralization
 Amount ..........................................    S-30
Pool 1 Reserve Fund...............................    S-18
Pool 2............................................    S-18
Pool 2 Bond Payment Account.......................    S-24
Pool 2 Investor Certificate.......................    S-17
Pool 2 Overcollateralization Amount...............    S-30
Pool 2 Required Overcollaterization
 Amount ..........................................    S-30
Pool 2 Reserve Fund...............................    S-18
Pool Balance......................................    S-18
Pooled Security...................................    S-18
Pooled Security Credit Support....................    S-42
Pooled Security Distribution Date.................    S-20


                                                      Page
                                                      ----
Pooled Security Distribution Date
 Information .....................................    S-20
Pooled Security Distribution Date
 Statement .......................................    S-18
Pooled Security Information Date..................    S-18
Pooled Security Interest Rate.....................    S-41
Pooled Security Principal Balance.................    S-18
Proportionate Share...............................    S-27
Realized Loss.....................................    S-28
Record Date.......................................    S-20
Redemption Price..................................    S-34
Redwood Trust.....................................    S-17
Relevant Depositary...............................    S-21
Rules.............................................    S-21
S&P...............................................    S-50
Sale Agreement....................................    S-18
Seller............................................    S-17
Senior Securities.................................    S-41
Servicing Advances................................    S-45
Servicing Fee.....................................    S-44
SMMEA.............................................    S-49
Standard Hazard Insurance Policies................    S-44



                                                      Page
                                                      ----
Special Hazard Losses.............................    S-42
Special Loss Limit................................    S-42
Special Loss Occurrences..........................    S-42
Subordinate Pooled Securities.....................    S-41
Subordinated Securities...........................    S-40
Terms and Conditions..............................    S-23
TIA...............................................    S-35
Transaction Parties...............................    S-48
Trust.............................................    S-17
Trust Estate......................................    S-18
Underlying Agreement..............................    S-18
Underlying Mortgage Loans.........................    S-18
Underlying Securities.............................    S-18
Underlying Servicer...............................    S-18
Underlying Trust..................................    S-18
Underlying Trustee................................    S-18
Underwriter.......................................    S-49
Unpaid Applied Loss Amount........................    S-28
U.S. Person.......................................    S-47
Variable Rate Debt Instruments....................    S-46
Voting Interests..................................    S-35

                                     ANNEX I

            POOLED SECURITY AND UNDERLYING MORTGAGE LOAN INFORMATION

   The tables in this Annex I set forth certain information for each of the Pooled Securities and the related Underlying Mortgage Loans. The tables and the descriptions of the Pooled Securities herein are subject to and qualified by reference to the provisions of the Underlying Agreements and the prospectuses, prospectus supplements or other final offering documents of the related underlying series, as well as any subsequent information related thereto filed on a Current Report on Form 8-K with the Securities and Exchange Commission following the closing of the related underlying series. The information set forth in the tables and elsewhere herein that is particularly within the knowledge of the various Underlying Trustees, paying agents and Underlying Servicers for the Underlying Trusts has been derived from data requested from and provided by them, including regular periodic reports provided to holders of Pooled Securities, and information from outside sources such as Bloomberg L.P., and Intex Solutions Inc. None of such information has been independently represented to the Seller, the Manager, the Depositor, the Owner Trustee, the Bond Trustee or the Underwriter as being accurate and complete nor has it been independently verified by any of them. This information comprises all material information on the subject that the Seller, the Bond Issuer and the Underwriter possess or can acquire without unreasonable effort and expense. Copies of the offering documents and of the March 2002 Pooled Security Distribution Date Statements relating to each Pooled Security are available for inspection upon written request to the Bond Trustee at The Bank of New York, 5 Penn Plaza, 16th Floor, New York, New York 10001 (Attention: Corporate Trust Administration).

   All of the information provided herein as to the Pooled Securities is as reported by the Underlying Trustee or Underlying Servicer of such Pooled Securities following the Pooled Security Distribution Dates relating to the March 2002 Pooled Security Distribution Date Statements, after giving effect to distributions made on the Pooled Securities on or prior to such dates (the "Pooled Security Information Date"). Generally, all of the information provided herein as to the Underlying Mortgage Loans is provided as of March 1, 2002 after giving effect to any payments made or scheduled to be made and losses realized on the Underlying Mortgage Loans on or prior to such date (the "Mortgage Loan Information Date"). Unless otherwise noted, "weighted average" numbers are calculated based on the loan balances (except in the case of certain REO Properties, it may be book value) as of the Mortgage Loan Information Date.

   A key to the abbreviations used for each underlying series and class designation for the Pooled Securities is contained in Annex II hereto.

   The following is a description of each item reported in the following tables. Where "N/A" is shown, the relevant information is not available. The tables should be read in conjunction with these descriptions and the endnotes that follow each table.

   (1) CUSIP. Indicates the CUSIP number for the Class related to the Pooled Security.

   (2) Pooled ID/Pool Sec Type. Indicates that such Pooled Security is included in Pool 1 or Pool 2 (indicated as "1" or "2"). The notation "Sub" indicates that such Pooled Security is a Subordinated Pooled Security and the notation "Sen" indicates that such Pooled Security is a Senior Security as of the Pooled Security Information Date. See "Description of the Pooled Securities--General" for an explanation of the above defined terms.

   (3) Shelf, Series and Class. Collectively, the abbreviated "shelf" name and series designation of each underlying series and the class designation of the Pooled Security of such underlying series. For the full name of each Pooled Security referenced by the applicable abbreviation, see Annex III.

   (4) Issue Date. The date on which the Pooled Securities were issued. Each entry is listed by month/day/year. For example, an entry of 5/26/94 means an Issue Date of May 26, 1994.

   (5) Payment Date. The Pooled Security Distribution Date for each Pooled Security. The code "15" or "25" means the 15th day or 25th day in each month (or, if such date is not a Business Day, as defined in the related Underlying Agreement, the following Business Day).


                                      A-I-1

   (6) Pub/Pri. Initial manner of offering of the Pooled Security. A Pooled Security initially offered publicly pursuant to a registration statement under the Act, is coded as "Public" and a Pooled Security initially offered privately pursuant to an exemption from registration under the Act, is coded as "Private".

   (7) DTC/Physical. Indicates beneficial ownership of the Pooled Security (if the Pooled Security is held through the book-entry system with DTC or physical certificates). The code "DTC" means through book-entry and the code "Physical" means through physical certificates.

   (8) Current Under Trustee. Current Underlying Trustee with respect to the Pooled Security. Listed below is the abbreviation used with respect to each Underlying Trustee.

                  Abbreviation                     Full Name of Underlying Trustee
                  ------------                     -------------------------------
                  BoNY                             The Bank of New York
                  BT                               Bankers Trust Company
                  Bank One                         Bank One, National Association
                  First Union                      First Union National Bank
                  CHASE                            JP Morgan/Chase Bank
                  LaSalle                          LaSalle Bank, National Association
                  State Street                     State Street Bank and Trust Company


   (9) Current Under Servicer. Indicates the current Underlying Servicer with respect to the Pooled Security. Listed below is the abbreviation used with respect to each Underlying Servicer.

                  Abbreviation                  Full Name of Underlying Servicer
                  ------------                  --------------------------------
                  Bank One                      Bank One, National Association
                  Calmco                        Calmco Servicing LLP
                  GreenPoint                    GreenPoint Mortgage Funding Inc.
                  HS                            HomeSide Lending, Inc.
                                                Independent National Mortgage
                  INMC                          Corporation
                                                Plaza Home Mortgage Servicing
                  PHM                           Corporation
                                                Washington Mutual Mortgage Securities
                  WAMU                          Corp.
                                                Wells Fargo Bank Minnesota, National
                  WF Bank                       Association


   (10) Comp Interest. Indicates whether payments of Compensating Interest are required to be made on each Pooled Security ("Y" or "N").

   (11) Clean Up %. Indicates the maximum "Pool Factor" (as described herein, but expressed as a percentage), at which the optional termination of the Underlying Trust is eligible to be exercised.

   (12) Current Ratings. The latest rating by Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and/or Standard & Poor's Ratings Services ("S&P"), as applicable. If no current rating is available, the abbreviation "N/A" appears in the related column.

   (13) Original Ratings. This column shows the original rating by Duff & Phelps Credit Rating Co. ("Duff"), Fitch, Moody's and/or S&P, as applicable. If no original rating was issued by either of these rating agencies, the abbreviation "N/A" appears in the related column.

   (14) Under Coll Index Type. The index related to the mortgage rate of the Underlying Mortgage Loans related to either the Pooled Security only or to the related underlying series, as applicable and/or available.

   (15) Current Pooled Sec PT Rate. Current Pooled Security Pass-Through Rate as of the Pooled Securities Information Date.

   (16) Pooled Sec Coupon Type. Description of the type of rate by which the Pooled Security accrues interest. Indicates whether such coupon is based on (i) the weighted average net mortgage rate on the related Underlying Mortgage Loans (for each Pooled Security as described in the related Underlying Offering Documents), minus a strip rate, in which case the code "Net WAC -- Strip",

                                      A-I-2
        is shown or (ii) LIBOR, plus or minus a margin, in which case, "LIBOR", plus or minus a margin is shown.

   (17) Original Class Balance. The approximate original principal balance of the Class of Securities of which the Pooled Security constitutes a part or the whole, as of the related Issue Date.

   (18) Current Class Balance. The approximate principal balance of the class of Securities of which the Pooled Security constitutes a part or the whole, as of the Pooled Security Information Date.

   (19) Current Collateral Balance. The approximate aggregate scheduled principal balance of the Underlying Mortgage Loans related to either the Pooled Security only or to the related underlying series, as applicable and/or available, as of the Mortgage Loan Information Date.

   (20) Current Class Size (%). A fraction, shown as a percentage, the numerator of which is the "Current Class Balance", and the denominator of which is the "Current Collateral Balance", each as shown herein.

   (21) Pool Factor. A fraction, the numerator of which is the approximate aggregate scheduled principal balance of the Underlying Mortgage Loans related to the underlying series as of the Mortgage Loan Information Date and the denominator of which is the approximate aggregate scheduled principal balance of the Underlying Mortgage Loans related to the underlying series as of the related cut-off date.

   (22) Pool Sec Size ($). The approximate principal balance of each Pooled Security as of the Pooled Security Information Date.

   (23) Pool Sec Size (%). A fraction, expressed as a percentage, the numerator of which is the "Pool Sec Size ($)", as shown herein, and the denominator of which is the "Current Class Balance" as shown herein.

   (24) Cum Realized Losses. A fraction, expressed as a percentage, the numerator of which is the cumulative dollar amount of Realized Losses on the Underlying Mortgage Loans related to either the Pooled Security only or to the related underlying series, as applicable and/or available, and the denominator of which is the approximate aggregate scheduled principal balance of the Underlying Mortgage Loans related to either the Pooled Security only or to the underlying series, as applicable and/or available, as of the cut-off date of the related underlying series.

   (25) Total Del. A fraction, shown as a percentage, the numerator of which is the sum of the approximate aggregate scheduled principal balance of the Underlying Mortgage Loans related to the Pooled Security only or the Underlying Mortgage Loans related to the underlying series, as applicable and/or available, as of the Mortgage Loan Information Date, which are (a) equal to or more than 60 days delinquent, (b) currently the subject of foreclosure or other similar proceedings against the related borrower (c) where the borrower has declared bankruptcy, and (d) the properties, which are currently held by the related Underlying Trust (or by the trustee in the related Underlying Trust) and the denominator of which is the "Current Collateral Balance", as shown herein.

   (26) WAvg LTV. The weighted average of the loan-to-value ratios of the Underlying Mortgage Loans as stated in the Underlying Offering Documents related to either the Pooled Security only or to the related underlying series, as applicable and/or available.


                                      A-I-3

            Pooled Security and Underlying Mortgage Loan Information


                  Pooled ID/
CUSIP              Pool Sec        Shelf, Series and      Issue         Payment                        DTC /
-----                Type                Class            Date            Date         Pub/Pri        Physical
                -------------    ---------------------     --------   -----------    -----------    -----------
126690T48       1 / Sen          CWMBS 1994-K A1          5/26/94     25             Public         DTC
23321PFQ6       1 / Sen          DLJMA 1993-Q18 1A11      12/21/93    25             Public         DTC
23321PHF8       1 / Sen          DLJMA 1994-2A 1A11       3/25/94     25             Public         DTC
045413BX8       1 / Sen          ONE 2000-2 2A2           3/31/00     15             Public         DTC
783768AB0       1 / Sen          RYMS3 1992-B 1A22        6/25/92     25             Public         DTC
79548KJV1       1 / Sen          SBM7 1994-2 A12          2/24/94     25             Public         DTC
812373FM5       1 / Sen          SMS 1991-K A1            9/26/91     25             Public         DTC
812373FP8       1 / Sub          SMS 1991-K A3            9/26/91     25             Public         DTC
02926PAC5       1 / Sen          EAGLE 1998-1 M1          6/17/98     25             Public         DTC
1266906S0       1 / Sub          INMC 1994-R M2           9/28/94     25             Public         Physical
126691AX2       1 / Sen          INMC 1994-V B1           11/29/94    25             Public         Physical
126691BJ2       1 / Sen          INMC 1994-X B1           12/21/94    25             Public         Physical
126691CQ5       1 / Sen          INMC 1995-C B1           2/24/95     25             Public         Physical
126691MH4       1 / Sen          INMC 1995-T A22          10/11/95    25             Public         DTC
396782CJ1       2 / Sen          GRCAP 1994-HM4 A1        4/28/94     25             Public         DTC
126691DW1       2 / Sub          INMC 1995-E B1           3/29/95     25             Public         Physical
69764BAB2       2 / Sub          PMLT 1999-A M1           7/15/99     25             Private        DTC
76116NZM5       2 / Sen          RTC 1995-2 A31           9/28/95     25             Public         DTC

CUSIP              Current Under        Current Under         Comp       Clean
-----                 Trustee              Servicer         Interest      Up %
                ------------------    ------------------    --------    -------
126690T48       BoNY                  INMC                 Y            5%
23321PFQ6       BT                    Calmco               Y            5%
23321PHF8       CHASE                 N/A                  Y            5%
045413BX8       LaSalle               HS                   Y            15%
783768AB0       State Street          WFBank               N            25%
79548KJV1       BT                    PHM                  Y            5%
812373FM5       State Street          WAMU                 Y            10%
812373FP8       State Street          WAMU                 Y            10%
02926PAC5       First Union           WFBank               Y            35%
1266906S0       BoNY                  INMC                 Y            5%
126691AX2       BoNY                  INMC                 Y            5%
126691BJ2       BoNY                  INMC                 Y            5%
126691CQ5       BoNY                  INMC                 Y            10%
126691MH4       BoNY                  INMC                 Y            5%
396782CJ1       BT                    GreenPoint           Y            5%
126691DW1       BoNY                  INMC                 Y            10%
69764BAB2       State Street          WAMU                 Y            10%
76116NZM5       Bank One              N/A                  Y            10%

---------------
1Information shown for the Underlying Mortgage Loans for this Pooled Security is based on the Underlying Mortgage Loan group related to such Pooled Security only.
2Information shown for the Underlying Mortgage Loans for this Pooled Security is based on all the Underlying Mortgage Loan groups in the related underlying series.


                                     A-I-4

            Pooled Security and Underlying Mortgage Loan Information



                                                            Current Ratings              Original Ratings
                Pooled ID/                              ----------------------    ------------------------------
CUSIP            Pool Sec
  -----            Type       Shelf, Series and Class   Moody's    S&P   Fitch    Moody's3   S&P    Fitch   Duff
                ----------    -----------------------   -------    ---   -----    --------   ---    -----   ----
126690T48 ...   1 / Sen       CWMBS 1994-K A1           Aaa        AAA   AAA      N/A        AA     N/A     AA+
23321PFQ6 ...   1 / Sen       DLJMA 1993-Q18 1A11       Aaa        AAA   AAA      Aaa        AAA    N/A     AAA
23321PHF8 ...   1 / Sen       DLJMA 1994-2A 1A11        Aaa        AAA   AAA      N/A        AAA    N/A     AAA
045413BX8 ...   1 / Sen       ONE 2000-2 2A2            N/A        AAA   AAA      N/A        AAA    AAA     N/A
783768AB0 ...   1 / Sen       RYMS3 1992-B 1A22         N/A        AAA   AAA      N/A        AA     AA      N/A
79548KJV1 ...   1 / Sen       SBM7 1994-2 A12           Aaa        AAA   N/A      Aaa        AAA    N/A     N/A
812373FM5 ...   1 / Sen       SMS 1991-K A1             Aaa        AA+   N/A      Aaa        AAA    N/A     N/A
812373FP8 ...   1 / Sub       SMS 1991-K A3             Aaa        AA+   N/A      Aa1        AA+    N/A     N/A
02926PAC5 ...   1 / Sen       EAGLE 1998-1 M1           N/A        N/A   AA       N/A        N/A    N/A     AA
1266906S0 ...   1 / Sub       INMC 1994-R M2            Aaa        N/A   AAA      N/A        N/A    AA      N/A
126691AX2 ...   1 / Sen       INMC 1994-V B1            Aaa        N/A   AAA      N/A        N/A    AA      N/A
126691BJ2 ...   1 / Sen       INMC 1994-X B1            Aaa        N/A   AAA      N/A        N/A    AA      N/A
126691CQ5 ...   1 / Sen       INMC 1995-C B1            Aaa        N/A   AAA      N/A        N/A    AA      N/A
126691MH4 ...   1 / Sen       INMC 1995-T A22           Aaa        AAA   N/A      N/A        AAA    N/A     N/A
396782CJ1 ...   2 / Sen       GRCAP 1994-HM4 A1         Aaa        N/A   AAA      Aaa        N/A    AAA     N/A
126691DW1 ...   2 / Sub       INMC 1995-E B1            Aaa        N/A   AAA      N/A        N/A    N/A     AA
69764BAB2 ...   2 / Sub       PMLT 1999-A M1            Aaa        N/A   AA       Aa2        N/A    AA      N/A
76116NZM5 ...   2 / Sen       RTC 1995-2 A31            Aaa        N/A   AAA      Aaa        N/A    N/A     AAA


                                Current Pooled
CUSIP           Underlying Coll       Sec PT   Pooled Sec
  -----         Index Type4           Rate     Coupon Type
                ------------------    ------   ---------------
126690T48 ...   1 YR CMT              7.010%   Net WAC
23321PFQ6 ...   6 Month LIBOR         6.721%   Net WAC - Strip
23321PHF8 ...   6 Month LIBOR         7.160%   Net WAC
045413BX8 ...   1 YR CMT              6.623%   Net WAC
783768AB0 ...   FHLB/COFI             6.559%   Net WAC
79548KJV1 ...   6 Month LIBOR         7.205%   Net WAC - Strip
812373FM5 ...   6 Month LIBOR         5.881%   Net WAC - Strip
812373FP8 ...   6 Month LIBOR         6.171%   Net WAC - Strip
02926PAC5 ...   6 Month LIBOR         2.850%   LIBOR + 1.00%
1266906S0 ...   6 Month LIBOR         7.033%   Net WAC
126691AX2 ...   6 Month LIBOR         7.344%   Net WAC
126691BJ2 ...   6 Month LIBOR         7.333%   Net WAC
126691CQ5 ...   6 Month LIBOR         7.238%   Net WAC - Strip
126691MH4 ...   6 Month LIBOR         6.685%   Net WAC - Strip
396782CJ1 ...   6 Month LIBOR         7.487%   Net WAC
126691DW1 ...   1 YR CMT              6.614%   Net WAC
69764BAB2 ...   Fixed/1,3,5 YR CMT    2.950%   LIBOR + 1.10%
76116NZM5 ...   1 YR CMT              5.712%   Net WAC

---------------
1Information shown for the Underlying Mortgage Loans for this Pooled Security is based on the Underlying Mortgage Loan group related to such Pooled Security only.
2Information shown for the Underlying Mortgage Loans for this Pooled Security is based on all the Underlying Mortgage Loan groups in the related underlying series.
3Unsolicited ratings not shown.
4If the related underlying series consists of multiple Underlying Mortgage
 Loan groups, this information is based on the related Underlying Mortgage Loan group only; provided, however, if such information is not available, this information is based on the aggregate Underlying Mortgage Loan Groups for the related underlying series.


                                     A-I-5

              Pooled Security and Underlying Mortgage Information



                Pooled ID/
CUSIP            Pool Sec                               Original Class    Current Class   Current Collateral    Current Class
  -----            Type       Shelf, Series and Class       Balance          Balance            Balance           Size (%)
                ----------    -----------------------   --------------    -------------   ------------------    -------------
126690T48         1 / Sen     CWMBS 1994-K A1            $123,119,000       $3,607,665        $11,318,951          31.87%
23321PFQ6         1 / Sen     DLJMA 1993-Q18 1A11         $51,833,000       $1,351,086         $4,970,054          27.18%
23321PHF8         1 / Sen     DLJMA 1994-2A 1A11          $85,787,000       $1,953,446         $2,342,245          83.40%
045413BX8         1 / Sen     ONE 2000-2 2A2             $152,653,000      $42,990,896       $661,910,847           6.49%
783768AB0         1 / Sen     RYMS3 1992-B 1A22            $7,712,906       $7,111,000        $28,446,207          25.00%
79548KJV1         1 / Sen     SBM7 1994-2 A12             $49,384,000       $2,435,205         $7,151,429          34.05%
812373FM5         1 / Sen     SMS 1991-K A1              $110,588,063       $4,793,489         $6,678,057          71.78%
812373FP8         1 / Sub     SMS 1991-K A3                $1,917,885       $1,218,820         $6,678,057          18.25%
02926PAC5         1 / Sen     EAGLE 1998-1 M1             $46,029,000      $29,199,010        $49,604,935          58.86%
1266906S0         1 / Sub     INMC 1994-R M2               $4,620,000       $3,756,345        $11,974,900          31.37%
126691AX2         1 / Sen     INMC 1994-V B1               $3,618,000       $2,191,288         $9,804,994          22.35%
126691BJ2         1 / Sen     INMC 1994-X B1               $2,769,000       $2,238,872        $10,737,491          20.85%
126691CQ5         1 / Sen     INMC 1995-C B1              $12,828,797       $5,626,420        $11,136,741          50.52%
126691MH4         1 / Sen     INMC 1995-T A22             $65,695,250       $3,835,279        $10,767,927          35.62%
                                                                                          ------------------
                                                                             Total           $833,522,835
396782CJ1         2 / Sen     GRCAP 1994-HM4 A1          $245,813,000       $7,955,416        $10,192,668          78.05%
126691DW1         2 / Sub     INMC 1995-E B1               $4,608,492       $3,995,550        $18,423,643          21.69%
69764BAB2         2 / Sub     PMLT 1999-A M1               $2,914,000       $2,914,000        $49,143,186           5.93%
76116NZM5         2 / Sen     RTC 1995-2 A31             $119,696,000      $23,495,818        $28,398,783          82.74%
                                                                                          ------------------
                                                                             Total           $106,158,281



CUSIP                            Pool Sec     Pool Sec
  -----         Pool Factor3     Size ($)     Size (%)
                ------------    -----------   --------
126690T48         0.0852692      $3,035,020     84.13%
23321PFQ6         0.0698048        $729,852     54.02%
23321PHF8         0.0697777      $1,441,670     73.80%
045413BX8         0.5076052     $11,264,999     26.20%
783768AB0         0.1540350      $7,111,000    100.00%
79548KJV1         0.0671880      $1,799,874     73.91%
812373FM5         0.0522298      $1,976,035     41.22%
812373FP8         0.0522298      $1,218,820    100.00%
02926PAC5         0.1071205     $20,952,315     71.76%
1266906S0         0.0777451      $3,756,345    100.00%
126691AX2         0.0542025      $2,191,288    100.00%
126691BJ2         0.0678502      $2,238,872    100.00%
126691CQ5         0.0781294      $5,626,420    100.00%
126691MH4         0.0823075      $3,835,279    100.00%
                                -----------
                Total           $67,177,789
396782CJ1         0.0348307        $736,274      9.26%
126691DW1         0.1099384      $3,128,552     78.30%
69764BAB2         0.5482970      $2,914,000    100.00%
76116NZM5         0.2106894      $9,520,345     40.52%
                                -----------
                Total           $16,299,171

---------------
1Information shown for the Underlying Mortgage Loans for this Pooled Security is based on the Underlying Mortgage Loan group related to such Pooled Security only.
2Information shown for the Underlying Mortgage Loans for this Pooled Security is based on all the Underlying Mortgage Loan groups in the related underlying series.
3Notwithstanding 1 and 2 above, this information is based on the Underlying
 Mortgage Loans in the related underlying series.


                                     A-I-6

            Pooled Security and Underlying Mortgage Loan Information



                                                     Pooled ID/                                Cum Realized
CUSIP                                               Pool Sec Type   Shelf, Series and Class       Losses       Total Del   WAvg LTV
  -----                                             -------------   -----------------------       ------       ---------   --------
126690T48.......................................       1 / Sen      CWMBS 1994-K A1                0.73%          4.99%      69.34%
23321PFQ6.......................................       1 / Sen      DLJMA 1993-Q18 1A11            2.48%          7.04%      65.08%
23321PHF8.......................................       1 / Sen      DLJMA 1994-2A 1A11             0.00%          8.94%      75.68%
045413BX8.......................................       1 / Sen      ONE 2000-2 2A2                 0.00%          1.26%      67.74%3
783768AB0.......................................       1 / Sen      RYMS3 1992-B 1A22              1.90%          2.38%      79.90%
79548KJV1.......................................       1 / Sen      SBM7 1994-2 A12                 N/A          10.22%      67.07%
812373FM5.......................................       1 / Sen      SMS 1991-K A1                   N/A           5.24%      72.25%
812373FP8.......................................       1 / Sub      SMS 1991-K A3                   N/A           5.24%      72.25%
02926PAC5.......................................       1 / Sen      EAGLE 1998-1 M1                2.18%         35.44%      77.94%
1266906S0.......................................       1 / Sub      INMC 1994-R M2                 1.09%         16.53%      76.58%
126691AX2.......................................       1 / Sen      INMC 1994-V B1                 1.09%          4.12%      75.38%
126691BJ2.......................................       1 / Sen      INMC 1994-X B1                 1.81%         13.16%      73.76%
126691CQ5.......................................       1 / Sen      INMC 1995-C B1                 1.34%          5.15%      76.12%
126691MH4.......................................       1 / Sen      INMC 1995-T A22                0.82%          6.19%      69.72%
396782CJ1.......................................       2 / Sen      GRCAP 1994-HM4 A1              0.54%          0.45%      71.12%
126691DW1.......................................       2 / Sub      INMC 1995-E B1                 0.47%         14.77%      78.05%
69764BAB2.......................................       2 / Sub      PMLT 1999-A M1                 0.16%          6.60%      69.90%
76116NZM5.......................................       2 / Sen      RTC 1995-2 A31                  N/A           2.63%      76.35%

---------------
1Information shown for the Underlying Mortgage Loans for this Pooled Security is based on the Underlying Mortgage Loan group related to such Pooled Security only.
2Information shown for the Underlying Mortgage Loans for this Pooled Security is based on all the Underlying Mortgage Loan groups in the related underlying series.
3WAvg LTV is based on the related Underlying Mortgage Loan group.


                                      A-I-7

                                    ANNEX II

                       NAMES OF POOLED SECURITIES BY POOL


Pool                                                                                                          Abbreviation
1                                           Full Name of Series                                               ------------
-                                           -------------------
1.        American Residential Eagle Certificate Trust Mortgage-Backed Callable Certificates,        EAGLE 1998-1 M1
          Series 1998-1, Class M1
2.        Bank One Mortgage-Backed Pass-Through Certificates, Series 2000-2, Class 2A                ONE 2000-2 2A
3.        Countrywide Mortgage Conduit, Inc., Mortgage Pass-Through Certificates, Series 1994-K,     CWMBS 1994-K A1
          Class A1
4.        DLJ Mortgage Acceptance Corp., Mortgage Pass-Through Certificates, Series 1993-Q18,        DLJMA 1993-Q18 IA1
          Class IA1
5.        DLJ Mortgage Acceptance Corp., Mortgage Pass-Through Certificates, Series 1994-2, Class    DLJMA 1994-2A IA1
          IA1
6.        Independent National Mortgage Corporation Mortgage Pass-Through Certificates, Series       INMC 1994-R M2
          1994-R, Class M2
7.        Independent National Mortgage Corporation Mortgage Pass-Through Certificates, Series       INMC 1994-V B1
          1994-V, Class B1
8.        Independent National Mortgage Corporation Mortgage Pass-Through Certificates, Series       INMC 1994-X B1
          1994-X, Class B1
9.        Independent National Mortgage Corporation Mortgage Pass-Through Certificates, Series       INMC 1995-C B1
          1995-C, Class B1
10.       Independent National Mortgage Corporation Mortgage Pass-Through Certificates, Series       INMC 1995-T A2
          1995-T, Class A2
11.       Ryland Mortgage Securities Corporation Three Collateralized Mortgage Bonds, Series 1992-   RYMS3 1992-B IA2
          B, Class IA2
12.       Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates,        SBM7 1994-2 A1
          Series 1994-2, Class A1
13.       Sears Mortgage Securities Corporation, LIBOR Mortgage Pass-Through Certificates, Series    SMS 1991-K A1
          1991-K, Class A1
14.       Sears Mortgage Securities Corporation, LIBOR Mortgage Pass-Through Certificates, Series    SMS 1991-K A3
          1991-K, Class A3


Pool                                                                                                          Abbreviation
2                                           Full Name of Series                                               ------------
-                                           -------------------
1.        Greenwich Capital Acceptance, Inc., Mortgage Pass-Through Certificates, Series 1994-       GRCAP 1994-HM4 A1
          HMC4, Class A1
2.        Independent National Mortgage Corporation Mortgage Pass-Through Certificates, Series       INMC 1995-E B1
          1995-E, Class B1
3.        PAMEX Mortgage Trust 1999-A, Mortgage Backed Notes, Series 1999-A, Class M-1               PMLT 1999-A M1
4.        Resolution Trust Corporation Mortgage Pass-Through Certificates, Series 1995-2, Class A3   RTC 1995-2 A3



                                     A-II-1

                                    ANNEX III

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered Sequoia Mortgage Funding Company 2002-A MBS Funding Bonds, Class A-1 and Class A-2, Series 2002-A (the "Global Bonds") will be available only in book-entry form. Investors in the Global Bonds may hold such Global Bonds through any of DTC, Clearstream Luxembourg or Euroclear. The Global Bonds will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Bonds through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

   Secondary market trading between investors holding Global Bonds through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage bond issues.

   Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Bonds will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

   A holder that is not a United States person (as described below) of Global Bonds will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

   All Global Bonds will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Bonds will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Bonds through DTC will follow the settlement practices applicable to prior collateralized mortgage bond issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Bonds through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global bond and no "lock-up" or restricted period. Global Bonds will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior collateralized mortgage bond issues in same-day funds.

   Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Bonds are to be transferred from the account of a DTC Participant to the account of a Clearstream

                                     A-III-1

Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream I-1 Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Bonds against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Bonds. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Bonds. After settlement has been completed, the Global Bonds will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Bonds will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

   Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Bonds are credited to their accounts one day later.

   As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Bonds were credited to their accounts. However, interest on the Global Bonds would accrue from the value date. Therefore, in many cases the investment income on the Global Bonds earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Bonds to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Bonds are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Bonds. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding

                                     A-III-2
day, I-2 when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Bonds from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should bond that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Bonds in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Bonds sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

   A holder that is not a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry bond through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Bond Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

   I. the Bond Trustee or the U.S. withholding agent receives a statement--

     (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that--

          (i)  is signed by the bondholder under penalty of perjury,

          (ii) certifies that such owner is not a United States person, and
               (iii) provides the name and address of the bondholder, or

     (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

          (i) is signed under penalties of perjury by an authorized representative of the financial institution,

          (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the bondholder or that another financial institution acting on behalf of the bondholder has received such IRS Form W-8BEN (or any successor form),

          (iii)provides the name and address of the bondholder, and

          (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the bondholder;

   II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Bond Trustee or the U.S. withholding agent;

   III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Bond Trustee or the U.S. withholding agent; or


                                     A-III-3

   IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Bond Trustee or the U.S. withholding agent. Certain pass- through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Bonds.

   A holder holding book-entry bonds through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry bonds, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

   In addition, all holders holding book-entry bonds through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

   I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

   II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

   III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

   This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "United States persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry bonds.

   The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered United States persons.

   This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Bonds.

   Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Bonds.


                                     A-III-4

PROSPECTUS
October 29, 2001


                      Sequoia Mortgage Funding Corporation

                                    Depositor

                                 $3,000,000,000
                               (Aggregate Amount)
                          Collateralized Mortgage Bonds
                              (Issuable in Series)

Consider carefully the risk factors beginning on page 7 of this prospectus which include:

   o Yield, Prepayment and Maturity Risks;

   o Cash Flow Considerations;

   o Limited Recourse;

   o Bankruptcy and Insolvency Risks;

   o Risks associated with Book-Entry Bonds; and

   o Limited Liquidity of Investments.

The Bonds are redeemable only under circumstances described herein and in the related prospectus supplement.

Each series of bonds will be issued by a separate trust, will represent obligations solely of such trust and will not be insured or guaranteed by GNMA, FNMA or FHLMC or any other governmental agency or instrumentality, any affiliate of the Depositor, or, unless otherwise specified in the rela- ted prospectus supplement, any other person or entity.

      This prospectus relates to:

       o The establishment of one or more trusts to issue and sell one or more series of collateralized mortgage bonds.

    The Bonds:

       o Will be collateralized by one or more of the following:

       o Fixed-rate, first or junior lien mortgage loans secured by one- to four- family residential properties;

       o Floating-rate, first or junior lien mortgage loans secured by one- to four-family residential properties;

       o Mortgage pass-through securities issued or guaranteed by GNMA, FNMA, or FHLMC;

       o Private mortgage-backed securities; or

       o Any combination thereof; and

       o Will receive principal payments in the manner specified in the related prospectus supplement.

    Each Series of Bonds:

       o May include one or more classes of bonds entitled to principal distributions, with disproportionate, nominal or no interest distributions or interest distributions, with disproportionate or nominal principal distributions;

       o May include one or more classes of bonds entitled to receive principal distributions prior to other classes.

       o May include one or more classes of bonds that are senior in right of payment to one or more other classes of bonds of such series; and

       o Will have credit enhancement as specified in the related prospectus supplement.


Bonds of each series will be characterized for federal income tax purposes as debt instruments or interests in a REMIC.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED
         IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


   We tell you about the bonds in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to your series of bonds, and (2) the accompanying prospectus supplement, which describes the specific terms of your series of bonds and may be different from the information in this prospectus.

   If the terms of your series of bonds and any other information contained herein vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

   We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

   You can find a listing of the pages where capitalized terms used in this prospectus are defined under "Index of Defined Terms" beginning on page 74 in this prospectus.

   The underwriter may engage in transactions that stabilize, maintain, or in some way affect the price of the bonds. These types of transactions may include stabilizing the purchase of bonds to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled "Plan of Distribution" in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

   Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC" or "Commission"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

     Woolworth Building                      Chicago Regional Office
     233 Broadway                            Citicorp Center
     New York, New York 10279                500 West Madison Street, Suite 1400
                                             Chicago, Illinois 60661

   Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

   The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of the accompanying prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

   This prospectus and the accompanying prospectus supplement are part of a registration statement filed by the Depositor with the SEC (Registration No. 333-22681). You may request a free copy of any of the above filings by writing or calling:

                      Sequoia Mortgage Funding Corporation
                         591 Redwood Highway, Suite 3120
                              Mill Valley, CA 94941
                                 (415) 389-7373

   You should rely only on the information provided in this prospectus or the accompanying prospectus supplement or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the cover page of this prospectus or the accompanying prospectus supplement or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

                                     SUMMARY


   This summary highlights selected information from this prospectus and does not contain all the information that you need to consider in making your investment decision. Please read this entire prospectus carefully for additional information about the offered bonds.

                                  Offered Bonds

   Each trust will issue collateralized mortgage bonds, in such designations and classes as set forth in the prospectus supplement.

   We refer you to "Description of the Bonds" in this prospectus and in the related prospectus supplement for more information.

                                  Designations

Senior bonds --      such classes of bonds as
                     are supported by one or more subordinated classes of bonds, as set forth in the prospectus supplement

Subordinated bonds --     such classes of bonds as
                          are subordinated to senior classes of bonds, as set
                             forth in the prospectus
                          supplement

Offered bonds --          those classes of bonds as set forth in the prospectus
                          supplement

   We refer you to "Description of the Bonds" in this prospectus and in the related prospectus supplement for more information.

                                   Bond Issuer

   The bond issuer with respect to each series of bonds will be a statutory business trust under the laws of the State of Delaware and will be established by Sequoia Mortgage Funding Corporation by the deposit trust agreement, as defined in this prospectus, for the sole purpose of issuing the bonds and the investor certificate. Sequoia Mortgage Funding Corporation is a wholly owned limited purpose finance subsidiary of Redwood Trust, Inc., a Maryland corporation. Redwood Trust will be the manager of the issuer pursuant to a management agreement entered into with the issuer. None of Redwood Trust, Sequoia Mortgage Funding Corporation nor any of their respective affiliates, has guaranteed or is otherwise obligated with respect to payment of the bonds, and no other person or entity other than the issuer is obligated to pay the bonds.

   We refer you to "The Issuer" in this prospectus and in the related prospectus supplement for more information.

                                  Bond Trustee

   The bonds will be issued pursuant to the indenture between the issuer and a financial institution qualified to act as the indenture trustee, such trustee to be named in the prospectus supplement.

                                  Owner Trustee

   The owner trustee will be a financial institution qualified to act as owner trustee of a statutory business trust under the laws of the State of Delaware, such owner trustee to be named in the prospectus supplement.

                                 Master Servicer

   The entity or entities, if any, named as master servicer in the related prospectus supplement will act as master servicer with respect to all of the pledged mortgages securing a series of bonds pursuant to an agreement among the master servicer, the related issuer and the related bond trustee.

   Except as otherwise provided in the related prospectus supplement, the mortgages pledged as collateral will be serviced pursuant to a master servicing agreement among the issuer, the bond trustee and the master servicer.

   We refer you to "Servicing of the Pledged Mortgages" in this prospectus and in the related prospectus supplement for more information.

                                Special Servicer

   If specified in the related prospectus supplement, Sequoia Mortgage Funding Corporation may appoint a special servicer for the related series of bonds.

   We refer you to "Servicing of the Pledged Mortgages--Special Servicing Agreement" in this prospectus and in the related prospectus supplement for more information.

                              Priority of Payments


   Payment of principal and interest on bonds of a series will be allocated among the classes of bonds of such series on the payment dates and in the manner specified in the related prospectus supplement. One or more classes of bonds of a series may be subordinated in the right to receive payments of principal and interest to one or more other classes of bonds of such series.

   We refer you to "Description of the Bonds--General" in this prospectus and in the related prospectus supplement for more information.


                              Payments of Interest

   Each class of bonds of a series will bear interest at the rate, or determined in the manner, set forth for such class in the related prospectus supplement. Interest on a series of bonds or on a class of bonds within a series may accrue at a fixed rate, a variable rate or a combination thereof, as specified in the related prospectus supplement.

   We refer you to "Description of the Bonds--Interest" in this prospectus and in the related prospectus supplement for more information.


                              Payments of Principal


   Each class of bonds of a series will receive principal payments on each payment date, in the manner set forth for such class in the related prospectus supplement. One or more classes of bonds of a series may be subordinated in the right to receive payments of principal to one ore more other classes of bonds of such series, as specified in the related prospectus supplement. All payments of principal on bonds of a particular class will be applied on a pro rata basis among all bonds of such class, unless otherwise specified in the related prospectus supplement.

   We refer you to "Description of the Bonds--Principal" in this prospectus and in the related prospectus supplement for more information.

                                 Stated Maturity

   The stated maturities for the classes of bonds comprising a series are the dates determined by Sequoia Mortgage Funding Corporation to fall within a specified period after the dates on which the bonds of each such class will be fully paid assuming:

   o Timely receipt of payments, with no prepayments, on the mortgage collateral securing the bonds;

   o If applicable, such scheduled payments are, upon deposit in the bond account, reinvested at a rate specified in the related prospectus supplement;

   o No mortgage collateral is substituted by the issuer or the seller for any of the mortgage collateral initially pledged to secure the bonds of a series; and

   o If applicable, no portion of the spread is applied to the payment of the bonds, unless the related prospectus supplement provides otherwise, in which event such stated maturities will be based on assumption specified in the related prospectus supplement.

   Holders of one or more classes of bonds of a series may have the right, at their option, to receive full payment in respect of such bonds prior to the stated maturity, if so provided in the related prospectus supplement.

   We refer you to "Description of the Bonds--Stated Maturity" in this prospectus and in the related prospectus supplement for more information.


                             Redemption of the Bonds

   o Special Redemption of Bonds

   The bonds of each series may be subject to special redemption as specified in the related prospectus supplement. Pursuant to a special redemption, the issuer will be required to redeem, on the dates specified in the related prospectus supplement, at 100% of their unpaid original amount, plus accrued interest, outstanding bonds of a series or class at the determination of the bond trustee.

   We refer you to "Description of the Bonds--Special Redemption" in this prospectus and in the related prospectus supplement for more information.

   o Optional Redemption of the Bonds

   The bonds of each series may be subject to redemption at the option of the issuer if so provided in the related prospectus supplement.

   We refer you to "Description of the Bonds--Optional Redemption" in this prospectus and in the related prospectus supplement for more information.


                             Security for the Bonds


   The security for a series of bonds may consist of:

   o pledged mortgages;

   o a pool of conventional, loans secured by first or junior mortgages or deeds of trust on one-to four-family residential properties. The pledged mortgages may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units in such cooperatives' buildings;

   o securities issued and guaranteed by governmental agencies such as GNMA, FNMA and FHLMC;

   o private mortgage-backed securities; and

   o any combination of the above.

   We refer you to "Security for the Bonds" in this prospectus and in the related prospectus supplement for more information.


                         Bond and Distribution Accounts

   All scheduled monthly principal and interest payments and all prepayments received with respect to the mortgage collateral for a series of bonds, other than amounts not required to be remitted to the bond trustee, such as amounts retained by the master servicer, any servicer or any subservicer of the pledged mortgages as servicing compensation, to pay insurance premiums or to reimburse the master servicer or any servicer for advances it has made, will be remitted to an account to be established as an eligible account on the closing date for the sale of such series of bonds.

   On or prior to the closing date, the bond trustee will establish a distribution account which shall be an eligible account maintained with the bond trustee for the benefit of the bondholders of the related series. On or prior to a date specified in the related prospectus supplement and preceding each related payment date, the master servicer will withdraw from the bond account the amount to be distributed to bondholders on such payment date, to the extent of funds available, and will deposit such amount in the distribution account.

   We refer you to "Security for the Bonds--Bond and Distribution Accounts" in this prospectus and in the related prospectus supplement for more information.


                              Pre-funding Accounts


   If so specified in the related prospectus supplement, the assets of the issuer will include the funds on deposit in an account, which will be used to purchase additional mortgage collateral during a period specified in such prospectus supplement.

   We refer you to "Security for the Bonds--Pre-Funding Accounts" in this prospectus and in the related prospectus supplement for more information.


                               Credit Enhancement

   The mortgage collateral securing a series of bonds or the bonds of one or more classes in the related series may have the benefit of one or more types of credit enhancement, as specified in the related prospectus supplement. In addition, one or more classes of bonds of a series may be guaranteed as to payment of principal and interest by a third party insurer or guarantor. Credit enhancement could consist of any one or more of the following:

   o subordination of one or more classes of bonds to one or more classes of Senior bonds;

   o reserve funds;

   o mortgage pool insurance policy;

   o special hazard insurance policy;

   o bankruptcy bond;

   o bond insurance polices, surety bonds and guarantees;

   o letter of credit;

   o over-collateralization;

   o cross-collateralization;

   o minimum principal payment agreement;

   o derivative arrangements; and

   o any combination of the above.

   We refer you to "Credit Enhancement" in this prospectus and in the related prospectus supplement for more information.


                                    Advances


   The master servicer and each servicer may be obligated to make advances of cash which will be included with mortgage collections, in an amount equal to the delinquent monthly payments due on the immediately preceding monthly payment date. The master servicer's and each servicer's obligation may be subject to limitations as specified in the related prospectus supplement. In the event the master servicer or servicer fails to make a required advance, the bond trustee may be obligated to advance such amounts otherwise required to be advanced by the master servicer or servicer.

   We refer you to "Servicing of Mortgage Loans -- Advances" in this prospectus and in the related prospectus supplement for more information.


                                   Bond Rating

   It will be a condition to the issuance of the securities offered hereby that they be rated in one of the four highest rating categories by at least one rating agency as identified in the prospectus supplement. The ratings of the securities will be based on, among other things, the adequacy of the value of the trust assets and any credit enhancement. A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the ratings will remain in effect over the life of the security, and the ratings may be lowered or withdrawn.

   We refer you to "Summary of Terms--Ratings" in this prospectus and in the related prospectus supplement for more information.


                         Federal Income Tax Consequences


   A series of bonds may be treated as debt for federal income tax purposes, and interest, including original issue discount with respect to any class of such bonds issued with original issue discount, will be taxable to nonexempt bondholders.

   Alternatively, the depositor may elect to have a series of bonds issued in a REMIC structure, with one or more classes of regular and residual interests.

   We refer you to "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement for more information.


                                Legal Investment

   So long as any class of bonds is rated in one of the two highest ratings categories by at least one nationally recognized statistical rating agency, such class of bonds will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984.

   We refer you to "Legal Investment" in this prospectus and in the related prospectus supplement for more information.


                              ERISA Considerations


   A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, should carefully review with its legal advisors whether the purchase or holding of bonds could give rise to a transaction prohibited or not otherwise permissible under applicable law.

   We refer you to "ERISA Considerations" in this prospectus and in the related prospectus supplement for more information.

                                  RISK FACTORS


   Investors should consider the following factors in connection with the purchase of bonds. You should also consider the risk factors described in the accompanying prospectus supplements.

A decline in the value of mortgaged properties relative to the outstanding balance of the related pledged mortgages could result in losses on your investment.

   If the value of mortgaged properties declines such that the outstanding balance of the related pledged mortgages equals or exceeds the value of the mortgaged properties, investors will bear the losses on such pledged mortgages that are not otherwise covered by credit enhancement. Factors that could adversely affect the value of mortgaged properties are:

   o an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

   o a decline in the general condition of the mortgaged properties as a result of the borrower's failure to maintain adequately the mortgaged property; and

   o natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

Delays due to liquidation could result in delayed payment of proceeds to investors.

   There could be substantial delays in connection with the liquidation of defaulted pledged mortgages. An action to foreclose on a mortgaged property securing a pledged mortgage is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits and could take several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. If a borrower defaults, these restrictions may impede the ability of the master servicer or the related servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related pledged mortgage. Also, the master servicer or the related servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted pledged mortgages, including legal fees, cost of legal action, real estate taxes and maintenance and preservation expenses.

Pledged mortgages that are secured by junior liens could result in payment delays and losses on your investment.

   Mortgages and deeds of trust that are junior in priority receive proceeds from liquidation, insurance or condemnation proceedings for the related property only after the senior liens and related foreclosure costs have been paid. If the remaining proceeds are insufficient to satisfy the junior liens, then:

   o there will be a delay in payments to you while a deficiency judgment against the borrower is sought; and

   o you may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

Prepayments are unpredictable and affect yield.

   The rate of principal distributions and yield to maturity on the bonds will be directly related to the rate of principal payments on the trust assets. For example, the rate of principal payments on the loans will be affected by the following:

   o the amortization schedules of the loans;

   o the rate of principal prepayments, including partial prepayments and prepayments resulting from refinancing, by borrowers;

   o liquidations of defaulted loans by the master servicer or the related servicer;

   o repurchases of loans by the seller as a result of defective documentation or breaches of representations and warranties; and

   o the optional purchase by the master servicer or the related servicer of all of the loans in connection with the termination of the trust.

   The rate of principal payments on loans is influenced by a variety of economic, geographic, social and other factors. For example, if interest rates for similar loans fall below the interest rates on the loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their loans. Please consider the following:

   o If you are purchasing a bond at a discount, in particular, a principal-only bond, your yield may be lower than expected if principal payments on the loans occur at a slower rate than you expected;

   o If you are purchasing a bond at a premium, in particular, an interest- only bond, your yield may be lower than expected if principal payments on the loans occur at a faster rate than you expected and you could lose your initial investment; and

   o The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a bond at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

   We refer you to "Security for the Bonds -- the Pledged Mortgages" in this prospectus for more detail.

Environmental contamination of mortgaged property could result in losses of proceeds to investors.

   Under the laws of some states, contamination of a property may give rise to a lien on the property that has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, a lender may be liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the related mortgaged property. Any lien of costs attached to a contaminated mortgaged property could result in a loss to investors.

You Will Have Limited Recourse

   The assets of the trust are the sole source of distributions for the bonds. The bonds represent obligations solely of the issuer and neither the bonds nor the trust assets will be guaranteed by or insured by any governmental agency or instrumentality, the depositor, the seller, the master servicer, the servicer, the trustee or any of their affiliates, unless otherwise specified. Consequently, if payments on the trust assets are insufficient to make all payments required on the bonds you may incur a loss on your investment.

Concentration of Pledged Mortgages Could Adversely Affect Your Investment

   The pledged mortgages may be secured by mortgaged properties that are concentrated in particular geographic areas, as specified in the prospectus supplement. Consequently, losses and prepayments on the pledged mortgages and the resultant payments on the bonds may be affected significantly by changes in the housing markets and the regional economies in these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods, in these areas.

Ability to Resell Securities May Be Limited

   We cannot assure you that a secondary market for any of the bonds will develop, or if it does develop, that it will continue to exist for the term of the bonds. Consequently, you may not be able to sell your bonds readily or at prices that will enable you to realize your desired yield. The market values of the bonds are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

   The secondary market for mortgage backed bonds has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of bonds that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Your Payments and Rights May Be Adversely Affected by Insolvency of Seller

   The seller, the depositor and the issuer will treat the transfer of the loans from the seller to the depositor and from the depositor to the issuer as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may argue that the transfer of the loans is a pledge of the loans as bond for a borrowing rather than a sale. Such an attempt, even if unsuccessful, could result in delays in payments to you.

   In the event of a bankruptcy of the master servicer, the bankruptcy trustee or receiver may have the power to prevent the trustee or the bondholders from appointing a successor master servicer, which could result in a delay in payments to you. In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the master servicer to liquidate the property, which could result in a delay in payments to you.

Consequences of Owning Book-Entry Securities

   Limit on Liquidity of Securities. Issuance of the bonds in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase bonds for which they cannot obtain physical bonds.

   Limit on Ability to Transfer or Pledge. Since transactions in the book- entry bonds can be effected only through the DTC System, by dealing with a participating organization, indirect participant or a qualified bank, your ability to transfer or pledge a book-entry bond to persons or entities that do not participate in the DTC system or otherwise act with respect of such bonds, may be limited due to the lack of a physical bond.

   Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry bonds because the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

   We refer you to "Description of the Bonds" in this prospectus for more detail.

Rating of the Securities Does Not Assure Payment

   It will be a condition to the issuance of the bonds offered hereby that they be rated in one of the four highest rating categories by the rating agency identified in this supplement. The ratings of the bonds will depend primarily on an assessment by the rating agency and the claims paying ability of the insurer, if any. The ratings of the bonds will be based on, among other things, the adequacy of the value of the trust assets and any credit enhancement. The ratings should not be deemed a recommendation to purchase, hold or sell the bonds, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the ratings will remain in effect over the life of the bond, and may be lowered or withdrawn.

   We refer you to "Rating" in this prospectus for more detail.

Pre-funding accounts may result in re-investment risk to investors.

   Amounts remaining in any pre-funded account at the end of the related funding period will be distributed as prepayment of principal to investors on the distribution date immediately following the end of the funding period in the manner specified in the related prospectus supplement. Investors will bear any reinvestment risk resulting from such prepayment.

The addition of subsequent mortgage collateral funded from pre-funding accounts during the funding period may adversely affect the performance of the bonds.

   Although subsequent mortgage collateral must satisfy the characteristics described in the related prospectus supplement, such subsequent mortgage collateral may have different characteristics, including, without limitation, a more recent origination date than the initial mortgage collateral. As a result, the addition of such subsequent mortgage collateral funded from a pre- funding account may adversely affect the performance of the related bonds.

Owners of original issue discount bonds should consider federal income tax consequences.

   An investor owning a bond issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on bonds with deferred interest will be treated as original issue discount for this federal income tax purpose.


                                  INTRODUCTION


   Sequoia Mortgage Funding Corporation, a Delaware corporation (the "Company"), proposes to establish one or more trusts to issue and sell Bonds from time to time under this Prospectus and related Prospectus Supplements. The Company is a limited purpose finance corporation whose capital stock is wholly owned by Redwood Trust, Inc. ("Redwood Trust"). Redwood Trust, a Maryland corporation, has elected to be treated as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). The Company was formed for the sole purpose of acting as the depositor of one or more trusts to be formed for the purpose of issuing the Bonds offered hereby and by the related Prospectus Supplements. Each trust that is formed to act as an Issuer will be created pursuant to an agreement between the Company acting as depositor (in such capacity, the "Depositor"), and a bank, trust company or other fiduciary, acting as owner trustee (the "Owner Trustee"). Each trust will be established solely for the purpose of issuing one Series of Bonds and engaging in transactions relating thereto. Each Series of Bonds will be separately secured by the collateral described in the Prospectus Supplement relating to such Series, which collateral will constitute the only significant assets available to make payments on the Bonds of such Series. Accordingly, the investment characteristics of a Series of Bonds will be determined by the collateral pledged to secure such Series and will not be affected by the identity of the obligor with respect to such Series of Bonds. The term "Issuer," as used herein, with respect to a Series of Bonds refers to the trust established by the Company for the sole purpose of issuing such Series of Bonds.

   Each Series of Bonds will be issued pursuant to a separate Indenture (the "Indenture") between the Issuer of such Series and a bank or trust company acting as trustee for the holders of such Bonds (the "Bond Trustee"). A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Indenture relating to each Series of Bonds will be filed with the Securities and Exchange Commission as soon as practicable following the issuance of such Series of Bonds.


                                   THE ISSUER

General

   Any trust established to act as Issuer of a Series of Bonds will be created pursuant to a deposit trust agreement between the Company and a bank, trust company or other fiduciary acting as Owner Trustee. Under the terms of each deposit trust agreement, the Company initially will retain the entire beneficial interest in the trust created thereunder unless otherwise specified in the related Prospectus Supplement. The Company may thereafter sell or assign all or a portion of such beneficial ownership to another entity or entities unless prohibited from doing so by the related deposit trust agreement. The beneficial owners of each Issuer will have no liability

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for the obligations of the Issuer under the Bonds issued by it. Unless otherwise specified in the related Prospectus Supplement, each Issuer will be managed by Redwood Trust.

   The Mortgage Collateral for each Series of Bonds will have been deposited with the Issuer of such Series by the Company which, in turn, will have either
(i) received such collateral from Redwood Trust (or an affiliate) as a contribution to the Company's capital or (ii) acquired such collateral from Redwood Trust (or an affiliate) or another entity or entities (in such capacity, each a "Seller"), as provided in the related Prospectus Supplement, in exchange for the net proceeds from the issuance of such Series plus the beneficial interest in the Issuer issuing such Series. (References herein to Redwood Trust in its capacity as Seller shall be deemed to include any affiliate of Redwood Trust acting in such capacity.) Redwood Trust acquires mortgage loans in the normal course of its business from persons who have originated or otherwise acquired such loans.

   Upon the issuance of each Series of Bonds, the related Mortgage Collateral will be deposited by the Company with the Issuer of such Series and pledged by such Issuer to the Bond Trustee under the related Indenture to secure such Series of Bonds. The Indenture with respect to each Series of Bonds will prohibit the incurrence of further indebtedness by the Issuer of such Series of Bonds. The Bond Trustee will hold the Mortgage Collateral for a Series of Bonds as security pledged only for that Series, and holders of the Bonds of that Series will be entitled to the equal and proportionate benefits of such security.

   Each deposit trust agreement will provide that the related trust may not conduct any activities other than those related to the issuance and sale of the Bonds of the particular Series issued by it and such other limited activities as may be required in connection with reports and distributions to holders of beneficial interests in the trust. No deposit trust agreement will be subject to amendment without the prior written consent of the Bond Trustee for the related Series, which consent may not be unreasonably withheld if such amendment would not adversely affect the interests of the holders of the Bonds of each such Series (the "Bondholders"). The holders of the beneficial interest in each Issuer will not be liable for payment of principal and interest on the Bonds, and holders of Bonds of each Series will be deemed to have released the holders of beneficial interest from any claim, liability or obligation on or with respect to the Bonds of such Series.

The Company

   The Company was incorporated in the State of Delaware on January 31, 1997 and is a limited purpose finance subsidiary of Redwood Trust. The Company is a qualified real estate investment trust subsidiary. Redwood Trust is a publicly owned real estate investment trust. The Company's principal executive offices are located at 591 Redwood Highway, Suite 3120, Mill Valley, California 94941. The Company's telephone number is 415-381-1765.

   Redwood Trust has agreed with the Company that Redwood Trust will not file or cause to be filed any voluntary petition in bankruptcy against the Company or any trust created by it until at least one year after the date on which the Bonds have been paid in full, if at all.


                                 USE OF PROCEEDS


   The net proceeds to be received from the sale of the Bonds of each Series will be applied by the Company to the purchase or acquisition of the related Mortgage Collateral or the payment of expenses incurred in connection with the issuance of Bonds and otherwise incurred in connection with the conduct of the Company's operations. The Mortgage Collateral pledged to secure a Series of Bonds will either be contributed to the Company's capital by Redwood Trust (or an affiliate) or acquired by the Company from Redwood Trust (or an affiliate) or another Seller and deposited with the Issuer of such Series by the Company.


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                              MORTGAGE LOAN PROGRAM


   The Pledged Mortgages will have been purchased by the Depositor, either directly or through affiliates, from Sellers. The Pledged Mortgages so acquired by the Depositor will have been originated substantially in accordance with the underwriting criteria specified below under "Underwriting Standards."

Underwriting Standards

   Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Pledged Mortgages originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination. The related Prospectus Supplement will include detailed information with respect to the underwriting standards employed by the applicable originators of the Pledged Mortgages, to the extent such information is reasonably available to the Depositor. Such information may include, as applicable, underwriting guidelines with respect to required borrower income, debt to income ratios, credit histories, loan-to-value ratios and documentation and verification requirements.

   Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial conditions, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

   In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. The maximum Loan-to-Value Ratio is generally not expected to exceed 95%. Most loans with Loan-to-Value Ratios in excess of 80% at origination must be covered by private mortgage insurance insuring the balance thereof down to a 75% Loan-to-Value Ratio. The method of calculating the "Loan-to-Value Ratio" of a Pledged Mortgage will be described in the Prospectus Supplement for a Series of Bonds secured by Pledged Mortgages.

   Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The maximum housing expense to income ratio referred to in (i) is generally not expected to exceed 40% and the maximum debt to income ratio described in (ii) is generally not expected to exceed 55%. The underwriting standards applied by Sellers may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit issues exist.

   The Depositor expects that a substantial portion of the Pledged Mortgages it purchases will be "jumbo" loans, i.e., loans that exceed the maximum balance for purchase by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). Under current regulations, the maximum principal balance allowed on loans eligible for purchase by FNMA or FHLMC ranges from $252,700

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($379,050 for mortgage loans secured by mortgaged properties located in either
Alaska or Hawaii) for one-unit to $485,800 ($728,700 for mortgage loans secured by mortgaged properties located in either Alaska or Hawaii) for four- unit residential loans. The maximum loan amount is generally not expected to exceed $1,500,000 in the case of any of the foregoing types of loans.

   A lender may originate mortgage loans under a reduced documentation program. A reduced documentation program is designed to facilitate the loan approval process and thereby improve the lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain underwriting documentation concerning income and employment verification is waived.

   In the case of a loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, generally, the Seller will be required to represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

   Certain of the types of loans which may be included in the Mortgage Collateral are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Pledged Mortgages may provide for escalating or variable payments by the mortgagor or obligor. These types of Pledged Mortgages are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Quality Control

   The Depositor's parent, Redwood Trust, has developed a quality control program to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis. All loans purchased by the Depositor will be subject to this quality control program. A legal document review of each loan acquired will be conducted to verify the accuracy and completeness of the information contained in the mortgage notes, security instruments and other pertinent documents in the file. A sample of loans to be acquired, selected by focusing on those loans with higher risk characteristics, will normally be submitted to a third party nationally recognized underwriting review firm for a compliance check of underwriting and review of income, asset and appraisal information.

Representations by Sellers; Repurchases

   Each Seller will have made representations and warranties in respect of the mortgage loans sold by such Seller and included in the Pledged Mortgages securing a Series of Bonds. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy and Primary Mortgage Insurance Policy (as defined herein) were effective at the origination of each mortgage loan other than Cooperative Loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the Company; (ii) that the Seller had good title to each such mortgage loan and such mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of the obligors on such Pledged Mortgages (each, a "Mortgagor"); (iii) that each mortgage loan constituted a valid first or junior lien, as the case may be, on the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions typical in the residential mortgage lending industry) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a mortgage loan was 60 or more days delinquent at any time during the twelve months prior to the date it is pledged to secure the related Series of Bonds; and (vi) that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

   If the Seller cannot cure a breach of any representation or warranty made by it in respect of a Pledged Mortgage that materially and adversely affects the interests of the Bondholders in such Pledged Mortgage within

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90 days after notice of such breach, then such Seller will be obligated to either (i) substitute a similar mortgage loan for such Pledged Mortgage under the conditions specified in the related Prospectus Supplement or (ii) repurchase such Pledged Mortgage from the Issuer at a price (the "Purchase Price") equal to 100% of the outstanding principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month in which such Pledged Mortgage is repurchased at the Mortgage Rate (less any unreimbursed advances or amount payable as related master servicing compensation if the Seller is the Master Servicer with respect to such Pledged Mortgage). The Master Servicer will be required under the applicable Master Servicing Agreement and Indenture to enforce this obligation for the benefit of the Bond Trustee and the Bondholders, following the practices it would employ in its good faith business judgment were it the owner of such Pledged Mortgage. These substitution or repurchase obligations will constitute the sole remedies available to Bondholders or the Bond Trustee for a breach of representation by a Seller.


                            DESCRIPTION OF THE BONDS


General

   Each Series of bonds (the "Bonds") offered hereby and by the related Prospectus Supplement will be issued pursuant to a separate Indenture between the Issuer of such Series and the Bond Trustee for such Series. The following summaries describe certain provisions common to each Series of Bonds. The summaries are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement and the provisions of the Indenture relating to each Series of Bonds. Summaries of particular provisions or terms used in the Indenture incorporate by reference the actual provisions (including definitions of terms) as part of such summaries, and are qualified in their entirety by reference to the actual provisions of the Indenture.

   The Bonds are issuable in Series. Each Series may include one or more Classes of Bonds ("Deferred Interest Bonds") upon which interest will accrue but will not be payable, except in certain circumstances upon the optional redemption thereof or as otherwise provided in the related Prospectus Supplement. Prior to such time, the amount of interest so accrued will be added to the principal of such Class of Deferred Interest Bonds on each Payment Date. (Indenture, Section 2.03) A Series of Bonds may include one or more Classes that are senior in right of payment to one or more other Classes of Bonds of such Series. A Series of Bonds may also include one or more Classes of zero coupon bonds. The Bonds of each Series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related Prospectus Supplement. (Indenture, Section 2.04) The transfer of the Bonds will be registered and the Bonds may be exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange.
(Indenture, Section 2.07)

   Payments of principal of, and interest on, each Series of Bonds will be made on the dates specified in the related Prospectus Supplement (the "Payment Date") relating to such Series by check mailed to Bondholders of such Series registered as such at the close of business on each of the dates specified in such Prospectus Supplement (each, a "Record Date") preceding such Payment Date at their addresses appearing on the Bond Register, except that final payments of principal in retirement of each Bond will be made only upon presentation and surrender of such Bond at the office or agency of the Issuer maintained for that purpose. (Indenture, Section 2.09(a) and (b)) Notice will be mailed before the Payment Date on which the final principal payment on any Bond is expected to be made by the Bond Trustee to the holder of such Bond. (Indenture, Section 2.09(b)) Payments in respect of interest and principal on the Bonds will be made by the Bond Trustee, or such other bank, trust company or other fiduciary identified in the related Prospectus Supplement, as the paying agent of the Issuer. (Indenture, Section 3.03)

   The Bond Trustee will include with each payment on a Bond which includes principal and interest a statement showing the allocation of such payment to principal and interest and the remaining unpaid principal amount of such Bond. Payments on Bonds which include only interest will be accompanied by a statement showing the aggregate unpaid principal amount of the Bonds of each Class of the same Series. On each Payment Date before payments of principal are first made on a particular Class of Deferred Interest Bonds of a Series, the Bond Trustee for such Series will furnish to each holder of a Bond of such Class a statement showing the

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aggregate unpaid principal amount of such Class of Bonds and the new principal balance of such holder's Deferred Interest Bond.

Payments of Interest

   The Bonds of each Class will bear interest on their unpaid principal amounts from the date and at the rates per annum specified or determined in the manner set forth in the related Prospectus Supplement (calculated on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the related Prospectus Supplement) until the principal amount of the Bonds of such Class is paid in full. Interest on a Series of Bonds or on a Class of Bonds within a Series may accrue at a fixed rate, a variable rate or a combination thereof, as determined or reset in the manner specified in the related Prospectus Supplement. Interest on the Bonds other than Deferred Interest Bonds will be due and payable on the Payment Dates specified in the related Prospectus Supplement. Payments of interest on each Class of Deferred Interest Bonds will commence as specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Deferred Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. Such Class of Deferred Interest Bonds will thereafter accrue interest on the outstanding principal amount thereof as so adjusted. Each such payment or accrual of interest will include all interest accrued either to, but not including, the related Payment Date or through a date prior to such Payment Date as specified in the related Prospectus Supplement. In the latter case, the effective yield to the Bondholders will be reduced to a level below the yield that would apply if interest were accrued to, but not including, the respective Payment Date.

   A Series of Bonds or one or more Classes of Bonds within a Series may bear interest at a variable rate (the "Floating Rate Bonds") which may have an interest rate cap or an interest rate floor, or both, as specified in the related Prospectus Supplement. The interest payment dates on Floating Rate Bonds will be set forth in the related Prospectus Supplement and may not be the same as the interest payment dates for the other Bonds of such Series, but may be either more or less frequent. The variable interest rate formula for any Series or Class of Floating Rate Bonds will generally be based off a financial index recognized in the national or international financial markets. The Prospectus Supplement for any Series or Class within a Series of Floating Rate Bonds will set forth the initial interest rate, the index upon which adjustments thereto will be computed, the formula for such computation, the intervals at which such computations will be made, the maximum and minimum interest rates, if any, and other characteristics common to such Bonds.

Payments of Principal

   Principal payments on each Series of Bonds will be made on each Payment Date in an amount equal to the sum of (a) if specified in the related Prospectus Supplement, the amount of interest, if any, accrued but not then payable on the Deferred Interest Bonds of such Series from the prior Payment Date or, if specified in the related Prospectus Supplement, from a date prior to such prior Payment Date and (b) either (i) the percentage or percentages specified in the related Prospectus Supplement of the funds available for such purpose ("Available Funds") for such Payment Date or (ii) the sum of (x) an amount determined by reference to the aggregate decline in the bond values (the "Bond Value" or "Bond Values") of the Mortgage Collateral securing such Series of Bonds in the period (each a "Due Period") ending prior to such Payment Date (collectively, the "Basic Principal Payment") and (y) the amount, if any, of the spread (the "Spread") specified in such Prospectus Supplement. The Prospectus Supplement for each Series of Bonds will specify the manner in which the Available Funds or the Bond Values, as applicable, will be determined. The aggregate amount of principal payments required to be made on a Series of Bonds on any Payment Date will be reduced by the principal amount of the Bonds of such Series redeemed pursuant to any special redemption and certain optional redemptions occurring subsequent to the preceding Payment Date. See "DESCRIPTION OF THE BONDS -- Special Redemption" and " -- Optional Redemption" herein.

   The Bond Value of Mortgage Collateral securing the Bonds of a Series represents the principal amount of Bonds of such Series that, based on certain assumptions and irrespective of prepayments on such Mortgage Collateral, can be supported by scheduled distributions on such Mortgage Collateral, together with (depending on the method used to determine the Bond Value of the Mortgage Collateral) the reinvestment earnings thereon at the rate described in the related Prospectus Supplement (the "Assumed Reinvestment Rate") and, if applicable,

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the cash available to be withdrawn from a related Reserve Fund, if any. For convenience of calculation with respect to each Series of Bonds, Certificates securing a Series of Bonds that are backed by a pool of mortgage loans sharing similar payment characteristics, or Pledged Mortgages which secure a Series of Bonds and share similar payment characteristics, may be aggregated into one or more groups (each, a "Collateral Group") each of which will be assigned an aggregate Bond Value.

   If so specified in the related Prospectus Supplement, the aggregate Bond Value of a Collateral Group consisting of Pledged Mortgages or Certificates sharing similar payment characteristics will be calculated as if such Pledged Mortgages or the mortgage loans underlying such Certificates constituted a single mortgage loan having such of the payment characteristics of such Pledged Mortgages or of the mortgage loans underlying the Certificates included in such Collateral Group as would result in the lowest Bond Value being assigned to the Pledged Mortgages or Certificates included in such Collateral Group. There are a number of alternative means of determining the Bond Value of a mortgage loan or of collateral backed by mortgage loans, including determinations based on the discounted present value of the remaining scheduled distributions on such mortgage loans and determinations based on the relationship of the interest rate borne by such mortgage loans and by the related Bonds. If applicable, the Prospectus Supplement for a Series of Bonds will specify the method or methods used to determine the Bond Values of the Collateral Groups securing such Series of Bonds. The aggregate of the Bond Values on any Payment Date of all such Collateral Groups will be at least equal to the outstanding principal amount of the Bonds of such Series.

   If applicable, the Assumed Reinvestment Rate for a Series of Bonds will be described in the related Prospectus Supplement and may be any rate permitted by each applicable Rating Agency or a rate provided under a guaranteed investment contract, surety bond or similar arrangement satisfactory to each applicable Rating Agency. If the Assumed Reinvestment Rate is so provided, the related Prospectus Supplement will describe the terms of such arrangement.

   Unless the related Prospectus Supplement provides otherwise, the Spread, if applicable, for each Series of Bonds as of any Payment Date will be the excess, if any, of the sum of (i) all distributions received with respect to the Mortgage Collateral securing such Series of Bonds in the related Due Period,
(ii) the reinvestment income thereon and (iii) amounts which are required or are permitted to be withdrawn from a Reserve Fund, if any, less the sum of (i) all interest payable on the Bonds of such Series on such Payment Date, (ii) the Basic Principal Payment required to be made on such Series of Bonds on such Payment Date and (iii) an amount reflecting the redemption price of any Bonds of such Series redeemed during the related Due Period and the expenses accrued by the Issuer during the related Due Period relating to the administration of such Series of Bonds.

   Payments of principal will be allocated among the Classes of Bonds comprising a Series in the manner specified in the related Prospectus Supplement and, with respect to a particular Class of Bonds, will be applied on a pro rata basis, unless otherwise specified in the related Prospectus Supplement. Each Class of Bonds will be scheduled to be fully paid no later than the Stated Maturity for such Class of Bonds specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, holders of one or more Classes of Bonds of a Series may have the right, at their option, to receive full payment in respect of such Bonds prior to Stated Maturity, in each case to the extent and under the circumstances specified in their related Prospectus Supplement.

Special Redemption

   If so specified in the related Prospectus Supplement, the Bonds of each Series or Class may be subject to special redemption, in whole or in part, under the circumstances and in the manner described below or in the related Prospectus Supplement. If applicable, the Issuer will be required to redeem, on the day of any month specified in the related Prospectus Supplement, outstanding Bonds of a Series in the amount described below if, as a result of substantial payments of principal on the Pledged Mortgages or the mortgage loans underlying the Certificates pledged as security for such Series of Bonds or low reinvestment yields, or both, the Bond Trustee determines, based on the procedures and assumptions specified in the Indenture, that, in the absence of such special redemption, the amount of cash to be on deposit in the related Bond Account on the next Payment Date for such Series of Bonds would be insufficient to make required payments on the Bonds of such Series on such

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Payment Date. (Indenture, Section 10.01) The amount of Bonds required to be so redeemed will not exceed the distributions on the Mortgage Collateral securing such Series of Bonds received during the Due Period that would otherwise be required to be applied to the payment of principal of such Series of Bonds on the following Payment Date.

   All payments of principal pursuant to any special redemption will be made in the priority and manner specified in the related Prospectus Supplement. Bonds of the same Class will be redeemed in the manner specified in the related Prospectus Supplement. Notice of any such redemption must be mailed by the Issuer or the Bond Trustee at least five days prior to the special redemption date. (Indenture, Section 10.02) The redemption price required to be paid for any Bond to be so redeemed will be equal to 100% of the principal amount thereof together with accrued interest. (Indenture, Section 10.01)

Optional Redemption

   If so provided in the related Prospectus Supplement, the Bonds of any Class of a Series may be subject to redemption at the option of the Issuer. Unless otherwise provided in the related Prospectus Supplement, notice of any such redemption must be given by the Issuer to the Bond Trustee not less than 30 days prior to the redemption date and must be mailed by the Issuer or the Bond Trustee to affected Bondholders at least five days prior to the redemption date. (Indenture, Sections 10.01 and 10.02) The Prospectus Supplement for each Series will specify the circumstances, if any, under which the Bonds of such Series may be so redeemed, the manner of effecting such redemption, the conditions to which such redemption are subject and the redemption prices for each Class of Bonds to be redeemed.

Call Protection and Guarantees

   The Issuer also may, at its option, obtain for any Series of Bonds one or more guarantees from a company or companies acceptable to each applicable Rating Agency, which guarantees may provide for (i) call protection (which may include yield maintenance) for any Class of Bonds of such Series or (ii) a guarantee of a certain prepayment rate with respect to some or all of the Pledged Mortgages or mortgage loans underlying the Certificates pledged as collateral for such Series. Any call protection or guarantees may affect the weighted average life of the Bonds of such Series.

Weighted Average Life of the Bonds

   All of the Pledged Mortgages securing a Series of Bonds will consist of mortgage loans which are neither insured nor guaranteed by any governmental agency ("Conventional Loans"). See "SECURITY FOR THE BONDS -- The Pledged Mortgages" herein. The mortgage loans underlying the Private Mortgage-Backed Securities, FHLMC Certificates and FNMA Certificates securing a Series of Bonds will consist of either Conventional Loans, FHA Loans (as defined herein) or VA Loans (as defined herein), or any combination thereof. The mortgage loans underlying the GNMA Certificates securing a Series of Bonds will consist of FHA Loans or VA Loans. Each Pledged Mortgage and each Certificate will provide by its terms for monthly payments (or, in the case of Private Mortgage-Backed Securities, such other period as may be specified in the related Prospectus Supplement) of principal and interest in the amounts described in "SECURITY FOR THE BONDS -- The Pledged Mortgages," "-- Agency Securities," and "-- Private Mortgage-Backed Securities" herein.

   Since the aggregate amount of the principal payment required to be made on a Series of Bonds on a Payment Date will depend on the amount of the principal payments (including for this purpose prepayments resulting from refinancing or liquidations due to defaults, casualties, condemnations and repurchases by the Seller, the Issuer or Redwood Trust or purchases by the Master Servicer or the Company) received on the related Pledged Mortgages or Certificates, as the case may be, in the related Due Period, the prepayment experience on the underlying mortgage loans (with respect to a Series of Bonds secured by Certificates) or on the Pledged Mortgages (with respect to a Series of Bonds secured by Pledged Mortgages) will affect (i) the weighted average life of each Class of Bonds and
(ii) the extent to which such Class is paid prior to its Stated Maturity. The prepayment experience on the Pledged Mortgages which secure a Series of Bonds may be affected by recoveries on foreclosures or other liquidations of Pledged Mortgages and by losses from defaults and delinquencies on Pledged Mortgages. See

"SERVICING OF THE PLEDGED MORTGAGES" herein. The weighted average life of each outstanding Class of Bonds also may be affected by the actual reinvestment income earned on the payments on the Mortgage Collateral, if applicable, if a portion of the Spread is paid as a principal payment on such Bonds and by the exercise by the Issuer of its right to substitute other Mortgage Collateral for the Mortgage Collateral originally pledged as security for such Bonds. Although any substitute Mortgage Collateral will have payment terms anticipated to result in a cash flow substantially similar to, but in no event less than, the anticipated cash flow of the Mortgage Collateral it replaces, such substitutions may, individually or in the aggregate, affect the weighted average life of such Bonds. See "SECURITY FOR THE BONDS -- Substitution of Mortgage Collateral" herein. Further, the weighted average life of each Class of a Series of Bonds secured by FNMA Certificates may be affected by the exercise by FNMA of its right to repurchase the mortgage loans backing such FNMA Certificates, as described under "SECURITY FOR THE BONDS -- Agency Securities" herein. Any Private Mortgage-Backed Securities may also be redeemed or otherwise subject to early prepayment in accordance with their terms. The Stated Maturity for each Class of Bonds is the date determined by the Company to fall a specified period after the date on which the principal thereof will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Mortgage Collateral, (ii) if applicable, such scheduled payments are reinvested at the Assumed Reinvestment Rate for such Series, (iii) no Mortgage Collateral is substituted by the Issuer or the Seller in place of the Mortgage Collateral initially pledged to secure such Bonds and (iv) if applicable, no portion of the Spread is applied to the payment of the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement. If so provided in the related Prospectus Supplement, holders of one or more Classes of Bonds of a Series may have the right, at their option, to receive full payment in respect of such Bonds prior to Stated Maturity, in each case to the extent and subject to the conditions specified in such Prospectus Supplement.

   The rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors including, without limitation, homeowner mobility, economic conditions, the presence and enforceability of "due-on-sale" clauses, mortgage market interest rates and the availability of mortgage funds, and no assurance can be given as to the actual prepayment experience of the Mortgage Collateral. In general, however, if interest rates vary significantly from those prevailing when the Pledged Mortgages or the mortgage loans underlying the Certificates pledged as security for a Series of Bonds were originated, such Pledged Mortgages and mortgage loans are likely to be subject to higher or lower principal prepayments than if interest rates remain at or near those prevailing when such Pledged Mortgages and mortgage loans were originated. It should be noted that certain Certificates pledged as security for a Series of Bonds may be backed by mortgage loans with different interest rates, and, similarly, that not all of the Pledged Mortgages securing a Series of Bonds are likely to bear the same interest rate. Accordingly, the prepayment experience of these Certificates and Pledged Mortgages will to some extent be a function of the mix of interest rates of the underlying mortgage loans and of the Pledged Mortgages. Furthermore, the stated certificate rate on certain Certificates may be less than the weighted average interest rate of the underlying mortgage loans. See "SECURITY FOR THE BONDS" herein.

Book-Entry Bonds

   As described in the related Prospectus Supplement, if not issued in fully registered form, one or more Classes of Bonds of any Series (each, a Class of "Book-Entry Bonds") will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the Bonds ("Bond Owners") will hold their Bonds through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Bonds will be issued in one or more certificates which equal the aggregate principal balance of the Bonds and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Bond (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing such Bond (a "Definitive Bond"). Unless and until Definitive Bonds are issued, it is anticipated that the only "Bondholders" of the Bonds will be Cede & Co., as nominee of DTC. Bond Owners are only permitted to exercise their rights indirectly through Participants and DTC.

   The beneficial owner's ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

   Bond Owners will receive all distributions of principal of, and interest on, the Bonds from the Bond Trustee through DTC and DTC participants. While the Bonds are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Bonds and is required to receive and transmit distributions of principal of, and interest on, the Bonds. Participants and indirect participants with whom Bond Owners have accounts with respect to Bonds are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Bond Owners. Accordingly, although Bond Owners will not possess certificates, the Rules provide a mechanism by which Bond Owners will receive distributions and will be able to transfer their interest.

   Bond Owners will not receive or be entitled to receive certificates representing their respective interests in the Bonds, except under the limited circumstances described below. Unless and until Definitive Bonds are issued, Bond Owners who are not Participants may transfer ownership of Bonds only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Bonds, by book-entry transfer, through DTC for the account of the purchasers of such Bonds, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Bond Owners.

   Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

   CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Under a book-entry format, beneficial owners of the Book-Entry Bonds may experience some delay in their receipt of payments, since such payments will be forwarded by the Bond Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES -- Withholding with Respect to Certain Foreign Investors" and " -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Bonds to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for such Book-Entry Bonds. In addition, issuance of the Book-Entry Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary market since certain potential investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

   Monthly and annual reports on the Issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Bonds or such beneficial owners are credited.

   DTC has advised the Bond Trustee that, unless and until Definitive Bonds are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Bonds under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Bonds. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Bondholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions with respect to some Bonds, at the direction of the related Participants, which conflict with actions taken with respect to other Bonds.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, the Bond Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the Definitive Bonds. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Bonds and instructions for re-registration, the Bond Trustee will issue Definitive Bonds, and thereafter the Bond Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

   Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Bonds among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   None of the Master Servicer, the Depositor, the Issuer or the Bond Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Bonds held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                             SECURITY FOR THE BONDS


General

   Each Series of Bonds will be secured by assignments to the Bond Trustee of collateral (the "Collateral") consisting of (i) the Mortgage Collateral pledged as security for such Series of Bonds, (ii) funds on deposit in the Bond Account and the Distribution Account under the Indenture for such Series of Bonds representing payments and prepayments on Mortgage Collateral, including, to the extent applicable, all payments which may become due under any applicable hazard, mortgage guaranty, mortgagor bankruptcy, title insurance and bond insurance policies (collectively, the "Insurance Proceeds") and the proceeds (the "Liquidation Proceeds") of foreclosure or settlement of defaulted Pledged Mortgages each as required to be remitted to the Bond Trustee, (iii) cash, certificates of deposit, letters of credit, surety bonds, reinvestment income, guaranteed investment contracts or any combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement to be deposited by the Issuer in a related Reserve Fund, (iv) the amount of cash, if any, specified in the related Prospectus Supplement, to be initially deposited by the Issuer in the related Bond Account, (v) certain cash accounts, insurance policies, surety bonds, reinvestment income, guarantees, letters of credit, cross-collateralization or derivative arrangements, as specified herein and in the related Prospectus Supplement, (vi) to the extent applicable, the reinvestment income on all of the foregoing, (vii) the Issuer's rights under the Master Servicing Agreement with respect to the Series of Bonds, (viii) the Issuer's rights under the Mortgage Loan Purchase Agreement with respect to the Series of Bonds, (ix) amounts (excluding any reinvestment income thereon) deposited in the related early remittance account, if any, under the Indenture for such Series of Bonds and (x) the Issuer's rights under certain of the Mortgage Pool Insurance Policies and/or Bond Insurance Policies obtained for such Series of Bonds. Scheduled payments on the Mortgage Collateral securing a Series of Bonds and amounts, if any, initially deposited in the related Bond Account, together with, to the extent applicable, the earnings thereon at the Assumed Reinvestment Rate for such Series specified in the related Prospectus Supplement and, if applicable, amounts available to be withdrawn from any related Reserve Fund, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each Class of Bonds comprising such Series not later than the Stated Maturity of such Class of Bonds specified in the related Prospectus Supplement.

   Each Prospectus Supplement relating to a Series of Bonds will include information as to (i) the approximate aggregate principal amount of the Mortgage Collateral securing such Series and whether the Mortgage Collateral consists of Pledged Mortgages, GNMA Certificates, FNMA Certificates, FHLMC Certificates, other pass-through certificates or collateralized mortgage obligations (the "Private Mortgage -- Backed Securities") or some combination of Pledged Mortgages and Certificates and (ii) the approximate weighted average terms to maturity of such Mortgage Collateral.

   The Collateral securing each Series of Bonds will secure each Class of the Bonds of such Series as described in the related Prospectus Supplement, and the Collateral securing such Series will serve as collateral only for that Series of Bonds, except to the extent that any Mortgage Pool Insurance Policies, Special Hazard Insurance Policies, Bankruptcy Bonds or other form of credit enhancement specified herein may, if specified in the related Prospectus Supplement, be pledged to secure more than one Series of Bonds. See "CREDIT ENHANCEMENT" herein.

   The following is a brief description of the mortgage collateral (the "Mortgage Collateral") expected to secure a Series of Bonds. If specific information respecting the Mortgage Collateral is not known at the time the related Series of Bonds initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Bonds (the "Detailed Description"). A schedule of the Mortgage Collateral relating to such Series of Bonds will be attached to the Indenture delivered to the Bond Trustee upon delivery of the Bonds.

The Pledged Mortgages

   General. All of the fixed-rate, first or junior lien mortgage loans secured by one-to four- family residential properties (the "Fixed Rate Pledged Mortgages") and by floating-rate, first or junior lien mortgage loans secured by one-to four family residential properties (the "Floating Rate Pledged Mortgages" and together with the Fixed Rate Pledged Mortgages the "Pledged Mortgages") will be contributed to the Company's capital by Redwood Trust (or an affiliate) or acquired by the Company from Redwood Trust (or an affiliate) or another Seller and will be master serviced by the Master Servicer to the extent specified in the related Prospectus Supplement. For any Series of Bonds, the Pledged Mortgages may be alternatively referred to in the related Prospectus Supplement as "Mortgage Loans." See "SERVICING OF THE PLEDGED MORTGAGES" herein. Pledged Mortgages contributed to or acquired by the Company will have been originated in accordance with the underwriting criteria specified under "MORTGAGE LOAN PROGRAM -- Underwriting Standards" herein and in the related Prospectus Supplement. The Pledged Mortgages securing a Series of Bonds will consist solely of conventional loans secured by first or junior liens on one-to four-family residential properties. See "CERTAIN LEGAL ASPECTS OF PLEDGED MORTGAGES -- General" herein. The real property constituting security for repayment of a Pledged Mortgages (each, a "Mortgaged Property") may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico, any other territory of the United States or such other location as may be specified in the related Prospectus Supplement. Pledged Mortgages with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies (each, a "Primary Mortgage Insurance Policy") issued by mortgage loan insurers (the "Mortgage Insurer"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

   Unless otherwise specified in the related Prospectus Supplement, all of the Pledged Mortgages securing a Series of Bonds will have monthly payments due on the first day of each month. Such monthly installments on each such Pledged Mortgage, net of (i) applicable servicing compensation or master servicing compensation, (ii) amounts retained by the Master Servicer or Servicer (as defined herein) to be applied to the payment of premiums for certain Mortgage Pool Insurance Policies and, if applicable, bond insurance policies and (iii) amounts retained to reimburse the Master Servicer or Servicer for certain advances it has made, will be payable to the Bond Trustee by the Master Servicer on or before the monthly remittance date specified in the Prospectus Supplement relating to the Series of Bonds secured by such Pledged Mortgages (each, a "Remittance Date"). See "SERVICING OF THE PLEDGED MORTGAGES -- Payments on Pledged Mortgages" and "-- Advances and Other Amounts Payable by Master Servicer" herein. The payment terms of the Pledged Mortgages securing a Series of Bonds will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus
Supplement:

      (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations as set forth in the related loan agreement or promissory note (the "Mortgage Note"). Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. A Mortgage Note may provide for the payment of interest at a rate lower than the interest rate (the "Mortgage Rate") specified in such Mortgage Note for a period of time or for the life of the loan and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

      (b) Principal may be payable on a level debt service basis to fully amortize the Pledged Mortgage over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("Balloon Payments"). Principal may include interest that has been deferred and added to the principal balance of the Pledged Mortgage.

      (c) Monthly payments of principal and interest may be fixed for the life of the Pledged Mortgage, may increase over a specified period of time or may change from period to period. The terms of a Pledged Mortgage may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      (d) The Pledged Mortgages may be prepaid (i) at any time without the payment of any prepayment fee or (ii) subject to a prepayment fee, which may be fixed for the life of any such Pledged Mortgage or may decline over time, and may be prohibited for the life of such Pledged Mortgage or for certain periods ("Lockout Periods"). Certain Pledged Mortgages may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Pledged Mortgages may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire Pledged Mortgage in connection with the sale or certain transfers of the related Mortgaged Property. Other Pledged Mortgages may be assumable by persons meeting the then applicable underwriting standards. See "MORTGAGE LOAN PROGRAM -- Underwriting Standards" herein.

   The Mortgage Collateral securing a Series of Bonds may include certain Pledged Mortgages ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the Mortgagors during the early years of such Pledged Mortgages, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Pledged Mortgage. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the Mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

   Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Company, with respect to the Pledged Mortgages securing the related Series of Bonds, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Pledged Mortgages as of the date pledged to secure the related Series of Bonds, (ii) the types of property securing the Pledged Mortgages, including any collateral in addition to the Mortgage Properties, (iii) the original terms to maturity of the Pledged Mortgages, (iv) the earliest origination date and latest maturity date of any of the Pledged Mortgages, (v) the maximum and minimum per annum Mortgage Rates and (vi) the geographical distribution of the Pledged Mortgages.

   No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Pledged Mortgages. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Pledged Mortgages, and any secondary financing on the Mortgaged Properties, securing a Series of Bonds become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Pledged Mortgages and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Collateral. To the extent that such losses are not covered by subordination provisions, any other credit enhancement or alternative arrangements described herein and in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of the Bonds of the related Series.

   The Issuer will cause the Pledged Mortgages securing each Series of Bonds to be pledged to the Bond Trustee named in the related Prospectus Supplement for the benefit of the Bondholders of such Series. The Master Servicer will service the Pledged Mortgages, either directly or through other mortgage servicing institutions ("Servicers"), pursuant to a Master Servicing Agreement (as defined herein), and will receive a fee for such services. See "MORTGAGE LOAN PROGRAM" and "SERVICING OF THE PLEDGED MORTGAGES" herein. With respect to Pledged Mortgages serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the related Master Servicing Agreement as if the Master Servicer alone were servicing such Pledged Mortgages.

   The obligations of the Master Servicer with respect to the Pledged Mortgages will consist principally of its contractual master servicing obligations under the related Master Servicing Agreement (including its obligation to enforce the obligations of the Servicers) as more fully described herein under "MORTGAGE LOAN PROGRAM -- Representations by Sellers; Repurchases" and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Pledged Mortgages in the amounts described herein under "SERVICING OF THE PLEDGED MORTGAGES -- Advances and Other Amounts Payable by Master Servicer" herein. The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

   Pledged Mortgages will consist of mortgage loans or deeds of trust secured by first or junior liens on one-to four-family residential properties. If provided in the related Prospectus Supplement, certain of the Pledged Mortgages may be secured by junior liens where the related senior liens ("Senior Liens") are not to be included as part of the Mortgage Collateral. Holders of such Pledged Mortgages secured by junior liens are subject to the risk that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Pledged Mortgages. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Issuer as holder of the junior lien receives any payments in respect of the Pledged Mortgage. If the Master Servicer or a Servicer were to

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
foreclose on any such Pledged Mortgage, it would do so subject to any related Senior Liens. In order for the debt related to the Pledged Mortgage to be paid in full at such sale, a bidder at the foreclosure sale of such Pledged Mortgage would have to bid an amount sufficient to pay off all sums due under the Pledged Mortgage and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Pledged Mortgage in the aggregate, the Issuer, as the holder of the junior liens, and, accordingly, holders of one or more classes of the Bonds of the related Series, bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Pledged Mortgage may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

   If so specified in the related Prospectus Supplement, the Pledged Mortgages may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings.

   The Mortgaged Properties relating to Pledged Mortgages will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Pledged Mortgages by at least five years, or such other period specified in the related Prospectus Supplement.

   Assignment of Pledged Mortgages to Bond Trustee. Assignments of the mortgages or deeds of trust in recordable form, naming the Bond Trustee as assignee, will be executed and, subject to release for recording purposes, delivered to the Bond Trustee along with certain other original documents evidencing the Pledged Mortgages, including the related Mortgage Notes. The original mortgage documents will be held by the Bond Trustee or its custodian, except to the extent released to the Master Servicer or any Servicer from time to time in connection with its respective servicing activities. Except as otherwise specified in the related Prospectus Supplement, the Issuer will promptly cause the assignments of the related Pledged Mortgages to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel, such recording is not required to protect the Bond Trustee's interest in such Pledged Mortgages against the claim of any subsequent transferee or any successor to or creditor of the Issuer or the originator of such Pledged Mortgage. In the event an assignment of a Pledged Mortgage to the Bond Trustee is not recorded or the opinion referred to above is not delivered to the Bond Trustee within the period specified in the related Prospectus Supplement, Redwood Trust, may, if required by the Bond Trustee in accordance with the terms of the Indenture, be obligated to (i) purchase such Pledged Mortgage at a price equal to the outstanding principal balance thereof on the date of such purchase plus accrued and unpaid interest thereon to the first day of the month following the month in which such Pledged Mortgage is purchased and deposit such amount in the Bond Account for such Series of Bonds or (ii) if permitted by the applicable provisions of the Indenture and the Mortgage Loan Purchase Agreement with respect to such Series of Bonds, replace such Pledged Mortgage with an eligible substitute mortgage loan (an "Eligible Substitute Pledged Mortgage"). See " -- Substitution of Mortgage Collateral" herein.

Agency Securities

   General. The agency securities ("Agency Securities") securing a Series of Bonds will consist of (i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA", and such certificates, the "GNMA Certificates"), (ii) certificates ("Guaranteed Mortgage Pass-Through Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"),
(iii) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA or FHLMC Certificates and, unless otherwise specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of pass-through certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related Prospectus Supplement or (vi) a combination of such Agency Securities (collectively, the "Certificates").

   GNMA Certificates. GNMA is a wholly-owned corporate instrumentality of the United States with the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of, and interest on, GNMA Certificates that represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

   Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guaranty, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guaranty.

   Each GNMA Certificate pledged to secure a Series of Bonds (which may be issued under either the GNMA I program (each such certificate, a "GNMA I Certificate") or the GNMA II program (each such certificate, a "GNMA II Certificate")) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or by FNMA as a seller- servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

   The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four- family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

   If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Bond Trustee or its nominee, as registered holder of the GNMA Certificates securing a Series of Bonds will have the right to proceed

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
directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

   All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

   Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

   Regular monthly installment payments on each GNMA Certificate securing a Series of Bonds will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the registered holder by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate securing a Series of Bonds or any other early recovery of principal on such loans will be passed through to the registered holder of such GNMA Certificate.

   GNMA Certificates may be backed by graduated payment mortgage loans or by Buydown Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing Buydown Loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or Buydown Loans. GNMA Certificates related to a Series of Bonds may he held in book-entry form.

   The GNMA Certificates securing a Series of Bonds, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

   FNMA Certificates. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. FNMA originally was established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

   FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

   FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan generally must meet the applicable

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
standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

   Mortgage loans underlying FNMA Certificates securing a Series of Bonds will consist of conventional loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA Loans or VA Loans are expected to be 30 years.

   Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pools, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than is its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. One "basis point" is equal to one-hundredth of a percentage point (0.01%). If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

   FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guaranties are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

   FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

   The FNMA Certificates securing a Series of Bonds, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

   FHLMC Certificates. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien, conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans

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
or participations so purchased in the form of guaranteed mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

   Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien Conventional Loans, FHA Loans or VA Loans. FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

   Mortgage loans underlying the FHLMC Certificates securing a Series of Bonds will generally consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

   FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Bonds, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guaranties, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of any demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor and FHLMC has not adopted standards which require that the demand be made within any specified period.

   FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guaranty are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

   Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

   Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

   FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of such FHLMC Certificate. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

Private Mortgage-Backed Securities

   Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of mortgage loans or (b) collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). Unless otherwise specified in the related Prospectus Supplement, the seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. Private Mortgage-Backed Securities must
(i) either (a) have been previously registered under the Securities Act of 1933, as amended (the "Securities Act") or (b) if not so registered, held for at least the holding period required by Rule 144(k) under the Securities Act and (ii) be acquired in bona fide secondary market transactions.

   The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.


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
   Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under the circumstances specified in the related Prospectus Supplement.

   The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, Buydown Loans, adjustable mortgage loans or loans having balloon or other special payment features. Such mortgage loans may be secured by single (one- to four-) family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative.

   The Prospectus Supplement for a Series of Bonds for which the Mortgage Collateral includes Private Mortgage-Backed Securities will specify the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Mortgage Collateral and, as to any such Private Mortgage-Backed Securities comprising a significant part of the Mortgage Collateral, to the extent such information is known to the Issuer, will in general include the following: (i) certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage- Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the mortgage loans and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination; (ii) the maximum original term to stated maturity of the Private Mortgage- Backed Securities; (iii) the weighted average term to stated maturity of the Private Mortgage-Backed Securities; (iv) the pass-through or interest rate of the Private Mortgage-Backed Securities; (v) the weighted average pass-through or interest rate of the Private Mortgage-Backed Securities; (vi) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities; (vii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage- Backed Securities themselves; (viii) the terms on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and the terms of any redemption or other call feature; and (ix) the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

Substitution of Mortgage Collateral

   Substitution of Mortgage Collateral (the "Substitute Collateral") will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Collateral or in the event the documentation with respect to any Mortgage Collateral is determined by the Bond Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the Prospectus Supplement for a Series of Bonds. The Prospectus Supplement for a Series of Bonds will describe the conditions upon which Mortgage Collateral may be substituted for Mortgage Collateral initially securing such Series.

Optional Purchase of Defaulted Pledged Mortgages

   If so provided in the related Prospectus Supplement, the Master Servicer, the Company, the Bond Insurer and/or other entities specified in the Prospectus Supplement may, at its option, purchase from the Issuer any Pledged Mortgage which is delinquent in payment by more than the number of days specified in such Prospectus Supplement, at a price specified in such Prospectus Supplement.

Bond and Distribution Accounts

   Unless otherwise provided in the related Prospectus Supplement, a separate Bond Account will be established with the Bond Trustee for each Series of Bonds for receipt of (i) all interest and principal payments

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(including, to the extent applicable, any required advances by the Master
Servicer and any Servicers) and all prepayments on the Mortgage Collateral securing such Series required to be remitted to the Bond Trustee (including, to the extent applicable, Insurance Proceeds required to be remitted to the Bond Trustee and Liquidation Proceeds); (ii) the amount of cash, if any, withdrawn from any related Reserve Fund; and (iii) if so specified in the related Prospectus Supplement, the reinvestment income on all of the foregoing. On or prior to the date specified in the related Prospectus Supplement (each, a "Distribution Account Deposit Date"), the Master Servicer shall withdraw from the Bond Account the Bond Distribution Amount for such Payment Date, to the extent of funds available for such purpose on deposit therein, and will deposit such amount in the distribution account (the "Distribution Account").

   The Bond Trustee will invest the funds in the Bond Account and the Distribution Account in Permitted Investments maturing no later than the next Payment Date for the related Series of Bonds. (Indenture, Section 8.02(b)) "Permitted Investments" may include (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each applicable Rating Agency, or such lower rating which will not result in a change in the rating then assigned to each related Series of Bonds by each applicable Rating Agency, (iii) commercial paper or finance company paper which is then receiving the highest commercial or finance company paper rating of each applicable Rating Agency, or such lower rating as will not result in a change in the rating then assigned to each related Series of Bonds by each applicable Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not an applicable Rating Agency) are then rated one of the two highest long-term and the highest short- term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in a change in the rating then assigned to each related Series of Bonds by each Rating Agency; (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent such deposits are fully insured by the FDIC; (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in a change in the rating then assigned to each related Series of Bonds by each applicable Rating Agency; (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each applicable Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in a change in the rating then assigned to each related Series of Bonds by each applicable Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; (ix) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each applicable Rating Agency or such lower rating as will not result in a change in the rating then assigned to each related Series of Bonds by each such Rating Agency; and (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each applicable Rating Agency in their respective highest applicable rating category or such lower rating as will not result in a change in the rating then assigned to each related Series of Bonds by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (ix) or clause (x) above shall be a Permitted Investment for any Pre-Funding Account or any related Capitalized Interest Account (as defined herein). If a letter of credit is deposited with the Bond Trustee, such letter of credit will be irrevocable, will name the Bond Trustee, in its

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
capacity as trustee for the Bondholders, as the sole beneficiary and will be issued by a bank acceptable to each applicable Rating Agency. (Indenture, Section 1.01)

   Unless an Event of Default or an event which if not timely cured will constitute an Event of Default with respect to a Series of Bonds has occurred and is continuing, funds remaining in the related Bond Account following a Payment Date for such Bonds (other than certain amounts not constituting Available Funds if so specified in the related Prospectus Supplement or any funds required to be deposited in a related Reserve Fund) will be subject to withdrawal upon the order of the Issuer free from the lien of the Indenture.

Pre-Funding Account

   If so specified in the related Prospectus Supplement, the Master Servicer will establish and maintain an account (the "Pre-Funding Account"), in the name of the related Bond Trustee on behalf of the related Bondholders, into which the Depositor will deposit cash in an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement on the related closing date for the sale of such Series of Bonds (the "Closing Date"). The Pre-Funding Account will be maintained with the Bond Trustee for the related Series of Bonds and is designed solely to hold funds to be applied by such Bond Trustee during a period specified in such Prospectus Supplement (such period, the "Funding Period") to pay the Depositor for the pledge of additional Pledged Mortgages and/or Certificates ("Subsequent Mortgage Collateral"). Prior to inclusion in the Collateral securing a Series of Bonds, in accordance with the provisions of the related Indenture, the Subsequent Mortgage Collateral will be subject to review by the same parties as reviewed the initial Mortgage Collateral. Specifically, the Bond Trustee will be required to perform a document review and an independent firm will certify the fair value of the Subsequent Mortgage Collateral. In addition, the Issuer will be required to deliver to the Bond Trustee a legal opinion to the effect that all Indenture requirements have been met for including the Subsequent Mortgage Collateral in the Collateral.

   Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Mortgage Collateral. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Bonds of the related Series. The Pre-Funded Amount will be used by the related Bond Trustee to fund the pledge of Subsequent Mortgage Collateral from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Series of Bonds will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments (as such term is defined above under "-- Bond and Distribution Accounts") under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Bond Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be paid to the related Bondholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Bonds. Certain information with respect to the Subsequent Mortgage Collateral will be filed with the Commission on Form 8-K within fifteen days after the date such Subsequent Mortgage Collateral is conveyed to the related Trust.

   In addition, if so specified in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related Series of Bonds that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the Bond Trustee for the related Series of Bonds and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Mortgage Collateral. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Bonds by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.


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
                               CREDIT ENHANCEMENT


General

   Credit enhancement may be provided with respect to one or more Classes of a Series of Bonds or with respect to the related Mortgage Collateral for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Collateral securing such Series of Bonds, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such Collateral or principal payment rate on such Collateral. Credit enhancement may be in the form of the subordination of one or more Classes of such Series, the establishment of one or more Reserve Funds, use of a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, Bankruptcy Bond, cash account, insurance policy, surety bond, guaranteed investment contract, cross-collateralization, reinvestment income, guaranty, letter of credit or derivative arrangement as described herein and in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Bonds and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Bondholders will bear their allocable share of any deficiencies.

Subordination

   If so specified in the related Prospectus Supplement, a Series of Bonds may consist of one or more Classes of senior bonds ("Senior Bonds") and one or more Classes of subordinated bonds ("Subordinated Bonds"). The rights of the holders of the Subordinated Bonds of a Series (the "Subordinated Bondholders") to receive payments of principal and/or interest (or any combination thereof) will be subordinated to such rights of the holders of the Senior Bonds of the same Series (the "Senior Bondholders") to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by the Senior Bondholders of the full amount of their scheduled payments of principal and/or interest. The protection afforded to the Senior Bondholders of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any payment being made on the related Subordinated Bonds, the amounts of principal and/or interest due them on each Payment Date out of the funds available for payment on such date in the related Distribution Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future payments that would otherwise have been payable to the Subordinated Bondholders; or (ii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a Class or Classes of Subordinated Bonds in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time.

   If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Collateral and losses with respect to the Mortgage Collateral will be borne first by the various Classes of Subordinated Bonds and thereafter by the various Classes of Senior Bonds, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate payments in respect of delinquent payments on the Mortgage Collateral over the lives of the Bonds or at any time, the aggregate losses in respect of Mortgage Collateral which must be borne by the Subordinated Bonds by virtue of subordination and the amount of payments otherwise distributable to the Subordinated Bondholders that will be distributable to Senior Bondholders on any Payment Date may be limited as specified in the related Prospectus Supplement. If aggregate payments in respect of delinquent payments on the Mortgage Collateral or aggregate losses in respect of such Mortgage Collateral were to exceed the amount specified in the related Prospectus Supplement, Senior Bondholders would experience losses on the Bonds.

   If so specified in the related Prospectus Supplement, various Classes of Senior Bonds and Subordinated Bonds may themselves be subordinate in their right to receive certain payments to other Classes of Senior and Subordinated Bonds, respectively.


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
   As between Classes of Senior Bonds and as between Classes of Subordinated Bonds, payments may be allocated among such Classes (i) in accordance with a schedule or formula, (ii) in relation to the occurrence of events or (iii) otherwise, in each case as specified in the related Prospectus Supplement. As between Classes of Subordinated Bonds, payments to Senior Bondholders on account of delinquencies or losses and payments to the Reserve Fund will be allocated as specified in the related Prospectus Supplement.

Reserve Funds

   If so specified in the related Prospectus Supplement, the Issuer will deposit in one or more accounts to be established with the Bond Trustee (each, a "Reserve Fund") cash, certificates of deposit, letters of credit, surety bonds, guaranteed investment contracts or any combination thereof, which may be used by the Bond Trustee to make payments on such Series of Bonds to the extent funds are not otherwise available. Reserve Funds will be established if they are deemed by the Issuer to be required to assure timely payment of principal of, and interest on, its Series of Bonds or are otherwise required as a condition to the rating of such Bonds by any Rating Agency, or if the Issuer chooses to reduce the likelihood of a special redemption of such Bonds. The Bond Trustee will invest any cash in any Reserve Fund in Permitted Investments maturing no later than the dates specified in the related Prospectus Supplement. If a letter of credit is deposited with the Bond Trustee, such letter of credit will be irrevocable, will name the Bond Trustee, in its capacity as trustee for the Bondholders, as the sole beneficiary and will be issued by a bank acceptable to each Rating Agency. If a surety bond is deposited with the Bond Trustee, such surety bond will represent an obligation of an insurance company or other corporation whose credit standing is acceptable to each Rating Agency and will provide that the Bond Trustee may exercise all of the rights of the Issuer under such surety bond without the necessity of the taking of any action by the Issuer. Following each Payment Date for such Series of Bonds, amounts may be withdrawn from the related Reserve Funds and remitted to the Issuer free from the lien of the Indenture under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Reserve Fund securing a Series of Bonds, including without limitation the manner in which such Reserve Fund shall be funded and the conditions under which the amounts on deposit therein will be used to make payments to holders of Bonds of a particular Class of the related Series will be set forth in the related Prospectus Supplement.

Mortgage Pool Insurance Policies

   If so specified in the related Prospectus Supplement, a separate mortgage pool insurance policy or policies ("Mortgage Pool Insurance Policy") may be obtained for a Series of Bonds secured by Pledged Mortgages and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on the related Pledged Mortgages in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Pledged Mortgages as of the first day of the month of issuance of the related Series of Bonds or such other date as is specified in the related Prospectus Supplement (the "Cut-Off Date") which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Bond Trustee and the Bondholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Pledged Mortgages and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

   Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Pledged Mortgage and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance of the related Pledged Mortgage plus accrued and unpaid interest at the Mortgage Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Bond Trustee and Bondholders or
(b) to pay the amount by which the sum of the principal balance of the defaulted Pledged Mortgage plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Mortgaged Property is damaged, and proceeds, if any, from the related standard hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Bondholders on liquidation of the Pledged Mortgage after reimbursement of the Master Servicer for its expenses and
(ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

   Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Pledged Mortgage, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to repurchase the defaulted Pledged Mortgage if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Pledged Mortgage occurring when the servicer of such Pledged Mortgage, at the time of default or thereafter, was not approved by the applicable insurer.

   Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Bonds by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Pledged Mortgages to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Bondholders.

Special Hazard Insurance Policies

   If so specified in the related Prospectus Supplement, a separate special hazard insurance policy or policies (the "Special Hazard Insurance Policy") may be obtained for a Series of Bonds secured by Pledged Mortgages and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Bonds from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy (unless the Mortgaged Property is located in a federally designated flood area) and (ii) loss caused by reason of the application of the coinsurance clause contained in standard hazard insurance policies. No Special Hazard Insurance Policy will cover losses occasioned by fraud or conversion by the Bond Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Pledged Mortgage have been kept in force and other protection and preservation expenses have been paid.

   Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Pledged Mortgage (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Pledged Mortgage at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Pledged Mortgage plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of such property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Pledged Mortgage plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Bondholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

   To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or a guaranteed investment contract in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Bonds may be reduced so long as any such reduction will not result in a downgrading of the rating of such Bonds by any applicable Rating Agency.

Bankruptcy Bonds

   If so specified in the related Prospectus Supplement, a bankruptcy bond or bonds (the "Bankruptcy Bond") may be obtained for a Series of Bonds secured by Pledged Mortgages to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Pledged Mortgage will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Pledged Mortgage or a reduction by such court of the principal amount of a Pledged Mortgage and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Bonds. See "CERTAIN LEGAL ASPECTS OF THE PLEDGED MORTGAGES -- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

   To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or a guaranteed investment contract in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Bonds may be reduced so long as any such reduction will not result in a downgrading of the then current rating of such Bonds by any such Rating Agency.

Bond Insurance Policies, Surety Bonds and Guaranties

   If specified in the related Prospectus Supplement, deficiencies in amounts otherwise payable on Bonds of a Series or certain Classes thereof will be covered by insurance policies and/or surety bonds (the "Bond Insurance Policy") provided by one or more insurance companies or sureties (the "Bond Insurer"). Such instruments may cover, with respect to one or more Classes of Bonds of the related Series, timely payments of interest and/or full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Series of Bonds may also be covered by insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Mortgage Collateral pledged to secure such Series, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such Mortgage Collateral or principal payment rate on such Mortgage Collateral. Such arrangements may include agreements under which Bondholders are entitled to receive amounts deposited in various accounts held by the Bond Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Bonds of the related Series.

Letter of Credit

   If so specified in the related Prospectus Supplement, credit enhancement may be provided by a letter of credit. The letter of credit, if any, with respect to a Series of Bonds will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Collateral pledged to secure the related Series of Bonds on the related Cut-off Date or of one or more Classes of Bonds (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Pledged Mortgage. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Bonds will expire at the date specified in the related Prospectus Supplement. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

Over-Collateralization

   If so specified in the related Prospectus Supplement, credit enhancement may consist of over-collateralization whereby the aggregate principal balance of the related Mortgage Collateral exceeds the aggregate principal balance of the Bonds of the related Series. Such over-collateralization may exist on the related Closing Date or develop thereafter as a result of the application of a portion of the principal and interest payments on each Pledged Mortgage or Certificate, as the case may be, as an additional payment in respect of principal to reduce the principal balance of a certain Class or Classes of Bonds and, thus, accelerate the rate of payment of principal on such Class or Classes of Bonds.

Cross-Collateralization

   If so specified in the related Prospectus Supplement, separate groups of Mortgage Collateral may be pledged to secure separate Classes of the related Series of Bonds. In such case, credit support may be provided by a cross-collateralization feature which requires that payments be made with respect to Bonds secured by one or more groups of Mortgage Collateral prior to distributions to Subordinated Bonds secured by one or more other groups of Mortgage Collateral. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more groups of Mortgage Collateral to one or more other groups of Mortgage Collateral or (ii) the allocation of losses with respect to one or more groups of Mortgage Collateral, to one or more other groups of Mortgage Collateral. Such excess amounts will be applied and/or such losses will be allocated to the Class or Classes of Subordinated Bonds of the related Series then outstanding having the lowest rating assigned by any applicable Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.


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   If so specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Series of Bonds. If applicable, the related Prospectus Supplement will identify the Series of Bonds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Series of Bonds thereby and of the application of such coverage to the identified Series of Bonds.

Minimum Principal Payment Agreement

   If so specified in the related Prospectus Supplement, an Issuer may enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable such Issuer to make principal payments on the Bonds of the related Series at a minimum rate set forth in such Prospectus Supplement.

Derivative Arrangements

   If so specified in the related Prospectus Supplement, credit enhancement may be provided with respect to one or more Classes of Bonds of a Series or with respect to the Mortgage Collateral securing a Series of Bonds in the form of one or more derivative arrangements. A derivative arrangement is a contract or agreement, the price of which is directly dependent upon (i.e., "derived from") the value of one or more underlying assets, including securities, equity indices, debt instruments, commodities, other derivative instruments, or any agreed upon pricing index or arrangement (e.g., the movement over time of the Consumer Price Index or interest rates). Derivatives involve rights or obligations based on the underlying asset, but do not necessarily result in a transfer of the underlying asset. Derivative arrangements include swap agreements, interest rate swaps, interest rate caps, interest rate floors, interest rate collars and currency swap agreements. A "swap agreement" is a contractual agreement providing for a series of exchanges of principal and/or interest in the same or different currencies. At a more general level, the term "swap agreement" includes the exchange of fixed-for-floating payments on a given quantity of a specified commodity, security or other asset. An "interest rate swap" is a swap agreement between two parties to engage in a series of exchanges of interest payments on the same notional principal amount denominated in the same currency based, respectively, on variable or fixed rates of interest. An "interest rate cap" is an agreement providing for multi- period cash settled options on interest rates. The cap purchaser receives a cash payment whenever the reference rate exceeds the ceiling rate on a fixing date. An "interest rate floor" is an agreement providing for a multi-period interest rate option that provides a cash payment to the holder of the option whenever the reference rate is below the floor on a fixing date. An "interest rate collar" is an agreement providing for a combination of an interest rate cap and an interest rate floor such that a cap is purchased and a floor is sold or vice versa. The effect of an interest rate collar is to place upper and lower bounds on the cost of funds. A "currency swap agreement" is a swap agreement between two parties for the exchange of a future series of interest and principal payments in which one party pays in one currency and the other party pays in a different currency. The exchange rate is fixed over the life of the currency swap agreement.

   The derivative arrangements described above will support the payments on the Bonds to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Bonds and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Bondholders will bear their allocable share of any deficiencies.


                       SERVICING OF THE PLEDGED MORTGAGES


General

   If so specified in the related Prospectus Supplement, the master servicer (the "Master Servicer") of the Pledged Mortgages, if any, securing a Series of Bonds will be responsible for servicing such Pledged Mortgages in accordance with the terms set forth in a master servicing agreement (the "Master Servicing Agreement") among the Issuer, the Master Servicer and the Bond Trustee. The Master Servicer with respect to a Series of

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
Bonds will be identified in the related Prospectus Supplement. The Master Servicer will perform certain of its servicing obligations under the Master Servicing Agreement through one or more servicers (each, a "Servicer") pursuant to one or more mortgage servicing agreements (each, a "Servicing Agreement"). Notwithstanding any such servicing arrangements, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement.

   No Servicing Agreement will contain any terms inconsistent with the related Master Servicing Agreement. While each Servicing Agreement will typically be a contract solely between Redwood Trust and the Servicer, Redwood Trust will assign all of its rights under each Servicing Agreement to the Depositor under the related Mortgage Loan Purchase Agreement and such rights will be assigned to the Bond Trustee pursuant to the Indenture. The Master Servicing Agreement relating to a Series of Bonds will provide that the Master Servicer and, if for any reason such Master Servicer is no longer the Master Servicer of the related Pledged Mortgages, the Bond Trustee or any successor Master Servicer must recognize the Servicer's rights and obligations under such Servicing Agreement. As an independent contractor, each Servicer will perform servicing functions for the Pledged Mortgages including collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure.

   The Master Servicer may permit Servicers to contract with subservicers to perform some or all of the Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement. The Master Servicer also may enter into servicing contracts directly with an affiliate of a Servicer or permit a Servicer to transfer its servicing rights and obligations to a third party. In such instances, the affiliate or third party, as the case may be, will perform servicing functions comparable to those normally performed by the Servicer as described above, and the Servicer will not be obligated to perform such servicing functions. When used herein with respect to servicing obligations, the term Servicer includes any such affiliate or third party. The Master Servicer may perform certain supervisory functions with respect to servicing by the Servicers directly or through an agent or independent contractor.

   On or before the related Closing Date, the Master Servicer or each Servicer will establish one or more accounts (each, a "Custodial Account") into which each Servicer will remit collections on the Pledged Mortgages serviced by it (net of its related servicing compensation, amounts retained to pay certain insurance premiums and amounts retained by such Servicer as reimbursement for certain advances it has made). For purposes of the Master Servicing Agreement, the Master Servicer will be deemed to have received any amounts with respect to the Pledged Mortgages that are received by a Servicer regardless of whether such amounts are remitted by the Servicer to the Master Servicer. The Master Servicer will have the right under the Master Servicing Agreement to remove the Servicer servicing any Pledged Mortgages in the event such Servicer defaults under its Servicing Agreement and will exercise that right if the Master Servicer considers such removal to be in the best interest of the Bondholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will continue to be responsible for servicing the related Pledged Mortgages.

   Notwithstanding any description of the Master Servicer or Master Servicing Agreement contained in this Prospectus, a Series of Bonds may be secured by Pledged Mortgages serviced by Servicers under one or more Servicing Agreements without a Master Servicer. The Prospectus Supplement for any such Series of Bonds will identify the Servicers and summarize certain provisions of the Servicing Agreements.

   A form of Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Master Servicing Agreement with respect to a Series of Bonds secured by Pledged Mortgages will be assigned to the Bond Trustee as security for such Series. The following summaries describe certain provisions of the form of Master Servicing Agreement. The summaries are qualified in their entirety by reference to the form of Master Servicing Agreement. Where particular provisions or terms used in the form of Master Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

Payments on Pledged Mortgages

   Pursuant to the Master Servicing Agreement with respect to a Series of Bonds, unless otherwise provided in the related Prospectus Supplement the Master Servicer will be required to establish and maintain a separate

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
Eligible Account or Eligible Accounts (collectively, the "Bond Account") into which it will deposit or cause to be deposited on a daily basis, or such other basis as may be specified in the related Prospectus Supplement, payments of principal and interest (net of servicing compensation, amounts retained to pay certain insurance premiums and amounts retained by the Master Servicer or any Servicer as reimbursement for certain advances it has made) received with respect to the related Pledged Mortgages. Such amounts will include principal prepayments, certain Insurance Proceeds and Liquidation Proceeds and amounts paid by the Servicer or the Company in connection with any optional purchase by the Servicer or the Company of any defaulted Pledged Mortgages.

   An "Eligible Account" is an account either (i) maintained with a depository institution the short-term debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which, but only if Moody's is not an applicable Rating Agency) are rated in the highest short-term rating category by each applicable Rating Agency, (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Bondholders have a claim with respect to the funds in the Bond Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Bond Account is maintained, (iv) a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or (v) an account or accounts otherwise acceptable to each applicable Rating Agency. The collateral eligible to secure amounts in the Bond Account is limited to Permitted Investments. A Bond Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Payment Date in Permitted Investments. If so specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Bond Account as additional compensation and will be obligated to deposit in the Bond Account the amount of any loss immediately as realized.

   Pursuant to the Master Servicing Agreement, the Master Servicer will be required to remit to the Bond Trustee (to the extent not previously remitted), on or before each Distribution Account Deposit Date, the Bond Distribution Amount for the related Payment Date for deposit in the Distribution Account for such Series of Bonds maintained with the Bond Trustee.

   Any amounts received by the Master Servicer as Insurance Proceeds or as Liquidation Proceeds, net of any expenses and other amounts reimbursable to the Master Servicer pursuant to the Master Servicing Agreement, will (unless applied to the repair or restoration of a Mortgaged Property) be deemed to be payments received with respect to the Pledged Mortgages securing the related Series of Bonds and will be deposited in the related Bond Account.

   Prior to each Payment Date for a Series of Bonds, the Master Servicer will furnish to the Bond Trustee a statement setting forth certain information with respect to payments received with respect to the Pledged Mortgages.

Collection Procedures

   The Master Servicer, directly or through one or more Servicers, will make reasonable efforts to collect all payments called for under the Pledged Mortgages and will, consistent with each Master Servicing Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Pledged Mortgages. Consistent with the above, the Master Servicer or applicable Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Pledged Mortgage and (ii) to the extent not inconsistent with the coverage of such Pledged Mortgage by a Mortgage Pool Insurance Pool Policy, Primary Mortgage Insurance Policy or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days (unless a longer period is specified in the related Prospectus Supplement) after the applicable due date for

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
each payment. To the extent the Master Servicer is obligated to make or to cause to be made advances, such obligation will remain during any period of such an arrangement.

   Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a Pledged Mortgage has been, or is about to be, conveyed by the Mortgagor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Pledged Mortgage under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Pledged Mortgage and, to the extent permitted by applicable law, the Mortgagor also remains liable thereon. If a Mortgaged Property is sold or transferred, the Master Servicer will be required promptly to notify the Bond Trustee and the respective issuers of any hazard insurance policies, mortgagor bankruptcy insurance and mortgage insurance policies to assure that all required endorsements to each insurance policy are obtained and that coverage under each such policy will remain in effect after the occurrence of such sale or transfer. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "CERTAIN LEGAL ASPECTS OF PLEDGED MORTGAGES -- 'Due-on-Sale' Clauses" herein. In connection with any such assumption, the terms of the related Pledged Mortgage may not be changed.

   With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "CERTAIN LEGAL ASPECTS OF PLEDGED MORTGAGES" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the ability to sell and realize the value of those shares.

   In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Junior Mortgages

   In the case of single family loans secured by junior liens on the related Mortgaged Properties, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Bond Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Pledged Mortgage and request notification of any action (as described below) to be taken against the Mortgagor or the

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
Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then the Master Servicer will be required to take, on behalf of the related Issuer, whatever actions are necessary to protect the interests of the related Bondholders, and/or to preserve the security of the related Pledged Mortgage. The Master Servicer will generally be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Bondholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Pledged Mortgage.

Servicing and Other Compensation and Payment of Expenses

   The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Bonds will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Pledged Mortgage securing such Series of Bonds and such compensation will be retained by it from collections of interest on such Pledged Mortgage (the "Master Servicing Fee"). As compensation for its servicing duties, any Servicer or subservicer will generally be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer, any Servicer or any subservicer will retain as additional compensation all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Bond Account (unless otherwise specified in the related Prospectus Supplement).

   The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Series of Bonds and incurred by it in connection with its responsibilities under the related Master Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Bond Trustee, any custodian appointed by the Bond Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement of expenses incurred by it in connection with any defaulted Pledged Mortgage as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Bondholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

Prepayments

   In general, when a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. In the event such prepayments, together with other prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Pledged Mortgages or the mortgage loans underlying the Certificates, as the case may be, due to defaults, casualties, condemnations, repurchases by the Seller, the Issuer or Redwood Trust or purchases thereof by the Master Servicer or the Company), result in a shortfall in the amount of interest available on a Payment Date for the Bonds of a Series, the Master Servicer may be required to cover the shortfall, but only if and to the extent specified in the related Prospectus Supplement.

Evidence as to Compliance

   Each Master Servicing Agreement and Indenture will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Issuer and the Bond Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for FHLMC or such other procedures as may be specified in the related Prospectus Supplement, the servicing by or on behalf of the Master Servicer of Pledged Mortgages under agreements substantially similar to each other (including the related Master

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
Servicing Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, the Uniform Single Attestation Program for Mortgage Bankers or such other procedure, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Pledged Mortgages by Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for FHLMC or such other procedure, (rendered within one year of such statement) of firms of independent public accountants with respect to the related Servicer.

   Each Master Servicing Agreement and Indenture will also provide for delivery to the Issuer and the Bond Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Master Servicing Agreement throughout the preceding year.

   Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Bondholders of the related Series without charge upon written request to the Issuer at its principal executive offices.

Advances and Other Amounts Payable by Master Servicer

   Subject to any limitations set forth in the related Prospectus Supplement, each Master Servicing Agreement will require the Master Servicer to advance on or before each Payment Date (from its own funds, funds advanced by Servicers or funds held in the Bond Account for future distribution to Bondholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date ("Advances"), subject to the Master Servicer's determination that such advances will be recoverable out of late payments by obligors on the Mortgage Collateral, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

   In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to Bondholders, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Bondholders, the Master Servicer will replace such funds on or before any future Payment Date to the extent that funds in the applicable Bond Account on such Payment Date would be less than the amount required to be available for distributions to Bondholders on such date. Any Advances will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Collateral with respect to which such Advances were made (e.g., late payments made by the related obligors, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Pledged Mortgage repurchased pursuant to the related Master Servicing Agreement). In addition, Advances by the Master Servicer (and any advances by a Servicer) also will be reimbursable to the Master Servicer (or Servicer) from cash otherwise distributable to Bondholders to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described in the immediately preceding sentence. The Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Master Servicing Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or a letter of credit, in each case as described in such Prospectus Supplement.

Resignation of Master Servicer

   A Master Servicer may not resign from its obligations and duties under a Master Servicing Agreement or assign or transfer such duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law or (ii) upon a sale of its servicing rights with respect to the Pledged Mortgages with the prior written consents of the Bond Trustee, the Issuer and any applicable Bond Insurer. No such resignation will become effective until the Bond Trustee, as Stand-by Master Servicer, or a Successor

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
Master Servicer (as such terms are defined below) has assumed the Master Servicer's obligations and duties under such Master Servicing Agreement.

   Each Master Servicing Agreement will provide that such a successor master servicer (the "Successor Master Servicer") must be satisfactory to the Issuer, the Bond Trustee and any applicable Bond Insurer, in the exercise of their reasonable discretion and must be approved to act as a mortgage servicer for FHLMC or FNMA.

Stand-by Servicer

   If so specified in the related Prospectus Supplement, the Bond Trustee will act as stand-by Master Servicer (the "Stand-by Master Servicer") with respect to each Series of Bonds secured by Pledged Mortgages. As Stand-by Master Servicer, the Bond Trustee will succeed to the rights and obligations of the Master Servicer with respect to the Pledged Mortgages securing such Series upon a default by the Master Servicer or upon resignation by the Master Servicer until the appointment of a Successor Master Servicer.

Special Servicing Agreement

   The Company may appoint a special servicer (the "Special Servicer") to undertake certain responsibilities with respect to certain defaulted Pledged Mortgages securing a Series. The Special Servicer may engage various independent contractors to perform certain of its responsibilities, provided, however, the Special Servicer remains fully responsible and liable for all its requirements under the special servicing agreement (the "Special Servicing Agreement"). As may be further specified in the related Prospectus Supplement, the Special Servicer, if any, may be entitled to various fees, including, but not limited to, (i) a monthly engagement fee applicable to each Pledged Mortgage, (ii) a special servicing fee, or (iii) a performance fee applicable to each liquidated Pledged Mortgage, in each case calculated as set forth in the related Prospectus Supplement.

Certain Matters Regarding the Master Servicer and the Company

   Each Master Servicing Agreement will provide that neither the Master Servicer, the Company, the Owner Trustee nor any director, officer, employee or agent of the Master Servicer, the Company or the Owner Trustee will be under any liability to the related Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Company, the Owner Trustee nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Master Servicing Agreement will further provide that the Master Servicer, the Company, the Owner Trustee and any director, officer, employee or agent of the Master Servicer, the Company or the Owner Trustee will be entitled to indemnification by the related Issuer and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Master Servicing Agreement or the Bonds, other than any loss, liability or expense related to any specific Mortgage Collateral (except any such loss, liability or expense otherwise reimbursable pursuant to the Master Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Master Servicing Agreement will provide that neither the Master Servicer, the Company nor the Owner Trustee will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Master Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer, the Company or the Owner Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Master Servicing Agreement and the rights and duties of the parties thereto and the interests of the Bondholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Issuer, and the Master Servicer, the Company or the Owner Trustee, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise available for distribution to Bondholders.

   Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the

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
Master Servicer, will be the successor of the Master Servicer under each Master Servicing Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the Bonds of such Series.

Servicing Defaults

   Events of default under the Master Servicing Agreement (each, a "Servicing Default") for a Series of Bonds will include (i) any failure of the Master Servicer to deposit in the Bond Account or remit to the Bond Trustee any required payment (other than an Advance) which continues unremedied for one business day after the giving of written notice of such failure to the Master Servicer by the Bond Trustee or the Issuer; (ii) any failure by the Master Servicer to make an Advance as required under the Master Servicing Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Master Servicing Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Bond Trustee or the Issuer; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Servicing Default

   If a Servicing Default under a Master Servicing Agreement shall have occurred and be continuing, the Bond Trustee (with the consent of the Bond Insurer, if any) may terminate all of the rights and obligations of the Master Servicer under such Master Servicing Agreement, including the Master Servicer's rights to receive any Master Servicing Fees. Upon such termination, the Bond Trustee, as Stand-by Master Servicer, or any Successor Master Servicer duly appointed by the Bond Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Master Servicing Agreement and will be entitled to similar compensation arrangements. Neither the Issuer nor the Bond Trustee shall have any right to waive any Servicing Default, except under certain circumstances specified in the Master Servicing Agreement.

Amendment of Master Servicing Agreement

   A Master Servicing Agreement with respect to any Series of Bonds secured by Pledged Mortgages may not be amended, changed, modified, terminated or discharged, except by an instrument in writing signed by all parties thereto, and with prior written notice to any applicable Bond Insurer.


                                  THE INDENTURE


   The following is a general summary of certain provisions of the Indenture for each Series of Bonds not described elsewhere in this Prospectus. The summaries are qualified in their entirety by reference to the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The Indenture relating to each Series of Bonds will be filed with the Securities and Exchange Commission within fifteen days of the closing of the sale of such Series of Bonds.

General

   Unless otherwise specified in the related Prospectus Supplement, the Indenture will limit the amount of Bonds that can be issued thereunder and will provide that Bonds may be issued only up to the aggregate principal amount authorized by the Issuer.

Modification of Indenture

   With the consent of the holders of not less than 66 2/3% of the then outstanding principal amount of the Class of Bonds of the related Series specified in the related Prospectus Supplement to be the "Controlling Class",

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
the Bond Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Bonds of such Series or modify (except as provided below) in any manner the rights of the Bondholders.

   Without the consent of the holder of each outstanding Bond affected, however, no supplemental indenture shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Bond or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, or change the earliest date on which any Bond may be redeemed at the option of the Issuer, or any place of payment where, or the coin or currency in which, any affected Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate amount of the outstanding Bonds, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture, (c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of each outstanding Bond affected thereby, or the provisions of the Indenture with respect to certain remedies available in an Event of Default (as defined herein), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Bond affected thereby, (d) modify or alter the provisions of the Indenture defining when Bonds are outstanding, (e) permit the creation of any lien (other than certain permitted liens) ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to lien under the Indenture, or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of the security afforded by the lien of the Indenture (other than in connection with a permitted substitution of Mortgage Collateral) or (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the debt service requirement for any Bond or the rights of the Bondholders to the benefits of any provisions for the mandatory redemption of Bonds contained therein. (Indenture, Section 9.02)

   The Issuer and the Bond Trustee may also enter into supplemental indentures, without obtaining the consent of Bondholders, to cure ambiguities or make minor corrections, and to do such other things as would not adversely affect the interests of Bondholders. (Indenture, Section 9.01)

   Each Bondholder agrees that unless a Bond Insurer default exists, the Bond Insurer, if any, shall have the right to exercise the voting rights of the Bondholders to the extent set forth in the Indenture.

Events of Default

   Unless otherwise specified in the related Prospectus Supplement, an event of default (an "Event of Default") with respect to any Series of Bonds is defined in the Indenture as being: (a) the failure (i) to pay any principal of, or interest on, any Bond of such Series then due, (ii) if applicable, to call for special redemption any Bonds that are required to be so redeemed or (iii) to pay the redemption price of any Bonds called for redemption; (b) a default in the observance of certain negative covenants in the Indenture; (c) a material default in the observance of any other covenant of the Issuer, and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer by the Bond Trustee or by the holders of more than 50% in outstanding principal amount of the Controlling Class of Bonds of such Series;
(d) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto being incorrect in a material respect as of the time made, and the circumstances in respect of which such representation or warranty is incorrect are not cured within 30 days after notice thereof is given to the Issuer by the Bond Trustee or by the holders of more than 50% in outstanding principal amount of the Controlling Class of Bonds of such Series; or (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. (Indenture, Section 5.01)

Rights Upon Events of Default

   In case an Event of Default shall occur and be continuing with respect to a Series of Bonds, the Bond Trustee or holders of more than 50% in outstanding principal amount of the Controlling Class of Bonds of such Series may declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain

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
circumstances be rescinded by the holders of a majority in principal amount of the outstanding Bonds of such Series. (Indenture, Section 5.02)

   Upon an Event of Default the Bond Trustee may, in its discretion, sell the Collateral for such Series, in which event the Bonds of such Series will be payable pro rata, without regard to their Stated Maturities, or in such other manner as is specified in the related Prospectus Supplement, out of the collections on, or the proceeds from the sale of, such Collateral and will, to the extent permitted by applicable law, bear interest at the interest rate specified in the Indenture. (Indenture, Section 5.08) If so specified in the related Prospectus Supplement, following an Event of Default, if a Series of Bonds has been declared to be due and payable, the Bond Trustee may, in its discretion, refrain from selling the Collateral, including the Mortgage Collateral, for such Series and continue to apply all amounts received on the Collateral to payments due on the Bonds of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. (Indenture, Section 5.05)

   In case an Event of Default shall occur and be continuing, the Bond Trustee shall be under no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the Indenture if it has reasonable grounds for believing that it has not been assured of adequate security or indemnity. (Indenture, Section 6.01(e)) Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount outstanding of the Controlling Class of outstanding Bonds of a Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee or exercising any trust or power conferred on the Bond Trustee with respect to the Bonds of such Series; and the holders of a majority in principal amount of the Controlling Class of Bonds of a Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the consent of each holder of Bonds affected.
(Indenture, Sections 5.14 and 5.15)

   No holder of Bonds will have the right to institute any proceeding with respect to the Indenture, unless (a) such holder previously has given to the Bond Trustee written notice of an Event of Default, (b) the holders of more than 50% in outstanding principal amount of the Controlling Class of Class of Bonds of the Series have made written request upon the Bond Trustee to institute such proceedings in its own name as Bond Trustee and have offered the Bond Trustee indemnity in full, (c) the Bond Trustee has for 60 days neglected or refused to institute any such proceeding and (d) no direction inconsistent with such written request has been given to the Bond Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Bonds of such Series. (Indenture, Section 5.09)

Certain Covenants of the Issuer

   The Issuer covenants in the Indenture, among other matters, that it will not
(a) sell, exchange or otherwise dispose of any portion of the Collateral for a Series of Bonds except as expressly permitted by the Indenture or the Master Servicing Agreement, (b) amend Sections 2.03 or 11.01 of the Issuer's Deposit Trust Agreement without the consent of the holders of 66 2/3% in outstanding principal amount of each Class of Bonds affected thereby or (c) incur, assume or guarantee any indebtedness other than in connection with the issuance of the Bonds. (Indenture, Section 3.09) Section 2.03 of the Issuer's Deposit Trust Agreement provides that the trust shall not have the power to perform any act or engage in any business whatsoever except to issue and administer the Bonds of a Series, to receive and own the Collateral, to maintain and administer the Collateral, to pledge the Collateral to support such Bonds pursuant to the Indenture and to take certain other actions incidental thereto. Section 11.01 of the Issuer's Deposit Trust Agreement prohibits the amendment of the Deposit Trust Agreement if the Owner Trustee determines that such amendment will adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Owner Trustee under the Issuer's Deposit Trust Agreement, or will cause or result in any conflict with or breach of any terms of, or default under, the charter documents or bylaws of the Owner Trustee or any document to which the Owner Trustee is a party.


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
Issuer's Annual Compliance Statement

   The Issuer will be required to file annually with the Bond Trustee a written statement as to fulfillment of its obligations under the Indenture.
(Indenture, Section 3.10)

Bond Trustee's Annual Report

   The Bond Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualifications to continue as the Bond Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to the Bond Trustee in its individual capacity, the property and funds physically held by the Bond Trustee as such, and any action taken by it which materially affects the Bonds and which has not been previously reported. (Indenture, Section 7.03)

Satisfaction and Discharge of Indenture

   The Indenture will be discharged with respect to the Collateral securing the Bonds of a Series upon the delivery to the Bond Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Bond Trustee of funds sufficient for the payment in full of all of the Bonds of such Series. (Indenture, Section 4.01)

Report by Bond Trustee to Bondholders

   On each Payment Date, the Bond Trustee will send a report to each Bondholder setting forth the amount of such payment representing interest, the amount thereof, if any, representing principal, the amount of any related Advance and the outstanding principal amount of Bonds of each Class (the aggregate principal amount of the Bonds of each Class in the case of holders of Bonds on which payments of interest only are then being made) after giving effect to the payments made on such Payment Date. (Indenture, Section 8.06)

The Bond Trustee

   The Bond Trustee under each Indenture will be identified in the related Prospectus Supplement.


                   CERTAIN LEGAL ASPECTS OF PLEDGED MORTGAGES


   The following discussion contains general summaries of certain legal aspects of mortgage loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially from state to state), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which Mortgaged Properties may be located. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Pledged Mortgages.

General

   The Pledged Mortgages will consist of notes and either mortgages, deeds of trust, security deeds or deeds to secure debts, depending upon the prevailing practice in the state in which the underlying Mortgaged Property is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property; and the mortgagee, who is the lender. Under a mortgage instrument, the mortgagor delivers to the mortgagee (i) a note or bond evidencing the loan and (ii) the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner, called the trustor (similar to a mortgagor); a lender (similar to a mortgagee) called the beneficiary; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are

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
special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure a debt are governed by law, and, with respect to some deeds of trust, the directions of the beneficiary.

   Cooperatives. Certain of the Pledged Mortgages may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of any Mortgage Collateral securing a Series of Bonds that includes Cooperative Loans, the collateral securing the Cooperative Loans.

   The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant- stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares if filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

Junior Mortgages

   Certain of the Pledged Mortgages may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Mortgage Collateral. The rights of the Bondholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See " -- Foreclosure/Repossession" below.


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
   Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the rights to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

Foreclosure/Repossession

   Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, such as California, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower- trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

   Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

   Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished, or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. See "SECURITY FOR THE BONDS" herein.

   A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

   Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

   Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.


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   In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant- stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

   In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

Rights of Redemption

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon a payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

   Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

   Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

   In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste

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
of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. In certain instances, a rehabilitation plan proposed by the debtor may reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Pledged Mortgages securing a Series of Bonds and possible reductions in the aggregate amount of such payments.

   The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

   Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Risks

   Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred cleanup costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

   Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner or operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property even though the environmental damage or threat was caused by a prior or current owner or operator or a third-party. CERCLA imposes liability for such costs on any and all "responsible parties," including "owners or operators." However, CERCLA excludes from the definition of "owner or operator" a secured creditor "who without participating in the management of the facility," holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.


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
   Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

   This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the day-to-day management of all operational functions of the mortgaged property.

   If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would become a liability of the Issuer and occasion a loss to Bondholders.

   CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

   Except as otherwise specified in the applicable Prospectus Supplement, at the time the Pledged Mortgages or the mortgage loans underlying the Certificates, as the case may be, were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties or the real property constituting security for such mortgage loans, respectively, was conducted.

Due-on-Sale Clauses

   Unless otherwise provided in the related Prospectus Supplement, each Pledged Mortgage will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, for various terms and for varying periods, the prohibition on

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
enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

   As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Pledged Mortgages and the number of Pledged Mortgages which may extend to maturity.

Enforceability of Prepayment Charges and Late Payment Fees

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

   Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner- occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Pledged Mortgages. The absence of such a restraint on prepayment, particularly with respect to Fixed Rate Pledged Mortgages having higher interest rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Soldiers' and Sailors' Civil Relief Act

   Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the applicable Servicer to collect full amounts of interest on certain of the Pledged Mortgages. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Bonds. In addition, the Relief Act imposes limitations which would impair the ability of the applicable Servicer to foreclose on an affected Pledged Mortgage during the borrower's period of active duty status. Thus, in the event that such a Pledged Mortgage goes into default, there may be delays and losses occasion by the inability to realize upon the Mortgaged Property in a timely fashion.


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
Subordinate Financing

   When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.


                         FEDERAL INCOME TAX CONSEQUENCES


   The following discussion summarizes the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Bonds, as based on the advice of Giancarlo & Gnazzo, A Professional Corporation, special tax counsel to the Issuer. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations, rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change. This summary does not address federal income tax consequences applicable to all categories of investors, some of which (such as banks and insurance companies) may be subject to special rules. In addition, the summary is limited to investors who will hold the Bonds as "capital assets" (generally, property held for investment) as defined in Section 1221 of the Code. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Bonds. As applied to any particular Class or Series of Bonds, the summary is subject to further discussion or change as provided in the related Prospectus Supplement.

Overview

   The federal income tax consequences applicable with respect to a specific Series of Bonds will vary depending on whether an election is made to treat the Trust Estate relating to such Series of Bonds as a real estate mortgage investment conduit ("REMIC") under the Code. The Prospectus Supplement for each Series of Bonds will specify whether a REMIC election will be made with respect to such Series. Bonds of any Series that are not the subject of a REMIC election ("Non-REMIC Bonds") are intended to be classified as indebtedness of the Issuer for federal income tax purposes.

Non-Remic Bonds

   General. If a REMIC election is not made, Giancarlo & Gnazzo, A Professional Corporation, will deliver its opinion that, although no regulations, published rulings or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Non-REMIC Bonds, in its opinion such Bonds will be treated for federal income tax purposes as indebtedness of the Issuer and not as an ownership interest in the Collateral, or an equity interest in the Issuer or in a separate association taxable as a corporation.

   Status as Real Property Loans. Because, in such counsel's opinion, the Non-REMIC Bonds will be treated as indebtedness of the Issuer for federal income tax purposes, (i) such Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v),
(ii) interest on Non-REMIC Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Non-REMIC Bonds will not constitute "real estate assets" or "government securities" within the meaning of Code Section 856(c)(4)(A), and

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
(iii) Non-REMIC Bonds held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i).

   Interest on Non-REMIC Bonds. Except as described below with respect to original issue discount, market discount or premium, interest paid or accrued on Non-REMIC Bonds generally will be treated as ordinary income to the holder, and will be includible in income in accordance with such holder's regular method of accounting.

   Original Issue Discount. All Deferred Interest Bonds will be, and some or all of the other Bonds may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Bonds having original issue discount must generally include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in accordance with the constant yield method, in advance of receipt of the cash attributable to such income. The Issuer will indicate on the face of each Bond issued by it information concerning the application of the original issue discount rules to such Bond and certain other information that may be required. The Issuer will report annually to the Internal Revenue Service (the "IRS") and to holders of record of such Bonds information with respect to the original issue discount accruing on such Bonds during the reporting period.

   Rules governing original issue discount are set forth in Code Sections 1271 through 1273, 1275 and 1281 through 1283 and in regulations issued thereunder (the "OID Regulations"). The Code or the OID Regulations either do not address, or are subject to varying interpretations with respect to, several issues relevant to obligations, such as the Bonds, that are subject to prepayment. Therefore, there is some uncertainty as to the manner in which the original issue discount rules of the Code will be applied to the Bonds.

   Original Issue Discount Defined. In general, each Bond will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Bondholder's income. The amount of original issue discount on such a Bond is the excess of the stated redemption price at maturity of the Bond over its issue price. The issue price of a Bond is the initial offering price to the public at which a substantial amount of the Bonds of that Class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers), generally as set forth on the cover page of the Prospectus Supplement for a Series of Bonds. (The portion of the initial offering price which consists of interest accrued on the Bonds from the date of issuance to the Closing Date may, at the option of the Bondholder, be subtracted from the issue price of the Bonds and treated as an offset of interest received on the first Payment Date.) The stated redemption price at maturity of a Bond is equal to the total of all payments to be made on the Bond other than "qualified stated interest payments." "Qualified stated interest payments" are payments on the Bonds which are paid at least annually and are based on either a fixed rate or a "qualified variable rate." Under the OID Regulations, interest is treated as payable at a "qualified variable rate" and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the Bond does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Bond. Generally, the stated redemption price at maturity of a Bond (other than a Deferred Interest Bond or a Payment Lag Bond, as defined below) is its stated principal amount; the stated redemption price at maturity of a Deferred Interest Bond is the sum of all payments (regardless of how denominated) scheduled to be received on such Bond under the Tax Prepayment Assumption (as defined below). Any payment of interest that is not a qualified stated interest payment is a "contingent interest payment." The related Prospectus Supplement will discuss whether the payments of interest on a Bond are qualified stated interest payments and the treatment for federal income tax purposes of any contingent interest payments.

   De Minimis Original Issue Discount. Notwithstanding the general definition of original issue discount above, any original issue discount with respect to a Bond will be considered to be zero if such discount is less than 0.25% of the stated redemption price at maturity of the Bond multiplied by its weighted average life (a "de minimis" amount). The weighted average life of a Bond for this purpose is the sum of the following amounts (computed for each payment included in the stated redemption price at maturity of the Bond): (i) the number of complete years (rounded down for partial years) from the Closing Date until the date on which each such payment is scheduled to be made under the Tax Prepayment Assumption, multiplied by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the Bond's stated redemption

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price at maturity. Bondholders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Bond is held as a capital asset. However, accrual method holders may elect to accrue all interest on a Bond, including de minimis original issue discount and market discount and as adjusted by any premium, under a constant yield method.

   Accrual of Original Issue Discount. The Code requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the Pledged Mortgages, the mortgage loans underlying the Bonds and/or other Mortgage Collateral securing the Bonds (the "Tax Prepayment Assumption") and prescribes a method for adjusting the amount and rate of accrual of such discount if actual prepayment rates exceed the Tax Prepayment Assumption. However, if such mortgage loans prepay at a rate slower than the Tax Prepayment Assumption, no deduction for original issue discount previously accrued, based on the Tax Prepayment Assumption, is allowed. The Tax Prepayment Assumption is required to be determined in the manner prescribed by regulations that have not yet been issued. It is anticipated that the regulations will require that the Tax Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Bonds. The related Prospectus Supplement for each Series of Bonds will specify the Tax Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Mortgage Collateral will prepay at the Tax Prepayment Assumption or at any other rate.

   Generally, a Bondholder must include in gross income the sum of the "daily portions," as determined below, of the original issue discount that accrues on a Bond for each day the Bondholder holds that Bond, including the purchase date but excluding the disposition date. In the case of an original holder of a Bond, a calculation will be made of the portion of the original issue discount that accrues during each successive period (or shorter period from date of original issue) (an "accrual period") that ends on the day in the calendar year corresponding to each of the Payment Dates on the Bonds (or the date prior to each such date). This will be done, in the case of each full accrual period, by adding (A) the present value at the end of the accrual period of all remaining payments to be received (based on (i) the yield to maturity of the Bond at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Tax Prepayment Assumption) and
(B) any payments received during such accrual period, other than payments of qualified stated interest, and subtracting from that total the "adjusted issue price" of the Bonds at the beginning of such accrual period. The adjusted issue price of a Bond at the beginning of the initial accrual period is its issue price; the adjusted issue price of a Bond at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to the accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to any reasonable method, provided that such method is consistent with the method used to determine yield on the Bonds.

   With respect to any Bond that is a Variable Rate Debt Instrument, the sum of the daily portions of original issue discount that is includible in the holder's gross income is determined under the same principles described above, with the following modifications: the yield to maturity on the Bonds should be calculated as if the interest index remained at its value as of the issue date of such Bonds. Because the proper method of adjusting accruals of OID on a Variable Rate Debt Instrument as a result of prepayments is uncertain, holders of such instruments should consult their own tax advisors regarding the appropriate treatment of such Bonds for federal income tax purposes.

   Purchasers of Bonds with the above key features for which the period between the Closing Date and the first Payment Date does not exceed the Payment Date Interval would nevertheless pay upon purchase of the Bonds an additional amount of accrued interest as compared with the accrued interest that would be paid if interest accrued from Payment Date to Payment Date. This accrued interest (together with any accrued interest with respect to which the Bondholder chooses not to treat as an offset to interest paid on the first Payment Date, as described above) should be treated for federal income tax purposes as part of the initial purchase price of the Bonds. Bonds described in this paragraph issued or purchased at a discount would be treated as being issued or purchased at a

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smaller discount or at a premium, and such Bonds issued or purchased at a premium would be treated as being issued or purchased at a larger premium.

   Subsequent Purchasers of Bonds with OID. A subsequent purchaser of a Deferred Interest Bond or any other Bond issued with original issue discount who purchases the Bond at a cost less than the remaining stated redemption price at maturity, will also be required to include in gross income for all days during his or her taxable year on which such Bond is held, the sum of the daily portions of original issue discount on the Bond. In computing the daily portions of original issue discount with respect to a Bond for such a subsequent purchaser, however, the daily portion for any day shall be reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the Bond exceeds its adjusted issue price (the "acquisition premium"), and the denominator of which is the amount by which the remaining stated redemption price at maturity exceeds the adjusted issue price.

   Premium. A holder who purchases a Bond at a cost greater than its stated redemption price at maturity generally will be considered to have purchased the Bond at a premium, which it may elect to amortize as an offset to interest income on such Bond (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Bonds have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Bonds of a Series will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Bond, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass- through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Bonds should consult their tax advisers regarding the election to amortize premium and the method to be employed.

   Market Discount. The Bonds are subject to the market discount provisions of Code Sections 1276 through 1278. These rules provide that if a subsequent holder of a Bond purchases it at a market discount, some or all of any principal payment or of any gain recognized upon the disposition of the Bond will be taxable as ordinary interest income. Market discount on a Bond means the excess, if any, of (1) the sum of its issue price and the aggregate amount of original issue discount includible in the gross income of all holders of the Bond prior to the acquisition by the subsequent holder (presumably adjusted to reflect prior principal payments), over (2) the price paid by the holder for the Bond. Market discount on a Bond will be considered to be zero if such discount is less than .25% of the stated redemption price at maturity of such Bond multiplied by its weighted average life, which presumably would be calculated in a manner similar to weighted average life (described above), taking into account distributions (including prepayments) prior to the date of acquisition of such Bond by the subsequent purchaser. If market discount on a Bond is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such Bond and when each such distribution is made, gain equal to the discount allocated to such distribution will be recognized.

   Any principal payment (whether a scheduled payment or a prepayment) or any gain on the disposition of a market discount bond is to be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the Bonds is to be reduced by the amount so treated as ordinary income.

   The Tax Reform Act of 1986 grants authority to the U.S. Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the U.S. Treasury, certain rules described in the legislative history accompanying the Tax Reform Act of 1986 will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or using one of the following methods. For bonds issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a

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fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For bonds issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Bonds) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount shall apply. Regulations are to provide similar rules for computing the accrual of amortizable bond premium on instruments payable in more than one principal installment. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter. In addition, accrual method holders may elect to accrue all interest on a Bond, including de minimis original issue discount and market discount and as adjusted by any premium, under a constant yield method.

   A subsequent holder of a Bond who acquired the Bond at a market discount also may be required to defer, until the maturity date of the Bond or the earlier disposition of the Bond in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Bond in excess of the aggregate amount of interest (including original issue discount) includible in his or her gross income for the taxable year with respect to such Bond. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Bond for the days during the taxable year on which the subsequent holder held the Bond, and the amount of such deferred deduction to be taken into account in the taxable year in which the Bond is disposed of in a transaction in which gain or loss is not recognized in whole or in part is limited to the amount of gain recognized on the disposition. This deferral rule does not apply to a holder that elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.

   Because the regulations described above with respect to market discounts and premiums have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Bond purchased at a discount or premium in the secondary market.

   Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Bond to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Bonds acquired on or after April 4, 1994. If such an election were to be made with respect to a Bond with market discount, the holder of the Bond would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Bonds acquires during the year of the election or thereafter. Similarly, a holder of a Bond that makes this election for a Bond that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Bond is irrevocable.

   Sale or Redemption. If a Bond is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller's adjusted basis in the Bond. Such adjusted basis generally will equal the cost of the Bond to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Bond and reduced by payments, other than payments of qualified stated interest, previously received by the seller and by any amortized premium. If a Bondholder is a bank, thrift or similar institution described in Section 582(c) of the Code, gain or loss realized on the sale or exchange of a Bond will be taxable as ordinary income or loss. Any such gain or loss recognized by any other seller will be capital gain or loss, provided that the Bond is held by the seller as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.


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REMIC Bonds

   General. If a REMIC election is made with respect to a Series of Bonds, Giancarlo & Gnazzo, A Professional Corporation will deliver an opinion generally to the effect that, under existing law, assuming timely filing of a REMIC election and ongoing compliance with all provisions of the related Indenture and other contemporaneous agreements, all or a portion of the Trust Estate securing such Series of Bonds will qualify as a REMIC for federal income tax purposes.

   The Bonds in such Series will be designated either as one or more "regular interests" in a REMIC, which generally are treated as debt for federal income tax purposes, or as "residual interests" in a REMIC, which generally are not treated as debt for such purposes but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC. The Prospectus Supplement for such Series will indicate which Bonds are being designated as regular interest ("Regular Interest Bonds") and which are being designated as residual interests ("Residual Interest Bonds"). The REMIC residual interests may alternatively be evidenced, instead of by a Residual Interest Bond, by residual certificates ("Residual Interest Certificates"), as set forth in the related Prospectus Supplement. Neither the Residual Interest Bonds nor the Residual Interest Certificates will be offered by the Prospectus.

   Tiered REMIC Structures. For certain Series of Bonds, two or more separate elections may be made to treat designated portions of the related Trust Estate as REMICs (where two separate elections are made, one will be referred to as the "Upper Tier REMIC" and the other as the "Lower Tier REMIC" respectively) for federal income tax purposes. Upon the issuance of any such Series of Bonds, Giancarlo & Gnazzo, A Professional Corporation, will deliver its opinion generally to the effect that, under existing law, assuming timely filing of applicable REMIC elections and ongoing compliance with all provisions of the related Indenture and other contemporaneous agreements, the Upper Tier REMIC and the Lower Tier REMIC will each qualify as a REMICs for federal income tax purposes. In certain cases, a single Residual Interest Bond may represent the residual interest in both the Upper Tier REMIC and the Lower Tier REMIC. In such cases, the discussion of Residual Interest Bonds set forth below should be interpreted as applying to each residual interest separately.

   Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement: (i) REMIC Bonds held by a "domestic building and loan association" ("DB&Ls") will constitute assets described in Code Section 7701(a)(19)(C)(xi); (ii) REMIC Bonds held by a "real estate investment trust" ("REIT") will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on such Bonds will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B); and (iii) Regular Interest Bonds held by a "financial assets securitization investment trust" ("FASIT") will qualify for treatment as "permitted assets" within the meaning of Code Section 860L(c)(1)(G) and as "qualified mortgages" within the meaning of Code Section 860G(a)(3) if held by another REMIC. REMIC Bonds held by REITs or regulated investment companies ("RIC") will not constitute "government securities" within the meaning of Code
Section 856(c)(5)(A) or 851(b)(4)(A)(ii), respectively. REMIC Bonds held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

   In the case of items (i), (ii) and (iii) above, if less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code Sections, the REMIC Bonds will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. If a Series of Bonds employs a multi-tier REMIC structure, both the Upper Tier REMIC and the Lower Tier REMIC will be treated as a single REMIC for purposes of determining the extent to which the related REMIC Bonds and the income thereon will be treated as such assets and income.

Taxation of Regular Interest Bonds.

   General. Except as otherwise stated in this discussion, Regular Interest Bonds will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of Regular Interest Bonds that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Interest Bonds under an accrual method.


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   Original Issue Discount. Certain classes of Regular Interest Bonds may be issued with OID within the meaning of Section 1273(a) of the Code. The rules governing OID with respect to a Regular Interest Bond are described above under "Non-REMIC Bonds -- Original Issue Discount." Holders of Regular Interest Bonds should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interest Bonds. In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on Regular Interest Bonds, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of OID on such Regular Interest Bonds for federal income tax purposes.

   Market Discount. A subsequent purchaser of a Regular Interest Bond may also be subject to the market discount provisions of Code Sections 1276 through 1278. These rules are described above under "Non-REMIC Bonds -- Market Discount."

   Premium. The rules governing "premium" apply equally to Regular Interest Bonds (see above "Non-REMIC Bonds -- Premium).

   Sale or Exchange. If a Regular Interest Bond is sold, exchanged, redeemed or retired the Holder will recognize gain or loss equal to the difference between the amount realized on such disposition and the adjusted basis in the Regular Interest Bond. Similarly, a Holder who receives a payment denominated as principal with respect to a Regular Interest Bond will recognize gain equal to the excess of the amount of such payment over his adjusted basis in the Regular Interest Bond. A Holder that receives a final payment that is less than the Holder's adjusted basis in a Regular Interest Bond will generally recognize a loss. The adjusted basis of a Regular Interest Bond generally will equal the cost of the Regular Interest Bond to the Holder, increased by any OID or market discount previously included in the Holder's gross income with respect to the Regular Interest Bond, and reduced by payments (other than payments of qualified stated interest) previously received by the Holder on the Regular Interest Bond and by any amortized premium. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a Regular Interest Bond generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the Regular Interest Bond is held as a capital asset for more than one year. Long-term capital gains of certain non-corporate taxpayers are subject to a lower minimum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

   If the Holder of a Regular Interest Bond is a bank, a mutual savings bank, a thrift, or a similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the Regular Interest Bond will be treated as ordinary income or loss. In the case of other types of Holders, gain on the sale or exchange of the Regular Interest Bond will be treated as ordinary income (i) if the Regular Interest Bond is held as part of a "conversion transaction" as described in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the holder entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includable in the gross income of the holder if its yield on such Regular Interest Bond were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to such Regular Interest Bond. Although the relevant legislative history indicates that the portion of the gain from disposition of a Regular Interest Bond that will be recharacterized as ordinary income is limited to the amount of OID (if any) on the Regular Interest Bond that was not previously includible in income, the applicable Code provision contains no such limitation.

Taxation of Holders of Residual Interest Bonds.

   The REMIC will not be subject to Federal income tax except with respect to income from prohibited transactions and certain other transactions. Instead, the holder of a Bond representing a residual interest (a "Residual Interest Bond") will take into account the "daily portion" of the taxable income or net loss of the

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REMIC for each day during the taxable year on which such holder held the
Residual Interest Bond. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Bonds in proportion to their respective holdings on such day.

   The holder of a Residual Interest Bond may be required to include taxable income from the Residual Interest Bond in excess of the cash distributed. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Bonds, will typically increase over time as lower yielding Bonds are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

   In any event, because the holder of a Residual Interest Bond is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Bond in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Bond may be less than that of such a bond or instrument.

   Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Bond will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Bonds to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

   Distributions. Distributions on a Residual Interest Bond (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Bond. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Bond, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Bond) to the extent of such excess.

   Sale or Exchange. A holder of a Residual Interest Bond will recognize gain or loss on the sale or exchange of a Residual Interest Bond equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Bond at the time of such sale or exchange. In general, any such gain or loss will be capital gain or loss provided the Residual Interest Bond is held as a capital asset. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Bond will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition. In that event, any loss will increase such Regular Interest Bondholder's adjusted basis in the newly acquired interest.

   Excess Inclusions. The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Bond, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Bond at the beginning of such quarterly period. The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Bond before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is

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an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

   The portion of the REMIC taxable income of a holder of a Residual Interest Bond consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Bond is an organization subject to the tax on unrelated business income imposed by Code
Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Bond, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Bond is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

   In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

   Restrictions on Ownership and Transfer of Residual Interest Bonds. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest Bond by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Bond. In addition, no transfer of a Residual Interest Bond will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

   If a Residual Interest Bond is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Bond at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Bond, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

   Under the REMIC Regulations, if a Residual Interest Bond is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Bond to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Bond is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Bond at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy

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the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. In addition, proposed Treasury regulations issued on February 4, 2000 would also require the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) the expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. If a transfer of a "noneconomic residual certificate" is disregarded, the transferor would continue to be treated as the owner of the Residual Interest Bond and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A similar type of limitation exists with respect to certain transfers of Residual Interest Bonds by foreign persons to United States persons. See "-- Tax Treatment of Foreign Investors."

   Mark to Market Rules. Prospective purchasers of a Residual Interest Bond should be aware that a Residual Interest Bond acquired after January 3, 1995 cannot be marked-to-market.

   Administrative Matters. The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Taxation of the REMIC

   General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

   Qualification as a REMIC. The Trust Estate or one or more designated pools of the assets of the Trust Estate may elect to be treated under the Code as a REMIC in which the Regular Interest Bonds and Residual Interest Bonds will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the Holders' interests in the REMIC are met on a continuing basis. A loss of REMIC status could have a number of consequences for Holders. If, as the result of REMIC disqualification, the Trust Estate were treated as an association taxable as a corporation, distributions on the Bond could be recharacterized in part as dividends from a non-includible corporation and in part as returns of capital. Alternatively, distributions on a Regular Interest Bond could continue to be treated as comprised of interest and principal notwithstanding REMIC disqualification, in which case a cash-basis Holder might not be required to continue to recognize interest and market discount with respect to the Bond on a accrual basis. Under the first alternative, a loss of REMIC status would, and under the second alternative, a loss of REMIC status could cause the Bonds and the associated distributions not to be qualified assets and income for the various purposes of DB&Ls, FASITs and REITs described under "REMIC Bonds-- Status as Real Property Loans" above, although such a loss would not affect the status of the Securities as "government securities" for REITs. The Bonds should continue to qualify as "government securities" for RICs, regardless of whether REMIC status is lost.

   Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Bonds, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Bond that is an individual or a "pass- through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Bonds accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Bonds in the same manner that the holders of the Regular Interest Bonds include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

   Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to limited exceptions, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Bonds will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Bonds of such REMIC.

Withholding With Respect to Certain Foreign Investors

   Interest, including OID, paid on a Bond to a nonresident alien individual, foreign corporation or other non-United States person unrelated to the Issuer ("Non-U.S. Person") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the Bondholder, and (ii) the person required to withhold tax is provided with appropriate certification that the beneficial owner of the Bond is a Non-U.S. Person ("Foreign Person Certification"). If Foreign Person Certification is not provided, interest (including OID) paid on such a Bond may be subject to either a 30 percent withholding tax or 31 percent backup withholding. See "Backup Withholding."

   Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations generally attempt to unify certification requirements and modify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

   The 30% withholding tax imposed on a foreign person is subject to reduction or elimination under applicable tax treaties. Non-U.S. Persons who hold a Bond should consult their tax advisors regarding their qualification for reduced rate of, or exemption from, withholding and the procedure for obtaining such a reduction or exemption.

Backup Withholding

   Under federal income tax law, a Bondholder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to such person who is a United States person if such person, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN,
(iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is correct and that such person is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a Bondholder who is a Non-U.S. Person if the Bondholder fails to provide securities broker with a Foreign Person Certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of Regular Interest Bonds or Residual Interest Bonds. The backup withholding rate is 31%. Backup withholding, however, does not apply to payments on a Bond made to certain exempt recipients, such as tax-exempt organizations, and to certain Non-U.S. Person. Bondholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Bond.

   DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO BONDHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE BONDS.


                            STATE TAX CONSIDERATIONS


   In addition to the federal income tax consequences described above under "FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Bonds. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Bonds.


                                LEGAL INVESTMENT

   The Prospectus Supplement for each Series of Bonds will specify which, if any, of the Classes of Bonds offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Bonds that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities," the Bonds will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Bonds, or require the sale or other disposition of Bonds, so long as such contractual commitment was made or such Bonds were acquired prior to the enactment of such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Bonds without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Bonds for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part
703) (whether or not the Class of Bonds under consideration for purchase constitutes a "mortgage related security").

   All depository institutions considering an investment in the Bonds (whether or not the Class of Bonds under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Bonds not entitled to distributions allocated to principal or interest, or Subordinated Bonds. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Bonds or to purchase Bonds representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.


                                  ERISA MATTERS


General

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Bonds without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Bonds. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Prohibited Transactions

   General. Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

   Plan Asset Regulation. The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Bonds were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Bonds. Such plan assets would include an undivided interest in any assets held by the Issuer. In such an event, the Bond Trustee and other persons, in providing services with respect to the Issuer's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the Issuer's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that this determination should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. If the Bonds are deemed to be equity interests in the Issuer and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Bonds. Those exemptions potentially include Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 84-14, regarding transactions effected by a "qualified professional asset manager," PTCE 95-60, regarding investments by insurance company general accounts, or PTCE 96-23, regarding transactions effected by an "in-house asset manager".

   Review by Plan Fiduciaries. Any Plan fiduciary considering whether to purchase any Bonds on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Bonds, a fiduciary of a Plan should make its own determination as to whether the Issuer, as obligor on the Bonds, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions.

                                     RATING


   It is a condition to the issuance of the Bonds of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

   Any such rating would be based on, among other things, the adequacy of the value of the Mortgage Collateral securing a Series of Bonds and any credit enhancement with respect to such Class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a Class of Bonds will receive payments to which such Bondholders are entitled under the related Bond. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Collateral will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Bonds. Such rating should not be deemed a recommendation to purchase, hold or sell Bonds, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

   There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Mortgage Collateral securing a Series of Bonds or any credit enhancement with respect to a Series of Bonds, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

   The amount, type and nature of credit enhancement, if any, established with respect to a Series of Bonds will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series of Bonds. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Collateral. No assurance can be given that values of any Mortgaged Properties or mortgaged properties securing the mortgage loans underlying any Certificates, as the case may be, have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Collateral securing a particular Series of Bonds and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties or mortgaged properties securing the mortgage loans underlying any Certificates, as the case may be, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Collateral and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Mortgage Collateral securing a particular Series of Bonds. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more Classes of Bonds.


                              PLAN OF DISTRIBUTION

   The Issuer may sell the Bonds offered hereby either directly or through an underwriter or underwriters or through underwriting syndicates managed by an underwriter or underwriters. The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the underwriters, the proceeds to and their use by the Issuer, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the underwriters will sell the Bonds will be determined.

   The Bonds of a Series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and such underwriters will be severally obligated to purchase all the Bonds of a Series described in the related Prospectus Supplement, if any are purchased. If Bonds of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and purchasers of Bonds of such Series.

   Redwood Trust or other affiliate of the Issuer may purchase Bonds and pledge them to secure indebtedness or, together with its pledgees, donees, transferees or other successors in interest, sell the Bonds, from time to time, either directly or through one or more underwriters, underwriting syndicates or designated agents.

   The place and time of delivery for the Bonds of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                  LEGAL MATTERS


   The validity of the Bonds will be passed upon for the Issuer by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed upon by GnazzoThill, A Professional Corporation, San Francisco, California. McKee Nelson, LLP, Washington, D.C. will act as counsel for the underwriters, unless otherwise specified in the related Prospectus Supplement.

                          INDEX OF CERTAIN DEFINITIONS


   Set forth below is a list of certain terms used in this Prospectus, together with the pages on which the terms are defined herein.


Advance ..................................................................    45
Agency Securities ........................................................    26
Assumed Reinvestment Rate ................................................    16
Available Funds ..........................................................    15
Balloon payments .........................................................    23
Bankruptcy Bond ..........................................................    38
Basic Principal Payment ..................................................    15
Belgian Cooperative ......................................................    20
Beneficial owner .........................................................    19
Bond Account .............................................................    41
Bond Distribution Amount .................................................     5
Bond Insurance Policy ....................................................    38
Bond Insurer .............................................................    38
Bond Owners ..............................................................    19
Bond Trustee .............................................................    10
Bond Value ...............................................................    15
Bond Values ..............................................................    15
Bondholders ..............................................................    11
Bonds ....................................................................    14
Book-Entry Bonds .........................................................    19
Buydown Fund .............................................................    24
Buydown Loans ............................................................    24
Capitalized Interest Account .............................................    34
CEDEL Participants .......................................................    20
CERCLA ...................................................................    55
Certificates .............................................................    26
Closing Date .............................................................    33
Code .....................................................................    10
Collateral ...............................................................    22
Collateral Group .........................................................    16
Commission ...............................................................     2
Company ..................................................................    10
Controlling Class ........................................................    47
Conventional Loans .......................................................    17
Cooperative Loans ........................................................    25
Cooperatives .............................................................    25
Custodial Account ........................................................    41
Cut-off Date .............................................................    36
DB&Ls ....................................................................    63
Deferred Interest Bonds ..................................................    14
Definitive Bond ..........................................................    19
Depositor ................................................................    10
Detailed Description .....................................................    22
Distribution Account .....................................................    32
Distribution Account Deposit Date ........................................    32

DTC ......................................................................    19
Due Period ...............................................................    15
Eligible Substitute Pledged Mortgage .....................................    26
EPA ......................................................................    55
ERISA ....................................................................    71
Euroclear Operator .......................................................    20
Euroclear Participants ...................................................    20
European Depositaries ....................................................    19
Event of Default .........................................................    48
FASIT ....................................................................    64
FHA Loans ................................................................    26
FHLMC ....................................................................    12
FHLMC Act ................................................................    29
FHLMC Certificates .......................................................    26
Financial Intermediary ...................................................    19
Fixed Rate Pledged Mortgages .............................................    23
Floating Rate Bonds ......................................................    15
Floating Rate Pledged Mortgages ..........................................    23
FNMA .....................................................................    12
FNMA Certificates ........................................................    26
Foreign Person Certification .............................................    69
Funding Period ...........................................................    33
Garn-St Germain Act ......................................................    56
GNMA .....................................................................    26
GNMA Certificates ........................................................    26
GNMA I Certificate .......................................................    26
GNMA II Certificate ......................................................    26
GNMA Issuer ..............................................................    26
Guaranteed Mortgage Pass-Through Certificates ............................    26
Guaranty Agreement .......................................................    27
Housing Act ..............................................................    26
Indenture ................................................................    10
Insurance Proceeds .......................................................    22
IRS ......................................................................    59
Issuer ...................................................................    10
L/C Bank .................................................................    39
L/C Percentage ...........................................................    39
Labor ....................................................................    71
Liquidated Mortgage ......................................................    44
Liquidation Proceeds .....................................................    22
Lockout periods ..........................................................    24
Lower Tier Remic .........................................................    63
Master Servicer ..........................................................    40
Master Servicing Agreement ...............................................    40
Master Servicing Fee .....................................................    44
Moody's ..................................................................    33
Morgan ...................................................................    20
Mortgage Collateral ......................................................    22
Mortgage Insurer .........................................................    23


Mortgage Loans ...........................................................    23
Mortgage Note ............................................................    23
Mortgage Pool Insurance Policy ...........................................    36
Mortgage Rate ............................................................    23
Mortgaged Property .......................................................    23
Mortgagor ................................................................    13
NCUA .....................................................................    70
New Withholding Regulations ..............................................    69
Non-Remic Bonds ..........................................................    58
Non-U.S. Person ..........................................................    69
Offered Bonds ............................................................     3
OID Regulations ..........................................................    59
Owner Trustee ............................................................    10
Parties in interest ......................................................    71
Payment Date .............................................................    14
Permitted Investments ....................................................    32
Plan Asset Regulation ....................................................    71
Plans ....................................................................    71
Pledged Mortgages ........................................................    23
PMBS Agreement ...........................................................    31
PMBS Issuer ..............................................................    31
PMBS Servicer ............................................................    31
PMBS Trustee .............................................................    31
Policy Statement .........................................................    70
Pool Insurer .............................................................    36
Pre-Funded Amount ........................................................    33
Pre-Funding Account ......................................................    33
Primary Mortgage Insurance Policy ........................................    23
Private Mortgage-Backed Securities .......................................    22
PTCE .....................................................................    72
Purchase Price ...........................................................    14
Rating Agency ............................................................    72
RCRA .....................................................................    56
Record Date ..............................................................    14
Redwood Trust ............................................................    10
Regular Interest Bonds ...................................................    63
REIT .....................................................................    63
Relevant Depositary ......................................................    19
Relief Act ...............................................................    57
Remic ....................................................................    58
Remittance Date ..........................................................    23
Reserve Fund .............................................................    35
Residual Interest Bonds ..................................................    63
Residual Interest Certificates ...........................................    63
Rules ....................................................................    19
SEC ......................................................................     2
Securities Act ...........................................................    30
Seller ...................................................................    11
Senior Bondholders .......................................................    35


Senior Bonds .............................................................    35
Senior Liens .............................................................    24
Servicer .................................................................    40
Servicers ................................................................    25
Servicing Agreement ......................................................    40
Servicing Default ........................................................    47
SMMEA ....................................................................    70
Special Hazard Insurance Policy ..........................................    37
Special Hazard Insurer ...................................................    37
Special Servicer .........................................................    46
Special Servicing Agreement ..............................................    46
Spread ...................................................................    15
Stand-by Master Servicer .................................................    46
Subordinated Bondholders .................................................    35
Subordinated Bonds .......................................................    35
Subsequent Mortgage Collateral ...........................................    33
Substitute Collateral ....................................................    32
Successor Master Servicer ................................................    46
Tax Prepayment Assumption ................................................    60
Terms and Conditions .....................................................    20
TIN ......................................................................    69
Title V ..................................................................    57
UCC ......................................................................    54
Upper Tier REMIC .........................................................    63
VA Loans .................................................................    26

   You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information or to make any representations not contained in this prospectus supplement and the prospectus. This prospectus supplement and the prospectus does not constitute an offer to sell, or a solicitation of an offer to by, the securities offered hereby by anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.



                                   $82,643,000

                                  (Approximate)



                    SEQUOIA MORTGAGE FUNDING COMPANY 2002-A



                Collateralized MBS Funding Bonds, Series 2002-A


                      Sequoia Mortgage Funding Corporation
                                    Depositor


                               Redwood Trust, Inc.
                                     Seller


                                ----------------


                              PROSPECTUS SUPPLEMENT

                                ----------------



                        GREENWICH CAPITAL MARKETS, INC.

                                 April 29, 2002


Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the bonds offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the bonds, whether or not participating in this offer, may be required to deliver a prospectus supplement until ninety days after the date of this prospectus supplement.